EXHIBIT 10.23

FINAL VERSION

INTERPOOL CHASSIS FUNDING II, LLC,

as Issuer

and

INTERPOOL, INC.,

as Servicer and as initial Custodian

and

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee

and

CITIGROUP GLOBAL MARKETS REALTY CORP.,

as Administrative Agent

INDENTURE

Dated as of July 19, 2007

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-iii-

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Exhibit A	—	Form of Borrowing Base Certificate
Exhibit B	—	Investment Letter (Rule 144A)
Exhibit C	—	Transfer Certificate (other than Rule 144A)

Appendix A	—	Glossary of Principal Defined Terms

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INDENTURE

Indenture, dated as of July 19, 2007 (as amended, supplemented and otherwise modified from time to time as permitted hereby, the “Indenture”), among Interpool Chassis Funding II, LLC, a Delaware limited liability company, as issuer (and its permitted successors and assigns, the “Issuer”), Interpool, Inc., a Delaware corporation, as servicer (and its permitted successors and assigns, the “Servicer”) and initial Custodian, U.S. Bank National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee”) and Citigroup Global Markets Realty Corp., a New York corporation, as administrative agent (the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Issuer desires to issue asset-backed notes (the “Notes”) pursuant to this Indenture; and

WHEREAS, the Notes will be obligations of the Issuer, secured by, and with recourse limited to, the Collateral (defined below); and

WHEREAS, in order to secure its obligations hereunder and under each Interest Rate Hedge Agreement and each Qualified Currency Hedge, the Issuer wishes to Grant to the Indenture Trustee, for the benefit and security of the Administrative Agent, the Noteholders, each Interest Rate Hedge Counterparty and each Currency Hedge Counterparty, a security interest in all of the Issuer’s right, title and interest in and to the Collateral; and

NOW, THEREFORE, in consideration of the premises and of the covenants and undertakings herein expressed, the parties hereto agree as follows:

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee, for the benefit and security of the Administrative Agent, the Noteholders, each Interest Rate Hedge Counterparty and each Currency Hedge Counterparty (to the extent that such Currency Hedge Counterparty and/or such Interest Rate Hedge Counterparty has entered into an agreement with the Issuer in connection with the transactions contemplated by the Relevant Documents), a security interest in all of the Issuer’s right, title and interest in and to (a) the 2007-A SUBI Certificate, representing all of the Issuer’s beneficial interest in, to and under (1) the Contracts and all Contract Payments, Casualty Payments, Prepayment Amounts and other amounts now due or hereafter becoming due with respect thereto, (2) all Replacement Contracts and all Contract Payments, Casualty Payments, Prepayment Amounts and other amounts now due or hereafter becoming due with respect thereto, (3) the Equipment and all Casualty Payments, Equipment Insurance Proceeds (other than proceeds of liability insurance to the extent constituting Excluded Amounts), proceeds from the involuntary or voluntary disposition of the Equipment, payments made or due to the Issuer in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Equipment and any other cash or non-cash receipts from the sale, exchange, collection or other disposition of the Equipment, and other amounts paid or to be paid with respect to the Equipment allocated to the 2007-A SUBI Certificate, (4) all other Original Assets and Replacement Assets, (5) all other Transferred Assets, (6) all guaranties, indemnities and other rights securing or supporting the value of any item of Equipment or the related Contract, and (7) all other 2007-A SUBI Assets; (b) any SUBI Certificate subjected to the lien of this Indenture pursuant to a Supplement, representing all of the Issuer’s beneficial interest in, to and under the types of property referred to in the foregoing clauses (a)(1) through (a)(7), but only to the extent that the beneficial ownership interest in, to and under such property is not already represented by a UTI Certificate or another SUBI Certificate, (c) all moneys from time to time held by pending required deposit in the Collection Account and each other Securities Account established in accordance with the terms of this Indenture, (d) all moneys from time to time on deposit in the Master Lockbox Account (to the extent of the Issuer’s interest and to the extent related to proceeds of collateral described in this granting clause), the Collection Account and each other Securities Account established pursuant to this Indenture, including, without limitation, all investments and income from the investment of such moneys, (e) all rights of the Issuer under this Indenture, each Supplement, the Servicing Agreement, each Transfer Agreement, the Lockbox Intercreditor Agreement (to the extent of the Issuer’s interest and to the extent related to income, payments or proceeds of collateral described in this granting clause), the related SUBI Supplement for each SUBI Certificate pledged hereunder, the Trust Agreement (to the extent of the Issuer’s interest in the Collateral), each Qualified Currency Hedge, each Interest Rate Hedge Agreement and the other Relevant Documents, (f) all of the Issuer’s interest in, to and under any of the items in clause (a) and (b) of this Grant to the extent that any item thereof is owned by the Issuer directly, (g) all other accounts, chattel paper, general intangibles, instruments and inventory, each such term as defined in the UCC, of the Issuer and (h) all income, payments and proceeds of any of the foregoing and all accessions to, substitutions and replacements for, and rents, profits, products, insurance proceeds, confiscation and/or condemnation awards, and any other proceeds from the disposition of any of the foregoing (all of the foregoing, collectively, the “Collateral”).

Such Grant is made in trust to secure (i) the payment of all amounts due on the Notes in accordance with their terms, equally and ratably except as otherwise may be provided in this Indenture, without prejudice, priority, or distinction between any Note of the same class and any other Note of the same class by reason of differences in time of issuance or otherwise, (ii) the payment of all other sums payable under the Notes, this Indenture, the Interest Rate Hedge Agreements and the Currency Rate Hedge Agreements, or to the secured parties under the other Relevant Documents and (iii) compliance with the provisions of this Indenture with respect to the Notes and the Issuer’s obligations under the other Relevant Documents (the obligations set forth in clauses (i), (ii) and (iii) and under the other Relevant Documents, collectively the “Secured Obligations”).

The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein required to the best of its ability and to the end that the interests of the Administrative Agent and the Noteholders, any Interest Rate Hedge Counterparty and any Currency Hedge Counterparty may be adequately and effectively protected as hereinafter provided. Notwithstanding the foregoing, the Indenture Trustee does not assume, and shall have no liability to perform, any of the Issuer’s obligations under any agreement included in the Collateral and shall have no liability arising from the failure of the Issuer or any other Person to duly perform any such obligations.

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms. Capitalized terms used in this Indenture shall have the meanings assigned to such terms in Appendix A of this Indenture and the definitions of such terms shall be equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Section 1.02. Other Definitional Provisions. (a) With respect to any Series, all terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the related Supplement. Without limiting the foregoing, references herein to a SUBI Certificate, the related SUBI Assets and other words of like import referring thereto shall have the meanings ascribed to such term in the related SUBI Supplement.

(b) All terms defined in this Indenture shall have the defined meanings when used in any agreement, certificate or other document made or delivered pursuant hereto, including any Supplement and SUBI Supplements, unless otherwise defined therein.

(c) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under GAAP consistently applied. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP or regulatory accounting principles, the definitions contained in this Indenture or in any such certificate or other document shall control.

(d) With respect to any Series of Notes, the “related Supplement” shall mean the Supplement pursuant to which such Series of Notes is issued; with respect to any SUBI Certificate, the “related SUBI Supplement” shall mean the SUBI Supplement pursuant to which such SUBI Certificate is issued; and the “related Control Party” shall mean the Control Party for such Series of Notes.

(e) All references to the Servicer’s financial statements shall mean the consolidated financial statements of the Servicer and its consolidated subsidiaries.

(f) With respect to any ratio analysis required to be performed as of the most recently completed fiscal quarter, the most recently completed fiscal quarter shall mean the fiscal quarter for which financial statements were required hereunder to have been delivered.

(g) With respect to the calculations of the ratios set forth in this Indenture and any Supplement issued pursuant to the terms hereof, the components of such calculations are to be determined in accordance with GAAP consistently applied, with respect to the Servicer.

(h) Reference to any agreement (including any Relevant Document), document or instrument means such agreement, document or instrument as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time in accordance with the terms thereof and, if applicable, the terms of the other Relevant Documents, and reference to any promissory note, certificate, instrument or trust receipt includes any promissory note, certificate, instrument or trust receipt that is an extension or renewal thereof or a substitute or replacement therefor.

Section 1.03. Computation of Time Periods. Unless otherwise stated in this Indenture, including, for the avoidance of doubt, any Supplement issued pursuant to the terms hereof, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II

THE NOTES

Section 2.01. Authorization of Notes. (a) The number of Series of Notes which may be created by this Indenture is not limited; provided, however, that, the issuance of any Series of Notes shall be in accordance with the terms and conditions of this Indenture and shall not result in, or with the giving of notice or the passage of time or both would result in, the occurrence of an Amortization Event or Event of Default. The aggregate principal amount of Notes of each Series which may be issued, authenticated and delivered under this Indenture is not limited except as shall be set forth in any Supplement and as restricted by the provisions of this Indenture; provided further that at no time will there be more than 100 Persons holding all Notes and all equity interests in the Issuer that have not received an Opinion of Counsel (from a person other than internal counsel of Interpool) stating that the Notes held by such Persons will be treated as indebtedness for federal income tax purposes (it being acknowledged and agreed that the Indenture Trustee shall be under no obligation to monitor the terms of this proviso).

(b) Notes issuable under this Indenture shall be issued in such Series as may from time to time be created by a Supplement pursuant to this Indenture. Each Series shall be created by a different Supplement and shall be designated to differentiate the Notes of such Series from the Notes of any other Series.

(c) Upon satisfaction of and compliance with the requirements and conditions to closing set forth in the related Supplement, Notes of the Series to be executed and delivered on a particular Series Issuance Date pursuant to such related Supplement, may be executed by the Issuer and delivered to the Indenture Trustee for authentication following the execution and delivery of the related Supplement creating such Series or from time to time thereafter, and the Indenture Trustee shall authenticate and deliver Notes upon an Issuer request set forth in an

Officer’s Certificate of the Issuer duly signed by one of its Authorized Officers, without further action on the part of the Issuer.

Section 2.02. Form of Notes. (a) Notes of any Series shall be issued, authenticated and delivered as Definitive Notes or as may otherwise be set forth in a Supplement and shall be substantially in the form of the exhibits attached to the related Supplement. Notes of each Series shall be dated the date of their authentication and shall bear interest at such rate, be payable as to principal, premium, if any, and interest on such date or dates, and shall contain such other terms and provisions as shall be established in the related Supplement. Except as otherwise provided in any Supplement, the Notes shall be issued in minimum denominations of $5,000,000 and in integral multiples of $1,000 in excess thereof; provided that one Note of each Series may be issued in a nonstandard denomination.

(b) The Issuer will execute, and the Indenture Trustee will promptly authenticate and make available for delivery, Definitive Notes, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Notes. Such Definitive Notes shall be registered in such names and in such authorized denominations as the Note Registrar shall instruct the Indenture Trustee. The Indenture Trustee may conclusively rely on any such instructions furnished by the Note Registrar and shall not be liable for any delay in delivery of such instructions. The Indenture Trustee shall make such Notes available for delivery to the Persons in whose names such Notes are so registered. All Definitive Notes shall be issued without coupons.

(c) No transfer of any Note or interest therein shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable State securities or “Blue Sky” laws, or is made in a transaction that does not require such registration or qualification. If a transfer of any Definitive Note is to be made without registration under the Securities Act, then the Note Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from such Noteholder substantially in the form attached as Exhibit B hereto, Exhibit C hereto or such other certification reasonably acceptable to the Indenture Trustee and a certificate from such Noteholder’s prospective transferee substantially in the form attached as Exhibit B hereto, Exhibit C hereto or such other certification reasonably acceptable to the Indenture Trustee; or (ii) an Opinion of Counsel satisfactory to the Indenture Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Issuer (or any Affiliate thereof), the Servicer, the Indenture Trustee or the Note Registrar), together with the written certification(s) as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer and/or such Noteholder’s prospective transferee on which such Opinion of Counsel is based. None of the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify any Series of Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without registration or qualification.

Section 2.03. Execution; Limited Recourse Obligation. The Notes shall be executed on behalf of the Issuer by an Authorized Officer of the Issuer. The Notes shall be dated the date of their authentication by the Indenture Trustee.

In case any Authorized Officer of the Issuer whose signature shall appear on the Notes shall cease to be an Authorized Officer of the Issuer before the authentication by the Indenture Trustee and delivery of such Notes, such signature shall nevertheless be valid and sufficient for all purposes.

At the written direction of the Issuer, the Indenture Trustee shall authenticate and deliver each Note. It shall not be necessary that the same authorized signatory of the Indenture Trustee execute the certificate of authentication on each of the Notes.

The Notes and all other Secured Obligations shall be equally and ratably secured by the Grant hereunder. The Notes shall never constitute obligations of the Indenture Trustee, any Affiliate of the Issuer (except to the extent of any indemnification provided under a Transfer Agreement, the Servicing Agreement or any other Relevant Document) or of any Affiliate of Interpool (other than the Issuer) or any officers, directors, employees or agents of any thereof, and no recourse may be had under or upon any obligation, covenant or agreement under this Indenture, any Supplement or of any Notes, or for any claim based thereon or otherwise in respect thereof, against any incorporator or against any past, present, or future owner, partner of an owner or any officer, employee or director thereof or of any successor entity, or any other Person, either directly or through the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed that this Indenture and the obligations issued or secured hereunder are solely limited recourse obligations of the Issuer (i.e., recourse shall be limited to the Collateral), and that no such personal liability whatsoever shall attach to, or is or shall be incurred by, any other Person under or by reason of this Indenture, any Supplement or any Notes or implied therefrom, or for any claim based thereon or in respect thereof, all such liability and any and all such claims being hereby expressly waived and released as a condition of, and as consideration for, the execution of this Indenture and the issuance of such Notes. Except to the extent of any indemnification provided under a Transfer Agreement, the Servicing Agreement, a Supplement or any other Relevant Document, no Person other than the Issuer shall be liable for any obligation of the Issuer under this Indenture or any Note or any losses incurred by any Noteholder.

Section 2.04. Certificate of Authentication. No Notes shall be secured hereby or entitled to the benefit hereof or shall be or become valid or obligatory for any purpose unless there shall be endorsed thereon a certificate of authentication by the Indenture Trustee, substantially in the form set forth in the form of Note(s) attached to the related Supplement, executed by the Indenture Trustee and such certificate on any Note issued by the Issuer shall be conclusive evidence and the only competent evidence that it has been duly authenticated and delivered hereunder.

Section 2.05. Registration; Registration of Transfer and Exchange of Notes. (a) The Indenture Trustee shall keep at its Corporate Trust Office books for the registration and transfer of the Notes (together with any successor thereto in accordance with the terms and conditions hereof, the “Note Register”). The Issuer hereby appoints the Indenture Trustee as its registrar and transfer agent to keep such books and make such registrations and transfers as hereinafter set forth in this Section 2.05. The Issuer also authorizes and directs the Indenture Trustee to provide a copy of the registration record of a Series to any Noteholder of such Series upon its written request therefor. The names and addresses of the Holders of all Notes and all transfers of, and the names and addresses of the transferees of, all Notes will be registered in such Note Register. The Person in whose name any Note is registered shall be deemed and treated as the owner and Holder thereof for all purposes of this Indenture and none of the Indenture Trustee and the Administrative Agent, any Currency Hedge Counterparty, any Interest Rate Hedge Counterparty, any Noteholder or the Issuer shall be affected by any notice or knowledge to the contrary. If a Person other than the Indenture Trustee is appointed by the Issuer to maintain the Note Register, the Issuer will give the Indenture Trustee and the Administrative Agent prompt written notice of such appointment and of the location, and any change in the location, of the successor Note Registrar, and the Indenture Trustee, and the Administrative Agent, each Currency Hedge Counterparty, each Interest Rate Hedge Counterparty and each Holder of Notes affected thereby shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the successor Note Registrar by an officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

(b) Payments of principal, premium, if any, and interest on any Note shall be payable in accordance with the provisions of Article III hereof on each Payment Date only to the registered Holder (or its designee appointed in writing by such Holder and delivered to the Indenture Trustee thereof no later than the fifth Business Day immediately preceding such Payment Date) on the Record Date immediately preceding such Payment Date. The principal of, premium, if any, and interest on each Note shall be payable in immediately available funds in such coin or currency of the United States of America as at the time for payment shall be legal tender for the payment of public and private debts. Except as set forth in the related Supplement, all interest payable on the Notes and fees payable in respect thereof shall be computed on the basis, for actual days elapsed, of a year of 360 days; provided, however, that the Indenture Trustee Fees shall be computed on the basis of a 360 day year consisting of twelve 30 day months. Notwithstanding the foregoing or any provision in any Note to the contrary, if so requested by the registered Holder of any Note by written notice to the Indenture Trustee, all amounts payable to such registered Holder may be paid either (i) by crediting the amount to be distributed to such registered Holder to an account maintained by such registered Holder with the Indenture Trustee or by transferring such amount by wire to such other bank in the United States, including a Federal Reserve Bank, as shall have been specified in such notice, for credit to the account of such registered Holder maintained at such bank, or (ii) by mailing a check to such address as such registered Holder shall have specified in such notice, in either case without any presentment or surrender of such Note to the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee.

(c) Any Note is transferable only upon the surrender to the Indenture Trustee of such Note together with (i) a written instrument of transfer (duly executed by the existing Holder or its duly authorized attorney) in form reasonably satisfactory to the Indenture Trustee and (ii) the documents required pursuant to Section 2.05(f) hereof. Upon satisfaction of the requirements set forth in the preceding sentence, each Holder of a Note shall have the right, upon surrender of such Note to the Indenture Trustee, to require a new Note or Notes of the same Series to be issued to it or to a Prospective Owner (defined below), in a minimum denomination of the lesser of (x) $5,000,000 or (y) the remainder of the aggregate original principal amount of the Note being surrendered, in substitution of the Note or Notes being surrendered. All Notes issued upon any registration of transfer or exchange of the Notes shall be the legal, valid and binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture and the related Supplement, as the Notes surrendered upon such registration of transfer or exchange.

(d) Any service charge, fees or expenses made or incurred by the Indenture Trustee for any such registration, discharge from registration, transfer or exchange referred to in this Section 2.05 shall be paid by the Noteholder requesting such registration, discharge from registration, transfer or exchange. The Indenture Trustee or the Issuer may require payment by such requesting Noteholder of a sum sufficient to cover any tax, expense or other governmental charge payable in connection therewith.

(e) Each prospective initial Noteholder acquiring Notes, each prospective transferee acquiring the Notes, and each prospective owner (or transferee thereof) of a beneficial interest in Notes (each a “Prospective Owner”) will be deemed to have represented by such purchase to the Issuer, the Indenture Trustee, the Servicer and each successor Servicer that one of the following statements is true and correct: (i) it is not an “employee benefit plan” within the meaning of Section 3(3) of ERISA or a “plan” within the meaning of Section 4975(e)(1) of the Code (“Plan”) and it is not directly or indirectly acquiring the Note on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan or (ii) the proposed acquisition or transfer will not give rise to a transaction described in Section 406(a) of ERISA or Section 4975(e)(1) of the Code for which a statutory or administrative exception is unavailable.

(f) If any transfer of a Note or an interest therein is to be made in reliance upon Rule 144A under the Securities Act, the Indenture Trustee shall require the Prospective Owner to execute a certificate, substantially in the form of Exhibit B hereto. If such a transfer is to be made in reliance upon an exemption from the Securities Act other than Rule 144A under the Securities Act, the Indenture Trustee shall require the Prospective Owner to execute a certificate substantially in the form of Exhibit C hereto. The Issuer shall promptly furnish to any Holder, or any Prospective Owners designated by a Holder, the information required to be delivered by any Holder and Prospective Owner in connection with a resale of the Notes to permit compliance with Rule 144A in connection with such resale. No Note may be subdivided (including any assignment or transfer of a participation or beneficial interest therein) for resale or other transfer into a unit smaller than a unit the initial offering price of which would have been $5,000,000.

Section 2.06. Mutilated, Destroyed, Lost and Stolen Notes. (a) If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as it and the Issuer may require to hold the Issuer, the Servicer and the Indenture Trustee harmless (the unsecured indemnity, in form and substance satisfactory to the Indenture Trustee, of a Rated Institutional Noteholder with a net worth of at least $100,000,000 and such net worth being at least two and one-half times the outstanding amount of such destroyed, lost or stolen Note being deemed satisfactory for such purpose), then the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Series, and with like maturity and other terms as the mutilated, destroyed, lost or stolen Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven days shall be, due and payable, or shall have been called for redemption, the Issuer may pay such destroyed, lost or stolen Note when so due or payable instead of issuing a replacement Note.

(b) If, after the delivery of such replacement Note, or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding paragraph, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

(c) The Indenture Trustee and the Issuer may, for each new Note authenticated and delivered to a Noteholder under the provisions of this Section 2.06, require the advance payment by each such Noteholder of the expenses, including counsel fees, service charges and any tax or governmental charge which may be incurred by the Indenture Trustee or the Issuer in connection with the issuance, authentication and delivery of such new Note. Any Note issued under the provisions of this Section 2.06 in lieu of any Note alleged to be destroyed, mutilated, lost or stolen, shall be equally and proportionately entitled to the benefits of this Indenture with all other Notes of the same Series. The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.07. Delivery, Retention and Cancellation of Notes. Each Noteholder is required, and hereby agrees, to return its Note to the Indenture Trustee, promptly after the time at which the final payment on its Note has been made. Any such Note as to which the Indenture Trustee has made or holds the final payment thereon shall be deemed canceled and shall no longer be Outstanding for any purpose of this Indenture, whether or not such Note is ever returned to the Indenture Trustee. Notes delivered upon final payment to the Indenture Trustee and any Notes transferred or exchanged for other Notes shall be canceled and destroyed by the Indenture Trustee in accordance with its customary procedures and the Indenture Trustee shall promptly deliver to the Issuer such canceled Notes upon reasonable prior written request. If the Indenture Trustee, for its own account, shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes. If the Issuer shall acquire any of the Notes, such acquisition shall operate as a redemption or satisfaction of the indebtedness represented by such Notes. Notes which have been canceled by the Indenture Trustee shall be deemed paid and discharged for all purposes under this Indenture.

ARTICLE III

ACCOUNTS; DISTRIBUTIONS; INVESTMENT; STATEMENTS TO

NOTEHOLDERS; INTEREST; TAXES

Section 3.01. Collection Account. On or before the Closing Date, the Issuer shall establish and maintain with the Indenture Trustee an account into which all Collections and other amounts required to be paid pursuant to this Indenture shall be deposited (the “Collection Account”). The Collection Account shall be an Eligible Account and shall be established in the name of the Indenture Trustee at its Corporate Trust Office for the benefit of each beneficiary of the security interest in favor of the Indenture Trustee, and in such capacity the Indenture Trustee shall constitute a securities intermediary. By the third Business Day after Collections are posted into, and such amounts become available in the Master Lockbox Account, the Issuer shall cause the Servicer or the Indenture Trustee (as the case may be) to deposit, to the extent it has received any Collections pursuant to the Lockbox Agreement and the Lockbox Intercreditor Agreement, or cause to be deposited, all Collections into the Collection Account in accordance with Section 3.06 of the Servicing Agreement; provided, however, that indemnification payments, made by or on behalf of a User and received by the Issuer or the Servicer, shall not be deposited in the Collection Account but shall be paid directly to the Person entitled to such indemnification. The Issuer shall not establish any additional accounts for the deposit of Collections without the prior written consent of the Global Requisite Majority.

Section 3.02. Distributions from Collection Account. (a) Distributions of principal, premium, if any, and interest on any Series of Notes shall be made to the Noteholders of each Series as set forth in this Section 3.02.

(b) With respect to each Payment Date, the Indenture Trustee shall, based solely on the information contained in the Servicer Report delivered to it by the Servicer, pay the amounts in the order of priority set forth below from Available Funds for the related Collection Period; provided, however, that upon the failure of the Servicer to deliver a Servicer Report, the Indenture Trustee shall notify the Administrative Agent of such failure and shall distribute (to the extent it has received notice from the Administrative Agent (and the Administrative Agent hereby agrees to give such notice to the extent the Administrative Agent has received notice from each Person entitled to payment of the following amounts) of the Note Interest and Fees payable on such Payment Date) to the relevant Series Account and shall hold the balance until delivery of such Servicer Report. On the Business Day immediately preceding each Payment Date, the Indenture Trustee shall transfer the amounts to be distributed to a Series Account pursuant to clauses (6) and (7) below to the applicable Series Account. On each Payment Date, the Indenture Trustee shall distribute the amounts set forth below (other than those previously distributed pursuant to the immediately preceding sentence) to the Person entitled thereto.

(I) If an Event of Default shall not have occurred and then be continuing (or would not be caused as a result of the distribution of Available Funds under this Section 3.02(b)(I)) with respect to any Series of Notes and the Notes of any Series shall then be Outstanding, then on such Payment Date the Indenture Trustee will make the following payments from the Available Funds to the following Persons in the following order of priority:

(1) To the extent not already paid by the Servicer (in consideration of the Servicing Fee) after demand therefor by the Person entitled to payment of the same, pari passu and pro rata, (A) to, pari passu and pro rata to the Indenture Trustee, (w) any the Indenture Trustee Fees then due and payable, (x) any unpaid Indenture Trustee Fees from all prior Payment Dates, (y) any indemnified amounts then due and payable to the Indenture Trustee and (z) all other amounts then due and payable to the Indenture Trustee, and (B) if the Servicer is no longer Interpool or an Affiliate thereof, any and all fees and expenses incurred by the Indenture Trustee (for its own account and on behalf of each beneficiary of the security interest granted in favor of the Indenture Trustee hereunder) in connection with the selection of, or transition to, a successor Servicer, in each case, for all Series of Notes then Outstanding, provided that amounts payable under clause (1) of Section 3.02(b)(I) and Section 3.02(b)(II) of this Indenture shall not exceed an aggregate amount of $100,000 (or such higher amount as has been consented to in writing by the Global Requisite Majority) annually for all Series;

(2) To the Administrative Agent, an amount equal to the sum of (i) the Administrative Agent Fee then due and payable and (ii) any accrued and unpaid Administrative Agent Fee from all prior Payment Dates;

(3) To the Servicer, any Direct Operating Expenses not already reimbursed to the Servicer;

(4) To the Servicer, an amount equal to the sum of (i) the Servicing Fee then due and payable and (ii) any Servicing Fee Arrearage, provided that if the Servicer is Interpool or an Affiliate thereof and a Servicer Default has occurred and is continuing or there is a Borrowing Base Deficiency, then the Servicing Fee and any Servicing Fee Arrearage due and payable under this clause (4) shall instead be paid pursuant to Section 3.02(b)(I)(12);

(5) To, pari passu and pro rata, (i) each Currency Hedge Counterparty pari passu and, pro rata, the amount of regularly scheduled payments for any current or prior periods then due and payable, and any interest accrued thereon (excluding early termination amounts, taxes, indemnities and other similar amounts), pursuant to the terms of any Qualified Currency Hedge then in effect, and (ii) each Interest Rate Hedge Counterparty, pari passu and pro rata, any and all regularly scheduled payments for any current or prior Payment Dates (excluding early termination amounts, taxes, indemnities and other similar amounts) then due and payable and any interest accrued thereon, in each case pursuant to the terms of any Interest Rate Hedge Agreement then in effect;

(6) To the Series Account for each Series of Notes then Outstanding, pari passu and pro rata, an amount equal to all accrued but unpaid Note Interest and Fees in respect of each such Series of Notes;

(7) Pari passu and pro rata to (I) to the Series Account for each Series of Notes then Outstanding, pari passu and pro rata an amount equal to all amounts of principal then due in respect of each Series of Notes; and (II) to each Interest Rate Hedge

Counterparty, pari passu and pro rata, to the extent not already paid under this Section 3.02(b), the amount of any early termination or other unpaid amounts (including any interest accrued thereon, but excluding taxes, indemnities and similar amounts) then due and payable as a result of any payment that (after giving effect to such payment and all other payments of principal to be made on the Floating Rate Notes on such Payment Date) causes the aggregate principal outstanding under the Floating Rate Notes to be less than the aggregate outstanding notional amount for the current Calculation Period (as defined in the Interest Rate Hedge Agreement) under all Interest Rate Hedge Agreements.

(8) Each Currency Hedge Counterparty, pari passu and pro rata, to the extent not already paid under this Section 3.02(b), the amount of any Currency Hedge Payments and any interest accrued thereon then due and payable;

(9) To the Servicer, an amount equal to any costs or fees incurred in connection with a Major Repair;

(10) To the extent not already paid pursuant to this Section 3.02(b) or by the Servicer after demand therefor by the Person entitled to payment of the same, to the Administrative Agent and the Indenture Trustee pari passu and pro rata, an amount equal to any amounts then due and payable to such Person and not already paid hereunder;

(11) To each Currency Hedge Counterparty and Interest Rate Hedge Counterparty, pari passu and pro rata, the amount of any termination amounts, taxes, indemnities and other similar amounts or other unpaid payments and any interest accrued thereon then due and payable, and not already paid pursuant to this Section 3.02(b);

(12) To the Servicer, to the extent not already paid under this Section 3.02(b), an amount equal to any remaining unpaid indemnified amounts (including indemnities owing to the Servicer), any unpaid Servicer Fees, any unpaid Servicing Fee Arrearage, increased costs and taxes, together with all unpaid Servicer Advances and all unpaid costs and expenses incurred by the Servicer in connection with any Required Modification to an item of Equipment allocated to a Certificate pledged under this Indenture and that has not been replaced pursuant to the Relevant Documents; and

(13) Unless a Cash Trap Event, Event of Default or Amortization Event shall have occurred and be continuing, to the Issuer, any remaining Available Funds.

(II) If an Event of Default or Amortization Event shall have occurred and then be continuing or would occur as a result of the distribution of Available Funds under Section 3.02(b)(I) or Section 3.02(b)(II) with respect to any Series and the Notes of any Series shall then be Outstanding, then, with respect to each Payment Date, the Indenture Trustee will make the following payments from the Available Funds to the following Persons in the following order of priority. On the Business Day immediately preceding each Payment Date, the Indenture Trustee shall transfer the amounts to be distributed to a Series Account pursuant to clauses (6) and (7) below to the applicable Series Account. On each Payment Date, the Indenture Trustee shall distribute the amounts set forth below (other than those previously distributed pursuant to the immediately preceding sentence) to the Person entitled thereto.

(1) To the extent not already paid by the Servicer (in consideration of the Servicing Fee) after demand therefor by the Person entitled to payment of the same, pari passu and pro rata, (A) to, pari passu and pro rata to the Indenture Trustee, (w) any the Indenture Trustee Fees then due and payable, (x) any unpaid Indenture Trustee Fees from all prior Payment Dates, (y) any indemnified amounts then due and payable to the Indenture Trustee and (z) all other amounts then due and payable to the Indenture Trustee, (B) if the Servicer is no longer Interpool or an Affiliate thereof, any and all fees and expenses incurred by the Indenture Trustee (for its own account and on behalf of each beneficiary of the security interest granted in favor of the Indenture Trustee hereunder) in connection with the selection of, or transition to, a successor Servicer, in each case, for all Series of Notes then Outstanding, provided that amounts payable under clause (1) of Section 3.02(b)(I) and Section 3.02(b)(II) of this Indenture shall not exceed an aggregate amount of $100,000 (or such higher amount as has satisfied the Rating Agency Condition, if applicable, and has been consented to in writing by the Global Requisite Majority) annually for all Series;

(2) To the Administrative Agent, an amount equal to the sum of (i) the Administrative Agent Fee then due and payable and (ii) any accrued and unpaid Administrative Agent Fee from all prior Payment Dates;

(3) To the Servicer, any Direct Operating Expenses not already reimbursed to the Servicer;

(4) To the Servicer, an amount equal to the sum of (i) the Servicing Fee then due and payable and (ii) any Servicing Fee Arrearage, provided that if the Servicer is Interpool or an Affiliate thereof and a Servicer Default has occurred and is continuing or there is an Borrowing Base Deficiency, then the Servicing Fee and any Servicing Fee Arrearage due and payable under this clause (4) shall instead be paid pursuant to Section 3.02(b)(II)(12);

(5) To, pari passu and pro rata, (i) each Currency Hedge Counterparty, pari passu and pro rata, the amount of regularly scheduled payments for any current or prior periods then due and payable, and any interest accrued thereon (excluding early termination amounts, taxes, indemnities and other similar amounts), pursuant to the terms of any Qualified Currency Hedge then in effect, and (ii) each Interest Rate Hedge Counterparty, pari passu and pro rata, any and all regularly scheduled payments for any current or prior Payment Dates (excluding early termination amounts, taxes, indemnities and other similar amounts) then due and payable and any interest accrued thereon, in each case pursuant to the terms of any Interest Rate Hedge Agreement then in effect;

(6) To the Series Account for each Series of Notes then Outstanding, pari passu and pro rata, an amount equal to all accrued but unpaid Note Interest and Fees in respect of each such Series of Notes;

(7) Pari passu and pro rata to (I) to the Series Account for each Series of Notes then Outstanding, pari passu and pro rata all remaining Available Funds until the unpaid principal balance of all Notes are paid in full; and (II) to each Interest Rate Hedge Counterparty, pari passu and pro rata, to the extent not already paid under this Section 3.02(b), the amount of any early termination or other unpaid amounts (including any interest accrued thereon, but excluding taxes, indemnities and similar amounts) then due and payable as a result of any payment that (after giving effect to such payment and all other payments of principal to be made on the Floating Rate Notes on such Payment Date) causes the aggregate principal outstanding under the Floating Rate Notes to be less than the aggregate outstanding notional amount for the current Calculation Period (as defined in the Interest Rate Hedge Agreement) under all Interest Rate Hedge Agreements.

(8) Each Currency Hedge Counterparty, pari passu and pro rata, to the extent not already paid under this Section 3.02(b), the amount of any Currency Hedge Payments and any interest accrued thereon then due and payable;

(9) To the extent not already paid pursuant to this Section 3.02(b) or by the Servicer after demand therefor by the Person entitled to payment of the same, to the Administrative Agent and the Indenture Trustee, pari passu and pro rata, an amount equal to any amounts then due and payable to such Person and not already paid hereunder;

(10) To each Currency Hedge Counterparty and Interest Rate Hedge Counterparty, pari passu and pro rata, the amount of any termination amounts, taxes, indemnities and other similar amounts or other unpaid payments and any interest accrued thereon then due and payable, and not already paid pursuant to this Section 3.02(b);

(11) To the Servicer, an amount equal to any costs or fees incurred in connection with a Major Repair;

(12) To the Servicer, to the extent not already paid under this Section 3.02(b), an amount equal to any remaining unpaid indemnified amounts (including indemnities owing to the Servicer), any unpaid Servicer Fees, any unpaid Servicing Fee Arrearage, increased costs and taxes, together with all unpaid Servicer Advances and all unpaid costs and expenses incurred by the Servicer in connection with any Required Modification to an item of Equipment allocated to a Certificate pledged under this Indenture and that has not been replaced pursuant to the Relevant Documents; and

(13) To the Issuer, any remaining Available Funds.

(c) On each Payment Date during which an Event of Default or Amortization Event has occurred and is continuing, principal payments that are paid pro rata shall be based on the outstanding principal balance of each Series of Notes as of the time such Event of Default or Amortization Event occurred (after giving effect to any and all relevant grace and cure periods).

(d) If any Series has more than one class of Notes then Outstanding, then the portion of Collections and other amounts allocable to such Series in accordance with Section 3.02(b) shall be calculated without regard to the payment priorities of the classes of Notes within such Series. Once such Collections have been allocated to each Series, then that portion of the Collections allocable to such Series shall be paid to each class of Noteholders of such Series in accordance with the priority of payments set forth in the related Supplement.

Section 3.03. Investment of Monies Held in Each Securities Account. The Servicer shall direct the investment of any cash deposited in the Collection Account, each Series Account and each other Securities Account in such Eligible Investments as a Servicing Officer shall direct the Indenture Trustee in writing. Each Eligible Investment (including reinvestment of the income and proceeds of Eligible Investments) shall be held to its maturity and shall mature not later than the Business Day immediately preceding the next succeeding Payment Date. If the Indenture Trustee has not received written instructions from the Servicing Officer as to the investment of funds then on deposit in any of the aforementioned accounts by 12:30 p.m. (New  York time) on the day such funds are to be reinvested, the Securities Intermediary is hereby directed to invest such funds in item (vii) of the definition of Eligible Investments. Eligible Investments shall be made in the name of the Indenture Trustee for the benefit of the Noteholders, the Administrative Agent, each Interest Rate Hedge Counterparty and each Currency Hedge Counterparty; provided that upon release of such Eligible Investments in accordance with Section 7.01 of this Indenture, the Indenture Trustee shall deliver such Eligible Investments to the Issuer or its designee. Any earnings on Eligible Investments in the Collection Account, each Series Account and each other Securities Account shall be retained in each such account and be distributed in accordance with the terms of this Indenture or any related Supplement. The Indenture Trustee shall not be liable or responsible for losses on any investments pursuant to and in compliance with such written instructions of the Servicer and pursuant to this Section 3.03; provided, that the Servicer shall be liable for any losses on any investments made pursuant to this Section 3.03.

Section 3.04. Reports to Noteholders and Other Persons. (a) The Indenture Trustee shall promptly furnish to each Noteholder, the Administrative Agent, each Interest Rate Hedge Counterparty and each Currency Hedge Counterparty a copy of all reports, financial statements and notices received or prepared by the Indenture Trustee pursuant to the terms of this Indenture, the Servicing Agreement, the Transfer Agreements or any other Relevant Document; provided that to the extent any such Person serves in multiple capacities hereunder or under any other Relevant Documents, only one copy of any such reports, financial statements and notices shall be provided to such person.

(b) By February 15 of each calendar year following any calendar year during which any Series of Notes were Outstanding, commencing February 15, 2008, the Indenture Trustee will, to the extent such information is received from either the Servicer or the Securities Intermediary, furnish to each Noteholder of record at any time during such preceding calendar year, a statement setting forth the aggregate amount of principal and interest paid to such Noteholder during the preceding calendar year.

Section 3.05. Records. The Indenture Trustee shall cause to be kept and maintained reasonably adequate records pertaining to the Collection Account, each Series Account and each other Securities Account and all receipts and disbursements therefrom. The Indenture Trustee shall make available electronically, at least monthly, an accounting thereof in the form of a trust statement to the Issuer, the Servicer, the Administrative Agent, the Currency Hedge Counterparties, each Interest Rate Hedge Counterparty and each Noteholder.

Section 3.06. Securities Accounts. (a) Each of the Collection Account, each Series Account and each other account established pursuant to this Indenture for the benefit of the Noteholders, the Administrative Agent, each Currency Hedge Counterparty and each Interest Rate Hedge Counterparty shall be an Eligible Account that is a “securities account” under the New York UCC, and the Issuer hereby grants to the Indenture Trustee (in such capacity the Indenture Trustee shall constitute a securities intermediary) for the benefit of (x) the Noteholders, the Administrative Agent, each Currency Hedge Counterparty and each Interest Rate Hedge Counterparty a security interest in and to the Collection Account and (y) any one or more such Persons, as more specifically provided in the respective Supplements, a security interest in and to each Series Account and each other Securities Account established pursuant to this Indenture or any Supplement, including all Financial Assets credited to such Securities Accounts from time to time.

(b) The rights and powers granted herein to the Indenture Trustee that have been granted in order to perfect its security interest in each Securities Account created pursuant to this Indenture and the Security Entitlements to the Financial Assets credited thereto are powers coupled with an interest and will neither be affected by the bankruptcy of the Issuer nor by the lapse of time. The obligations of the Indenture Trustee, as a securities intermediary under this Indenture or under any securities account control agreement, shall continue in effect until the security interest of the Indenture Trustee in each Securities Account created pursuant to this Indenture and all Security Entitlements related thereto has been terminated pursuant to the terms of this Indenture and the Indenture Trustee has notified the Securities Intermediary of such termination in writing, which the Indenture Trustee shall do so promptly upon such termination.

(c) There are no other agreements entered into between the Indenture Trustee, as a securities intermediary, and the Issuer with respect to any Securities Account established pursuant to the terms of this Indenture. In the event of any conflict between this Indenture (or any provision of this Indenture) and any other agreement now existing or hereafter entered into, the terms of this Indenture shall prevail.

(d) Notwithstanding anything else contained herein, the Issuer agrees and covenants that each Securities Account will be established only with the Indenture Trustee or another institution that satisfies the eligibility requirements set forth in Section 9.06 (which the Issuer will notify the Indenture Trustee of in writing) which agrees substantially as follows: (i) it will comply with Entitlement Orders related to such account issued by the Indenture Trustee, without further consent by the Issuer or any other Person; (ii) until termination of this Indenture, it will not enter into any other agreement related to such account pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Indenture Trustee; (iii) all assets delivered or credited to it in connection with such account and all investments thereof will be promptly credited to such account and shall be treated as Financial Assets; (iv) such Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each

Financial Asset credited to such Securities Account; (v) such Securities Accounts and the property credited thereto shall not be subject to any Lien, security interest or right of set-off in favor of such Securities Intermediary or anyone claiming through it (other than the Indenture Trustee); and (vi) such agreement shall be governed by the laws of the State of New York (without reference to its conflict of laws principles except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(e) The Issuer agrees, and covenants to cause the Servicer to agree, to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any Financing Statements under the Uniform Commercial Code or this Indenture) as may be determined by the Issuer, the Servicer, the Administrative Agent or the Indenture Trustee to be necessary or appropriate, in order to perfect the interests created by this Section and otherwise effectuate the purposes, terms and conditions of this Section.

(f) The Indenture Trustee (in its capacity as a Securities Intermediary for the Collection Account and each other Securities Account established hereunder) hereby confirms that, notwithstanding anything to the contrary, New York state shall be deemed to be the location and jurisdiction of the Indenture Trustee (in its capacity as Securities Intermediary for the foregoing accounts) for purposes of Section 8-110 of UCC, and each such account (as well as the Security Entitlements related thereto) shall be governed by the laws of the State of New York (without reference to its conflict of laws principles except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

Section 3.07. Security Deposit Account. The Issuer shall establish and maintain in the name of the Indenture Trustee the Security Deposit Account with the Indenture Trustee and such Security Deposit Account shall be held by the Indenture Trustee for the benefit of the Noteholders, Administrative Agent, each Interest Rate Hedge Counterparty and each Currency Hedge Counterparty pursuant to this Indenture. Any and all moneys remitted to the Security Deposit Account, together with any Eligible Investments in which such moneys are or will be invested or reinvested, and any proceeds thereof not required to be returned to the related User, shall be held in the Security Deposit Account. Any Security Deposit paid by a User shall be deposited, or caused to be deposited, into the Security Deposit Account, and thereafter amounts shall be withdrawn from the Security Deposit Account and deposited into the Collection Account pursuant to the terms and conditions of the Servicing Agreement. Any and all moneys remitted by the Indenture Trustee to the Security Deposit Account shall be invested by the Indenture Trustee pursuant to Section 3.03 in Eligible Investments in accordance with this Indenture and shall be distributed in accordance with this Section 3.07.

Section 3.08. CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Indenture Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provide that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Indenture Trustee of any change in the “CUSIP” numbers.

Section 3.09. No Claim. Indemnities payable to the Indenture Trustee, the Servicer and Interpool, Inc. shall not constitute a claim against the Issuer or the Collateral in the event such amounts are not paid in accordance with Section 3.02 of this Indenture.

Section 3.10. Compliance with Withholding Requirements. Notwithstanding any other provision of this Indenture, the Indenture Trustee shall comply with all United States federal income tax withholding requirements with respect to payments to Noteholders of interest, original issue discount, or other amounts that the Indenture Trustee reasonably believes are applicable under the Code. The consent of Noteholders shall not be required for any such withholding.

Section 3.11. Tax Treatment of Notes. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness. The Issuer and the Indenture Trustee, by entering into this Indenture, and each Noteholder, by its acceptance of its Note, agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness. This Section 3.11 shall not apply to the tax treatment of the Notes in any taxing jurisdiction where neither the Issuer nor any Noteholder is classified as an entity separate from the owner(s) of the Issuer, and, as a result, the Notes are disregarded for tax purposes.

ARTICLE IV

COLLATERAL

Section 4.01. Possession of Lease Files, Certificates and Collateral. (a) The Indenture Trustee hereby agrees to hold any SUBI Certificate subjected to the lien of this Indenture, any SUBI Asset subjected to the lien of this Indenture and other items of Collateral it receives on behalf of each Noteholder, the Administrative Agent, each Interest Rate Hedge Counterparty and each Currency Hedge Counterparty and to maintain exclusive custody of any such collateral from time to time pledged to the Indenture Trustee, on behalf of the Noteholders, the Administrative Agent, each Currency Hedge Counterparty and each Interest Rate Hedge Counterparty to secure the Secured Obligations. In performing its duties hereunder, the Indenture Trustee agrees to act with reasonable care, using that degree of skill and attention that a custodian would exercise with respect to files relating to all comparable collateral that it services or holds for others.

(b) The Indenture Trustee shall segregate and maintain continuous custody of all Certificate(s), “chattel paper,” documents and instruments included in the Collateral and in its possession in secure and fire resistant facilities in accordance with customary standards for such custody.

(c) With respect to each Certificate pledged hereunder, the Indenture Trustee shall (i) act exclusively as the custodian for, and the bailee of, the related Noteholders, the Administrative Agent, each Currency Hedge Counterparty and each Interest Rate Hedge Counterparty, (ii) hold each Certificate received by it for the exclusive use and benefit of the Noteholders, the Administrative Agent, each Currency Hedge Counterparty and each Interest Rate Hedge Counterparty, and (iii) make disposition thereof only in accordance with the terms of this Indenture or with written instructions furnished by the Global Requisite Majority.

(d) The Indenture Trustee makes no representations as to and shall not be responsible to verify (i) the validity, legality, enforceability, recordability or due authorization of any Contract or Certificate or (ii) the collectability, insurability, effectiveness or suitability of any Contract or Certificate.

Section 4.02. Appointment of Custodian. Pursuant to the applicable SUBI Supplement, Interpool, Inc. has been appointed, and has accepted appointment, as initial Custodian of each Contract and the related Contract Files (as defined in the applicable SUBI Supplement) in accordance with the terms and conditions of the applicable SUBI Supplement. The Indenture Trustee, with the consent of each Noteholder, the Administrative Agent, each Currency Hedge Counterparty and each Interest Rate Hedge Counterparty, hereby appoints the Custodian as its agent and bailee to safe keep each Contract and Contract File that at any time is delivered to and held by Custodian for or on behalf of the Indenture Trustee under this Indenture, the Servicing Agreement and each other Relevant Document. The Custodian has accepted such appointment pursuant to Section 3.01 of each SUBI Supplement related to each SUBI Certificate pledged hereunder and, subject to the terms and conditions of the Relevant Documents, has agreed to receive such Contracts, for or on behalf of the Indenture Trustee, and to hold, release or otherwise dispose of such Contracts and Contract Files as provided in the Relevant Documents. The Custodian’s duties under the Trust Agreement and each applicable SUBI Supplement shall continue until altered in writing by the Indenture Trustee (at the prior written direction of the Global Requisite Majority) and the Custodian or until the satisfaction and discharge of this Indenture in accordance with its terms. Upon the occurrence of the terms and conditions set forth in Sections 3.03(e) and/or Section 7.02(d) of the Servicing Agreement, the Indenture Trustee shall direct the Custodian to deliver to the successor Custodian such Contracts and Contract Files.

Section 4.03. Pro Rata Interest. All Notes of a particular Series issued hereunder are and are to be, to the extent (including any exceptions) provided in this Indenture and the related Supplement, equally and ratably secured by this Indenture without preference, priority or distinction on account of the actual time or times of the authentication or delivery of the Notes so that all Notes of a particular Series at any time Outstanding shall have the same right, Lien and preference under this Indenture and shall all be equally and ratably secured hereby with like effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof.

Section 4.04. The Indenture Trustee’s Appointment as Attorney-in-Fact. (a) The Issuer hereby irrevocably constitutes and appoints the Indenture Trustee, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Issuer and in the name of the Issuer or in its own name (as directed by the Global Requisite Majority) for the purpose of carrying out the terms of this Indenture, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Indenture.

(b) The Indenture Trustee shall not exercise the power of attorney or any rights granted to the Indenture Trustee pursuant to this Section 4.04 unless an Event of Default or a Servicer Default shall have occurred and then be continuing. The Issuer hereby ratifies, to the extent permitted by law, all actions that said attorney shall lawfully do, or cause to be done, by virtue hereof. The power of attorney granted pursuant to this Section 4.04 is a power coupled with an interest and shall be irrevocable until all Notes and other Secured Obligations are paid and performed in full.

(c) The powers conferred on the Indenture Trustee hereunder are solely to protect the Indenture Trustee’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers except as set forth herein. The Indenture Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to the Issuer for any act or failure to act, except for its own negligence or willful misconduct.

(d) The Issuer also authorizes the Indenture Trustee, at any time and from time to time, upon the occurrence of any Event of Default or Servicer Default, to (i) at the written direction of the Global Requisite Majority, terminate the Servicing Agreement then in effect, whereupon the Indenture Trustee may communicate in its own name, or direct any other Person (including the Trust, the Issuer, the Indenture Trustee, the Servicer or a replacement Servicer) to communicate on its behalf, with any party to any agreement relating to any or all of the Collateral and to notify such Person of the assignment by the Issuer of all of its right, title and interest in, to and under the Collateral and (ii) execute, in connection with the Sale of Collateral provided for in Article VIII hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to any item, of Collateral.

(e) If the Issuer fails to perform or comply with any of its agreements contained herein, the Indenture Trustee, with the consent of, or at the direction of, the Global Requisite Majority, shall perform or comply, or otherwise cause performance or compliance, with such agreement. The reasonable expenses, including attorneys’ fees and expenses, of the Indenture Trustee incurred in connection with such performance or compliance, together with interest thereon at the Overdue Rate, shall be payable by the Issuer to the Indenture Trustee on demand and shall constitute additional Outstanding Obligations secured hereby.

Section 4.05. Representation and Warranty of Title. The Issuer hereby represents and warrants as of the Closing Date that it has good title to, and is the sole owner of, all of the Collateral.

Section 4.06. Administration of Collateral. (a) The Indenture Trustee hereby acknowledges the appointment by the Issuer of Interpool as Servicer to service and administer the SUBI Assets subject to the lien of this Indenture and the other Collateral in accordance with the provisions of the Servicing Agreement and agrees to provide the Servicer with such documentation, and to take all such actions, as the Servicer may reasonably request in accordance with the provisions of the Servicing Agreement.

(b) The Indenture Trustee shall have no obligation to identify or appoint a successor servicer.

(c) Upon a Corporate Trust Officer’s obtaining actual knowledge or the receipt of notice by the Indenture Trustee or a Noteholder that any repurchase obligations of any Seller under Section 3.03 of its respective Transfer Agreement have arisen, such Person shall notify such Seller, each Noteholder, the Administrative Agent, each Interest Rate Hedge Counterparty and each Currency Hedge Counterparty of such event and shall enforce such repurchase obligations at the direction of the Administrative Agent.

Section 4.07. Sale of Scrap Units. The Issuer shall have the right to cause the Trust, or the Servicer on behalf of the Trust, to sell any item of Equipment allocated to a Certificate pledged hereunder at the end of its Useful Life or in connection with the exercise of a buy-out option by a User under a Contract to (a) Interpool or Interpool’s designee in an amount not less than the highest of the related Scrap Value, the Adjusted Equipment Value and the highest amount offered for such item of Equipment (which shall in no event be less than the fair market value of such item of Equipment) or (b) any third party in an amount not less than the higher of the Scrap Value and the highest amount offered for such item of Equipment (which shall in no event be less than the fair market value of such item of Equipment); provided that any designee of Interpool or any third party purchasing such equipment shall agree to not file or join in the filing of any bankruptcy petition against the Trust or the Issuer or cooperate or encourage others to file a bankruptcy petition against the Trust or the Issuer.

ARTICLE V

RIGHTS OF NOTEHOLDERS; ALLOCATION AND APPLICATION OF COLLECTIONS; GLOBAL

REQUISITE MAJORITY

Section 5.01. Rights of Noteholders. The Notes and the obligations of the Issuer hereunder shall be an obligation of the Issuer as provided herein. The Noteholders shall also have the benefit of, and the Notes shall be secured by and be payable from, the Issuer’s right, title and interest in, to and under the Collateral. The Noteholders of each Series shall have the right to receive, to the extent necessary to make the required payments with respect to the Notes of such Series at the times and in the amounts specified in the related Supplement, (i) the portion of Collections allocable to Noteholders of such Series pursuant to this Indenture and the related Supplement, (ii) funds on deposit in the Collection Account and each other Securities Account established pursuant to this Indenture for the benefit of and to the extent allocable to such Noteholders as provided in this Indenture, and (iii) funds on deposit in any Series Account for such Series. Each Noteholder, by acceptance of its Notes, (a) acknowledges and agrees that (except as expressly provided herein and in a Supplement entered into in accordance with

Section 10.06(b) hereof) the Noteholders of a Series shall not have any interest in any Series Account for the benefit of any other Series and (b) ratifies and confirms the terms of this Indenture and the Relevant Documents executed in connection with such Series.

Section 5.02. Collections and Allocations. With respect to each Collection Period, Collections on deposit in the Collection Account will be allocated to each Series then Outstanding in accordance with Article III of this Indenture and the Supplements.

Section 5.03. Determination of Global Requisite Majority. A Global Requisite Majority shall exist with respect to any action proposed to be taken pursuant to the terms of this Indenture or any Supplement if Control Parties representing a majority of the Notes of all Series then Outstanding shall approve or direct such proposed action (in making such a determination, each Control Party shall be deemed to have voted the entire Outstanding principal amount of the related Series in favor of, or in opposition to, such proposed action, as the case may be). For as long as any obligation under this Indenture or any Supplement hereto shall be outstanding, any voting interest otherwise held by any member of the Fortress Group shall be deemed to be zero.

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS

For so long as any Secured Obligation of the Issuer under this Indenture or any Relevant Document that has not been paid and/or performed or any Note is Outstanding, the Issuer hereby represents, warrants and covenants that:

Section 6.01. Payment of Principal and Interest; Payment of Taxes. (a) The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes, this Indenture and the related Supplement.

(b) The Issuer has promptly paid, when due, all taxes and governmental claims in respect of its activities and assets and there are no outstanding tax liens with respect to any of its assets.

(c) The Issuer will take all actions necessary to insure that all taxes and governmental claims, if any, in respect of the Issuer’s activities and assets are promptly paid and that all outstanding tax liens are discharged.

Section 6.02. Maintenance of Office. (a) The chief executive office of the Issuer is located at 211 College Road East, Suite A2, Princeton, NJ 08540, and the Issuer has not had any other chief executive office or principal place of business for the immediately preceding five years and has not kept its books and records in any other office or place for the immediately preceding five years. The Issuer shall not establish a new location for its chief executive office or organize under the laws of another jurisdiction unless (i) it shall have given to each of the Indenture Trustee, the Administrative Agent and the Servicer not less than 60 days’ prior written notice of its intention so to do, clearly describing such new location and/or jurisdiction of organization, and providing such other information in connection therewith as the Indenture Trustee, the Administrative Agent or the Servicer may reasonably request, and (ii) not less than 15 days prior to the effective date of such change of location and/or jurisdiction of organization, it shall have taken at its own cost all actions necessary so that such change of location and/or jurisdiction of organization does not impair the security interest of the Indenture Trustee in the Collateral, or the sale or transfer of the Transferred Assets to the Trust, and shall have delivered to the Indenture Trustee, the Servicer and the Administrative Agent copies of all filings (including, without limitation, UCC filings) required in connection therewith, together with an Opinion of Counsel, satisfactory to the Indenture Trustee, the Servicer and the Administrative Agent to the effect that such change of location does not impair either the perfection or priority of the Indenture Trustee’s security interest in the Collateral.

Section 6.03. Corporate Existence. The Issuer will keep in full force and effect its existence, rights and franchises as a limited liability company organized under the laws of the State of Delaware (which is its only jurisdiction of organization) and shall cause the Trust to keep in full effect its existence, rights and franchises as a Delaware business trust. The Issuer, shall, and shall cause the Trust to, obtain and preserve its qualification in each other jurisdiction in which such qualification is necessary to protect the validity and enforceability of this Indenture, any Supplements, the Notes and the other Relevant Documents or to permit performance thereunder.

Section 6.04. Protection of Collateral. The Issuer will from time to time execute and deliver all amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will, upon the reasonable request of any of the Servicer, the Administrative Agent or the Indenture Trustee, take such other action necessary or advisable to:

(a) grant more effectively the security interest in all or any portion of the Collateral securing the Notes;

(b) maintain or preserve the Lien of this Indenture (and the priority thereof) or carry out more effectively the purposes hereof;

(c) perfect, publish notice of, or protect the validity of the security interest in the Collateral created pursuant to this Indenture;

(d) enforce any of the items of the Collateral;

(e) preserve and defend its right, title and interest in, to and under the Collateral and the rights of the Indenture Trustee in such Collateral against the claims of all Persons (other than the Noteholders, the Administrative Agent, any Currency Hedge Counterparty, any Interest Rate Hedge Counterparty or any Person claiming through the Noteholders, the Administrative Agent any Currency Hedge Counterparty or any Interest Rate Hedge Counterparty), or pay any and all taxes levied or assessed upon all or any part of the Collateral; and

(f) periodically (but no less frequently than annually) determine whether any other actions may be taken to register, maintain and/or evidence the Trust’s ownership of Equipment located in Canada and Mexico (including, without limitation, complying with Applicable Laws regarding Certificates of Title) and complete all such additional actions within 30 days after first being aware of such actions.

Section 6.05. Performance of Obligations. The Issuer will not take or fail to take, any action, and the Issuer will use its best efforts not to permit any action to be taken by others, which would release any Person from any of such Person’s covenants or obligations under any agreement or instrument included in the Collateral, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such agreement or instrument, except as expressly permitted in the Relevant Documents.

Section 6.06. Negative Covenants. The Issuer shall not, and shall not permit the Trust to, in each instance, without the prior written consent of the Global Requisite Majority, each Currency Hedge Counterparty, each Interest Rate Hedge Counterparty and/or the Administrative Agent, if such Person will be adversely affected by any such waiver:

(a) sell, transfer, exchange or otherwise dispose, or cause the sale, transfer, exchange or other disposition, of any of the Collateral, including, without limitation, its beneficial interest in any SUBI Asset subject to the lien of this Indenture, except in connection with a sale permitted by Sections 6.12 or 8.17 hereof or as otherwise expressly permitted by this Indenture or any other Relevant Document;

(b) claim any credit on, make any deduction from the principal, premium, if any, or interest payable in respect of the Notes (other than amounts properly withheld from such payments under any applicable law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any of the Collateral;

(c) (i) permit the validity or effectiveness of this Indenture or any other Relevant Document to be impaired, (ii) permit the Lien of this Indenture with respect to the Collateral to be subordinated, terminated or discharged, except as permitted in accordance with Article VII hereof, or (iii) permit any Person to be released from any covenants or obligations with respect to the Collateral or any other Relevant Document, except as may be expressly permitted by this Indenture or any other Relevant Document;

(d) permit any Lien, other than Permitted Liens, with respect to the items set forth in the Grant clause of this Indenture, to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof;

(e) permit the Lien of this Indenture not to constitute a valid first-priority perfected security interest in the Collateral;

(f) be a party to any transaction with any of its Affiliates, except (i) the transactions expressly permitted or contemplated by the Relevant Documents, and (ii) other transactions (A) in the ordinary course of business, (B) pursuant to the reasonable requirements of such business, and (C) upon fair and reasonable terms that are no less favorable to it than could be obtained in a comparable arm’s-length transaction with a Person not an Affiliate;

(g) except as expressly permitted or contemplated by the Relevant Documents, own any subsidiary or lend or advance any monies to, or make an investment in, or make any capital contributions or expenditures in or related to any Person without the prior written consent of the Administrative Agent, the Noteholders, each Currency Hedge Counterparty and each Interest Rate Hedge Counterparty; provided that the transactions expressly contemplated by the Relevant Documents are hereby expressly consented to by such Persons;

(h) do anything to impair its interest in, to or under and other rights in, to or under any item of Collateral;

(i) consent to the extension or amendment of the terms of any Contract, except in accordance with the terms and conditions of the Servicing Agreement;

(j) (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of, any Lien on any Collateral (arising by, through or under the Issuer or an Affiliate thereof) other than Permitted Liens on beneficially-owned items of Collateral, or restriction on transferability of any Collateral subjected to the Lien of this Indenture, except those created by the Relevant Documents and the restrictions on transferability imposed by the Trust Agreement or the related SUBI Supplement, or (ii) sign, authorize or file any Financing Statement which names the Issuer or the Trust as a debtor, or sign any security agreement authorizing any secured party thereunder to file such Financing Statement, with respect to any Collateral subjected to the Lien of this Indenture, except in each case any such instrument solely securing the rights and preserving the Lien of the Indenture Trustee, for the benefit of the Noteholders, the Administrative Agent, each Currency Hedge Counterparty and each Interest Rate Hedge Counterparty;

(k) except as permitted or contemplated by the Relevant Documents or with the prior written consent of the Administrative Agent, the Noteholders, each Currency Hedge Counterparty and each Interest Rate Hedge Counterparty, and in accordance with the terms and conditions of the Trust Agreement and the related SUBI Supplement, allocate any assets to any beneficial interest in a SUBI pledged hereunder to any other SUBI, or, encumber, sell, transfer, exchange or otherwise dispose, or cause the encumbrance, sale, transfer, exchange or other disposition, of any of the SUBI Assets, or otherwise exercise any rights or obligations with respect thereto; or

(l) with respect to each Certificate pledged hereunder, except with the prior written consent of each the Administrative Agent and the Noteholders, and in accordance with the terms and conditions of the Trust Agreement, remove the related Trustee thereunder or appoint any Person to act as co-trustee.

Section 6.07. Activities of the Issuer. (a) The Issuer shall not engage in any activities or enter into any transactions other than (i) the acquisition and disposition of, any SUBI Certificate or any other SUBI and any other item of Collateral, (ii) issuing and selling the Notes and pledging the Collateral pursuant to this Indenture, (iii) the transactions contemplated by, and the activities expressly authorized pursuant to (or contemplated by) the terms of, each Qualified Currency Hedge, each Interest Rate Hedge Agreement and the Servicing Agreement, (iv) the transactions contemplated by the Relevant Documents and (v) engaging in any lawful act or activity and exercising any power that is incidental and is necessary and convenient to the foregoing which is permitted to limited liability companies organized under the laws of Delaware. With respect to the transactions contemplated by the Relevant Documents and to the extent, and only to such extent, that the Issuer has the right under the Relevant Documents to prohibit the Trust from taking certain actions, the Issuer shall not permit the Trust to engage in any activities other than such activities, and exercising such other powers, as are provided in Section 1.2 of the Trust Agreement and are necessary or appropriate to carry out the foregoing activities in accordance with the terms and conditions of the Trust Agreement and the other Relevant Documents to which it is a party.

(b) In addition, the Issuer shall, and shall cause the Trust to (to the extent and only to the extent the Issuer has the right or power to require the Trust to take such action) (i) maintain its books and records separate from the books and records of any other entity, (ii) maintain separate bank accounts, (iii) except as permitted by the Lockbox Intercreditor Agreement and the other Relevant Documents, not commingle its funds with those of any other Person, except for any commingling of Collections with other payments received by the Servicer or the Issuer under any Contracts that may occur from and including the date payments on or with respect to the Contracts are received by the Servicer to and including the date such funds are segregated and deposited into the Collection Account in accordance with the terms and conditions of the Relevant Documents, (iv) not engage in any action that would cause the separate legal identity of not to be respected, including, without limitation (A) holding itself out as being liable for the debts of any other Person or (B) acting other than through its duly authorized representatives or agents, (v) manage its day-to-day business affairs without the involvement of Interpool or any of its Affiliates or subsidiaries (other than with respect to Interpool in its capacity as Servicer or TLI in its capacity as subservicer), (vi) maintain a separate office from that of Interpool and any other Affiliate or subsidiary of Interpool (which office may be at the same address provided that the Issuer and Interpool or such Affiliate or subsidiary of Interpool (as the case may be) have a written agreement specifying a reasonable allocation of expenses with respect to overhead and shared costs with respect to such shared premises), (vii) conduct all of its business correspondence in its own name, (viii) not act as an agent of Interpool or any Affiliate or subsidiary of Interpool, (ix) maintain at all times, in the case of the Issuer, at least one independent member (as provided in its operating agreement), (x) maintain adequate capitalization in light of its business purposes and (xi) conduct all of its business (whether written or oral) solely in its own name.

(c) The Issuer further represents and covenants that (i) the consolidated financial statements of Interpool reflect the separate corporate existence of the Issuer, (ii) no other Affiliate or subsidiary of Interpool pays the Issuer’s expenses, guarantees the Issuer’s obligations or advances funds to the Issuer for payment of expenses and (iii) none of Interpool, TLI, the Trust and their respective Affiliates and subsidiaries acts as an agent of the Issuer, except Interpool in its capacity as Servicer or TLI as subservicer.

Section 6.08. No Bankruptcy Petition. Neither the Servicer nor the Issuer shall, nor shall the Issuer permit the Trust to, (1) commence any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar law seeking to have an order for relief entered with respect to itself or the Trust or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to itself or the Trust or its or the Trust’s debts, (2) seek appointment of a receiver, trustee, custodian or other similar official for itself or the Trust or any part of their assets, (3) make a general assignment for the benefit of creditors on behalf of itself or the Trust, or (4) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing.

Section 6.09. Liens. The Issuer shall not (i) contract for, create, incur, assume or suffer to exist, or consent to any of the foregoing, with respect to any Lien upon any of the Collateral or the Issuer’s other assets, whether now owned or hereafter acquired except for any Permitted Liens on beneficially owned items of Collateral or (ii) permit the Lien of this Indenture to not constitute a valid first priority perfected security interest in the Collateral.

Section 6.10. Other Debt and Other Interest Rate Hedge Agreements. The Issuer shall not contract for, create, incur, assume or suffer to exist any Indebtedness other than Indebtedness arising from (1) the Notes issued pursuant to this Indenture, (2) any Qualified Currency Hedge entered into in accordance with Section 6.34, (3) any Interest Rate Hedge Agreement entered into in accordance with Section 6.35, (4) any Servicing Fees payable pursuant to the provisions of the Servicing Agreement or (5) trade payables and expense accruals incurred in the ordinary course which are incidental to the purposes permitted pursuant to the Relevant Documents.

Section 6.11. Guarantees, Loans, Advances and Other Liabilities. Other than as expressly contemplated by the Relevant Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing, or otherwise), endorse (except for the endorsement of checks for collection or deposit) or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 6.12. Consolidation, Merger and Sale of Assets. (a) The Issuer shall not consolidate with or merge with or into any other Person or sell, convey or transfer to any Person all or any part of the Collateral or all or substantially all of its assets, except for any such sale, conveyance or transfer expressly permitted by this Indenture or any Supplement issued hereunder, whether in a single transaction or a series of transactions.

(b) The obligations of the Issuer hereunder shall not be assignable and no Person shall succeed to the obligations of the Issuer hereunder except in each case in accordance with the provisions of this Indenture.

Section 6.13. Other Agreements. The Issuer shall not, after the date of the issuance of the Notes, enter into or become a party to any agreements or instruments other than this Indenture, the Supplements, the Servicing Agreement, the Note Purchase Agreement, an Interest Rate Hedge Agreement, a Currency Rate Hedge Agreement or any other agreement(s) contemplated by this Indenture or any other Relevant Document, including, without limitation, any agreement(s) for disposition of the Collateral as permitted by Sections 6.12, 8.04 or 8.17 hereof. In addition, the Issuer shall not amend, modify or waive any provision of this Indenture, any Supplement, any Qualified Currency Hedge, any Interest Rate Hedge Agreement, the Servicing Agreement or any other Relevant Document to which it is a party or give any approval or consent or permission provided for therein without the prior written consent of the requisite Persons set forth in the applicable agreement. The Issuer shall not permit the Trust to amend, modify or waive any provision of any Relevant Document to which it is a party or give any approval or consent or permission provided for therein without the prior written consent of the Global Requisite Majority, the requisite Persons set forth in the applicable agreement and any party to the Relevant Documents that would be adversely affected by any such approval, consent or permission.

Section 6.14. Amendments to Certain Documents. The Issuer shall not (a) amend or modify its organizational documents without the unanimous vote of all of its members (including its independent member) or permit the amendment or modification of the Trust Agreement without the prior written consent of the parties thereto in accordance with the terms thereof, or (b) amend, supplement or otherwise modify, or permit any amendment, supplement or modification to, any Relevant Document to which it or the Trust is a party except in accordance with the terms thereof and hereof.

Section 6.15. Capital Expenditures. Except as authorized by any Supplement to this Indenture, the Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (both realty and personalty).

Section 6.16. Other Activities. Neither the Issuer nor the Trust will engage in any activity or enter into any transaction other than those activities as are expressly authorized pursuant to, or contemplated by, the terms of the Relevant Documents.

Section 6.17. Compliance with Laws. The Issuer will comply, in all material respects, with all laws, acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the Collateral or any part thereof. The Issuer will comply, and will cause the Trust to comply, in all material respects, with all applicable requirements of laws, acts, rules, regulations, orders, decrees and directions of any Governmental Authority. The Issuer is not an investment company which is required to register under the Investment Company Act of 1940, as amended from time to time. On or before the date hereof, and from time to time hereafter, each of the Trust and the Issuer will have all licenses, permits and other governmental authorizations that are necessary for the Trust to acquire, own and lease the Trust Assets and for the Issuer to hold the Trust Assets in the SUBI Portfolio, the beneficial interest in which has been pledged hereunder, and to conduct its business as contemplated in the Relevant Documents.

Section 6.18. Investment Company Act. At no time shall the Issuer take any action that could make the Issuer subject to the Investment Company Act of 1940, as amended from time to time.

Section 6.19. Payments of Collateral. If the Issuer shall receive from any Person any payments with respect to the Collateral or the SUBI Assets subjected to the Lien of this Indenture, the Issuer shall receive such payment in trust for the Indenture Trustee, as secured party hereunder, and, subject to the Indenture Trustee’s security interest, shall immediately deposit such payment in the Collection Account.

Section 6.20. Reserved.

Section 6.21. Indemnification. In addition to any other indemnification obligations under the Relevant Documents, the Issuer agrees to indemnify, defend and hold harmless the Noteholders, the Administrative Agent, the Indenture Trustee each Currency Hedge Counterparty, each Interest Rate Hedge Counterparty and each of their respective Affiliates, together with their respective successors and permitted assigns, forthwith on demand, from and against any and all loss, liability, damage, judgment, claim, deficiency, tax or expense (including, without limitation, interest, penalties, taxes, environmental claims, increased costs, reasonable attorneys’ fees and amounts paid in settlement) and for all other amounts payable, awarded against or incurred by any of them arising out of or as a result of a breach by the Issuer of any of the terms and conditions of this Indenture or the acquisition either directly or indirectly of an interest in the Collateral or in respect of any Collateral except for any loss, liability, damage, judgment, claim, deficiency, tax or expense arising as a result of such indemnified person’s gross negligence or willful misconduct. The obligations of the Issuer under this Section 6.21 shall be considered to have been relied upon by the Noteholders, the Administrative Agent, the Indenture Trustee each Currency Hedge Counterparty, each Interest Rate Hedge Counterparty and shall survive the execution, delivery, and performance of this Indenture regardless of any investigation made by the Noteholders, the Administrative Agent, the Indenture Trustee, such Currency Hedge Counterparty or such Interest Rate Hedge Counterparty or on their behalf.

Section 6.22. Books and Records; Insurance. The Issuer and the Servicer shall maintain, and the Issuer shall cause the Trust to maintain, complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities. The Issuer will cause the Trust to require each User to maintain the insurance required in the related Contract (each such Contract to be substantially in the form of Exhibit A to the Transfer Agreement) and review each such insurance policy to ensure that it comports with the terms of such Contract and the Servicing Standard, including, but not limited to, causing the User on each renewal date of its insurance policy to name the Trust as a loss payee and an additional insured under such insurance policy and requiring that the insurer under such insurance policy notify the Indenture Trustee and the Trust of any renewal, cancellation, termination or material alteration thereunder; provided that a

User listed on Schedule 1 of the Servicing Agreement may be self-insured with regard to the liability insurance and casualty insurance required under the Contract for so long as the Issuer causes the Servicer to notify the Indenture Trustee and the Trust that such User is self-insured.

Section 6.23. Taxes. The Issuer shall, or shall cause the Servicer to, pay when due, all of the Issuer’s taxes, unless, and only to the extent that, the Issuer is contesting such taxes in good faith and by appropriate proceedings and the Issuer has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

Section 6.24. Subsidiaries. The Issuer shall not create any direct or indirect subsidiaries or otherwise acquire any equity interests in any other Person other than pursuant to the Relevant Documents without the prior written consent of each of the Noteholders.

Section 6.25. Investments. The Issuer shall not make or permit to exist any Investment in any Person except for Investments in Eligible Investments made in accordance with the terms of this Indenture, any SUBI Certificate pursuant to the Trust Agreement and the other Relevant Documents.

Section 6.26. Use of Proceeds; Margin Regulations. The Issuer shall use the proceeds of the Notes only (i) for the acquisition of Collateral, (ii) for other general corporate purposes and (iii) to pay the fees and expenses of closing the transaction evidenced by the Relevant Documents, in each case, in furtherance of and subject to the terms and conditions of this Indenture and the other Relevant Documents. In addition, neither the Issuer nor the Trust shall permit any proceeds of the Notes to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying any margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, or for a purpose that violates, or would be inconsistent with, Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time, and shall furnish to each Holder, upon its request, a statement in conformity with the requirements of such regulations.

Section 6.27. Borrowing Base Certificate. The Issuer shall prepare and deliver to the Indenture Trustee, the Administrative Agent, each Currency Hedge Counterparty and each Interest Rate Hedge Counterparty on each Transfer Date and on each Determination Date, a Borrowing Base Certificate with respect to all of the Collateral; provided that the Issuer may cause the Servicer to deliver such Borrowing Base Certificate simultaneously with the Servicer’s delivery of the Servicer Report.

Section 6.28. Notices and Reports. The Issuer shall prepare and deliver to the Indenture Trustee, the Administrative Agent, each Currency Hedge Counterparty, each Interest Rate Hedge Counterparty and each Noteholder or shall cause the Servicer and Interpool to prepare and deliver pursuant to the Servicing Agreement (provided that to the extent any Person serves in multiple capacities hereunder or any other Relevant Document, it shall only be entitled to one copy of the following):

(a) Financial Statements. (i)(A) quarterly unaudited financial statements of the Issuer, Interpool and the Servicer (1) no later than December 29, 2007 with respect to the fiscal quarter ending September 30, 2007 and (2) otherwise within 60 days of the end of each of the first three fiscal quarters in any fiscal year and (B) annual audited financial statements of Interpool, Trac Leasing, Inc., and the Servicer, audited by their regular Independent Accountants within 120 days of the end of each fiscal year ending on and after December 31, 2007 and (ii) two copies of (A) audited consolidated and unaudited consolidating balance sheets of Interpool and its consolidated subsidiaries, at the end of each fiscal year ending on and after December 31, 2007 within 120 days of the end of each fiscal year ending on and after December 31, 2007, and (B) audited consolidated and unaudited consolidating statements of income, retained earnings and cash flows of Interpool and its consolidated subsidiaries for each fiscal year ending on and after December 31, 2007 within 120 days of the end of each such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and, in the case of the financial statement referred to in clause (ii) above, accompanied by an unqualified opinion of a firm of Independent Accountants, stating that such financial statements present fairly the financial condition of Interpool and its consolidated subsidiaries and have been prepared in accordance with GAAP (except for changes in application in which such accountants concur and footnote), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards. All financial statements described in this Section 6.28 shall be prepared in accordance with GAAP;

(b) Notice of Default. Immediately upon becoming aware of the existence of any condition or event which constitutes an Amortization Event, an Event of Default or a Servicer Default, or which, with notice and lapse of time, would become an Amortization Event, an Event of Default or a Servicer Default, a written notice describing its nature and period of existence and what action the Issuer or the Servicer, as the case may be, is taking or proposes to take with respect thereto;

(c) SEC and Other Reports. Promptly upon their becoming available (if applicable), one copy of each report (including the Servicer’s annual report to shareholders and reports on Form 10-K and 10-Q), definitive proxy statement, registration statement (upon it becoming effective), definitive prospectus and notices to Interpool filed with or delivered to any securities exchange or the Securities and Exchange Commission or any successor agency;

(d) Report on Proceedings. Promptly upon the Issuer becoming aware of:

(i) any threatened or pending investigation of the Issuer, the Servicer or the Trust by any Governmental Authority or agency, or

(ii) any threatened or pending court or administrative Proceeding or the institution of any litigation, arbitration proceeding or other Proceeding which individually or in the aggregate involves the possibility of materially and adversely affecting the Collateral (including, without limitation, the value of the

Collateral or the Indenture Trustee’s first priority perfected security interest in the Collateral), or the business or conditions (financial or otherwise) of the Servicer, the Issuer or the Trust, a written notice specifying the nature of such investigation or proceeding and what action the Servicer, the Issuer or the Trust, as the case may be, is taking or proposes to take with respect thereto and evaluating its merits; and

(e) Material Adverse Change. Upon the Issuer’s knowledge of the occurrence of a material adverse change in respect of the Issuer, the Servicer, or the Trust, the value of or the Indenture Trustee’s security interest in the Collateral, any Note, any Relevant Document or any interests of any Noteholder, the Administrative Agent any Currency Hedge Counterparty or any Interest Rate Hedge Counterparty in the transactions contemplated by the Notes and the Relevant Documents, a written notice describing its nature and period of existence and the steps being taken by the Issuer, the Trust and/or a Servicer (as the case may be).

Section 6.29. Trade Names. Neither the Issuer nor the Trust shall use any trade name other than its actual name.

Section 6.30. Independent Member. The Issuer shall at all times have at least one member who shall not be, nor have been, a director of any “Affiliate” of the Issuer except as described below or an officer of, be employed by, be a creditor, supplier or contractor of, or hold any beneficial or economic interest in the Issuer or any “Affiliate” of the Issuer or any member of the Interpool Group, or be a family member of any of the foregoing. As used in the preceding sentence, “Affiliate” shall mean any entity other than the Issuer (i) which owns beneficially, directly or indirectly, 10% or more of the beneficial interests of the Issuer; or (ii) of which 10% or more of its common stock or other beneficial interest is owned beneficially, directly or indirectly, by any entity described in clause (i) above, or (iii) which is “controlled,” as defined in Section 230.405 of the Rules and Regulations of the Securities and Exchange Commission, 17 C.F.R. Section 230.405, by an entity described in clause (i) above. Upon the earlier of the Issuer’s or the Servicer’s knowledge of any resignation, removal or incapacity of any such member, the Issuer and/or the Servicer shall promptly (but in no event later than five days after such knowledge) notify each of the Administrative Agent, the Indenture Trustee, each Currency Hedge Counterparty and each Interest Rate Hedge Counterparty of such resignation, removal or incapacity. Within 30 days of the Issuer’s or the Servicer’s knowledge of such resignation, removal or incapacity, the Issuer shall appoint an independent member in accordance with this Section 6.30 and the Operating Agreement.

Section 6.31. Solvency. Each of the Issuer and the Trust is paying its debts as they become due and, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

Section 6.32. Membership Interests. All of the membership interests of the Issuer are, and shall be, validly issued and owned (beneficially and of record) by Interpool and, with respect to the non-economic membership interest, by the Non-Managing Member(s) (as defined in the

Operating Agreement), free and clear of any Lien. The Issuer shall not issue any membership interests to any Person other than Interpool without the consent of the Global Requisite Majority.

Section 6.33. Security Interest. The Issuer shall direct the Servicer, at the Servicer’s expense, to take all action necessary or desirable to establish and maintain in favor of the Indenture Trustee, on behalf of the Noteholders, the Administrative Agent, each Currency Hedge Counterparty and each Interest Rate Hedge Counterparty, a valid and enforceable first priority perfected security interest in, to and under (a) each SUBI and SUBI Certificate subject to the Lien of this Indenture, (b) all Collections with respect to the SUBI Assets subjected to the Lien of this Indenture, (c) the Collection Account and each other Securities Account established in accordance with this Indenture, (d) all other Collateral and (e) all income, payments and proceeds of, and all amounts received or receivable under any and all of, the foregoing, free and clear of any Lien (other than Permitted Liens on beneficially owned items of Collateral), including, without limitation, filing UCC financing statements and taking such other action to perfect, protect or more fully evidence the lien of this Indenture, as supplemented from time to time, by the Indenture Trustee on behalf of the Administrative Agent, the Noteholders, the Interest Rate Hedge Counterparties, and the Currency Hedge Counterparties, as requested from time to time. The Issuer shall not, and shall not permit the Trust or the Servicer to, record any lien on any Certificate of Title for a Trust Asset that is a SUBI Asset subject to the lien hereof, except the lien of this Indenture (unless such Trust Asset has been released from the lien of this Indenture in accordance with the terms and conditions of the Relevant Documents).

Section 6.34. Qualified Currency Hedge. (a) Neither the Issuer nor the Trust may enter into any Contract for which Contract Payments are payable in a currency other than Dollars, except that no more than 10% of all items of Equipment allocated in the aggregate to a SUBI pledged hereunder may be subject to Contracts that are payable in Canadian dollars, provided that the Issuer or the Trust shall have entered into a Qualified Currency Hedge with respect thereto. As additional security hereunder, the Issuer hereby assigns to the Indenture Trustee all right, title and interest of the Issuer under each Qualified Currency Hedge, including, but not limited to, all present and future amounts payable by an Currency Hedge Counterparty to the Issuer under or in connection with such Qualified Currency Hedge. The Issuer acknowledges that, as a result of such assignment, the Issuer may not, without the prior written consent of the Indenture Trustee (acting at the written direction of the Global Requisite Majority), exercise any rights under any Qualified Currency Hedge that would materially adversely affect the rights of the secured parties hereunder, as assignee of the Issuer’s rights under such Qualified Currency Hedge; provided that nothing herein shall have the effect of releasing the Issuer from any of its obligations under a Qualified Currency Hedge nor be construed as requiring the consent of the Indenture Trustee, the Administrative Agent, any Interest Rate Hedge Counterparty, any Noteholder or any secured party or third party beneficiary hereunder for the performance of the Issuer’s obligations thereunder.

(b) Each transaction arising from a Qualified Currency Hedge shall at all times be entered into with an Eligible Currency Hedge Counterparty and governed by a Qualified Currency Hedge. Each Qualified Currency Hedge shall provide as follows: (A) if a Currency Hedge Counterparty fails to satisfy the S&P Minimum Hedge Ratings, such Currency Hedge Counterparty would (i) within 10 business days of such failure, post additional collateral in an amount no less 25% of the mark-to-market value of the obligation and (ii) within 60 calendar days of such failure, (x) replace itself with an Eligible Currency Hedge Counterparty (at its own cost) or (y) find a guarantor that satisfied the S&P Minimum Hedge Ratings; and (B) if an Eligible Currency Hedge Counterparty fails to satisfy the Moody’s Minimum Hedge Ratings, such Currency Hedge Counterparty would (i) post collateral in an amount that satisfies the criteria provided by Moody’s, (ii) replace itself with an Eligible Currency Hedge Counterparty (at its own cost) or (iii) find a guarantor that satisfies the Moody’s Minimum Hedge Ratings . Each Qualified Currency Hedge shall also give the Issuer the right to terminate the Qualified Currency Hedge and simultaneously enter into a replacement Qualified Currency Hedge in the event the Currency Hedge Counterparty fails to post collateral, find a guarantor or transfer its rights and interests under the Qualified Currency Hedge in accordance with the terms of the Qualified Currency Hedge.

(c) Only Contracts where Contract Payments made by the User are in Canadian dollars may be subject to a Qualified Currency Hedge. No Qualified Currency Hedge may be entered into unless it is supported by Contract Payments made in Canadian dollars by a User under the related Contract. If there is a mismatch between the amount paid under a Contract and the amount to be paid under a Qualified Currency Hedge, then the Issuer may cure any such mismatch by entering into a Qualified Currency Hedge for the amount of such mismatch. In the event that the Issuer fails to terminate or reduce transactions as required in this Section 6.34, the Indenture Trustee, at the written direction of the Administrative Agent, or the Global Requisite Majority shall reduce the notional amounts, in whole or in part, for outstanding transactions under the relevant Qualified Currency Hedges then in effect on a pro rata basis based on the respective Canadian notional amounts for current and remaining Calculation Periods (as defined in the related Qualified Currency Hedge) in accordance with the requirements of this Section 6.34.

Section 6.35. Interest Rate Hedge Agreement. (a)(i) With respect to the Closing Date, not later than August 1, 2007 and (ii) otherwise, on or prior to each date on which the Issuer shall issue Floating Rate Notes hereunder, the Issuer shall enter into one or more Interest Rate Hedge Transactions with an aggregate national balance at all times equal to at least 75% (but no more than 100%) of the Outstanding principal balance of such Floating Rate Notes to hedge its obligations thereunder.

(b) As additional security hereunder, the Issuer hereby assigns to the Indenture Trustee all right, title and interest of the Issuer under each Interest Rate Hedge Agreement, including, but not limited to, all present and future amounts payable by an Interest Rate Hedge Counterparty to the Issuer under or in connection with such Interest Rate Hedge Agreement. The Issuer acknowledges that, as a result of such assignment, the Issuer may not, without the prior written consent of the Indenture Trustee (acting at the written direction of the Global Requisite Majority), exercise any rights under any Interest Rate Hedge Agreement that would materially adversely affect the rights of the secured parties hereunder, as assignee of the Issuer’s rights under such Interest Rate Hedge Agreement; provided that nothing herein shall have the effect of releasing the Issuer from any of its obligations under an Interest Rate Hedge Agreement nor be construed as requiring the consent of the Indenture Trustee, any Noteholder, any Currency

Hedge Counterparty or any other secured party or third party beneficiary hereunder for the performance of the Issuer’s obligations thereunder.

(c) The Issuer shall enter into each Interest Rate Hedge Agreement only with an Eligible Interest Rate Hedge Counterparty. Each Interest Rate Hedge Agreement shall provide as follows: (A) if an Interest Rate Hedge Counterparty fails to satisfy the S&P Minimum Hedge Ratings, such Interest Rate Hedge Counterparty would (i) within 10 business days of such failure, post additional collateral in an amount no less 25% of the mark--to-market value of the obligation and (ii) within 60 calendar days of such failure, (x) replace itself with an Eligible Interest Rate Hedge Counterparty (at its own cost) or (y) find a guarantor that satisfied the S&P Minimum Hedge Ratings; and (B) if an Eligible Interest Rate Hedge Counterparty fails to satisfy the Moody’s Minimum Hedge Ratings, such Interest Rate Hedge Counterparty would (i) post collateral in an amount that satisfies the criteria provided by Moody’s (specifying the permissible investments for such collateral, if held by the Indenture Trustee), (ii) replace itself with an Eligible Interest Rate Hedge Counterparty (at its own cost) or (iii) find a guarantor that satisfies the Moody’s Minimum Hedge Ratings . Each Interest Rate Hedge Agreement shall also give the Issuer the right to terminate the Interest Rate Hedge Agreement and simultaneously enter into a replacement Interest Rate Hedge Agreement in the event the Interest Rate Hedge Counterparty fails to post collateral, find a guarantor or transfer its rights and interests under the Interest Rate Hedge Agreement in accordance with the terms of the Interest Rate Hedge Agreement.

(d) The Indenture Trustee shall, promptly after the Closing Date, establish a single segregated trust account (with separate subaccounts for each financial institution acting as an Interest Rate Hedge Counterparty or a Currency Hedge Counterparty) in the name of the Indenture Trustee (the “Counterparty Collateral Account”), which shall be held in trust in the name of the Indenture Trustee for the benefit of the secured parties under this Indenture and over which the Indenture Trustee shall have exclusive control and the sole right of withdrawal. Notwithstanding anything to the contrary in this section, investment earnings on amounts held in the Counterparty Collateral Account shall be remitted to the applicable Interest Rate Hedge Counterparty or Currency Hedge Counterparty upon its written request and its representation that the request is in accordance with the terms of the applicable Interest Rate Hedge Agreement or Qualified Currency Hedge. The Indenture Trustee shall deposit all collateral received from an Interest Rate Hedge Counterparty or Currency Hedge Counterparty under an Interest Rate Hedge Agreement or Qualified Currency Hedge in the Counterparty Collateral Account. Any and all funds at any time on deposit in, or otherwise held to the credit of, the Counterparty Collateral Account shall be held in trust by the Indenture Trustee for the benefit of the secured parties under this Indenture. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of the Counterparty Collateral Account shall be (i) for application to obligations of the applicable Interest Hedge Counterparty to the Issuer under its Interest Rate Hedge Agreement if such Interest Rate Hedge Agreement becomes subject to early termination, (ii) for application to obligations of the applicable Currency Hedge Counterparty to the Issuer under its Qualified Currency Hedge if such Qualified Currency Hedge becomes subject to early termination, or (iii) to return collateral or investment earnings to such Interest Rate Hedge Counterparty or Currency Hedge Counterparty when and as required by such Interest Rate Hedge Agreement or Qualified Currency Hedge (as the case may be).

Section 6.36. Charter Documents. (a) The Issuer shall not amend or modify its operating agreement or certificate of formation in any way that adversely affects the bankruptcy-remoteness of the Issuer, the Issuer’s form of organization, the Issuer’s jurisdiction of organization, the Issuer’s separate legal existence from any other entity, or the rights or remedies of the Indenture Trustee, the Administrative Agent, any Noteholder, any Currency Hedge Counterparty or any Interest Rate Hedge Counterparty without the prior written consent of such adversely affected party or parties (as the case may be).

(b) The Issuer shall not amend any section or article of the Operating Agreement specified in Section 8(bb)] of the Operating Agreement (nor any defined term used in any such section or article) nor permit any action by any Person to appoint or allow the resignation of any Independent Member (as such term is defined in the Operating Agreement) pursuant to Section 17(c)] of the Operating Agreement nor permit any action by any Person to sell, assign, pledge or otherwise transfer any Membership Interest in the Issuer pursuant to Section 23 of the Operating Agreement, in each case, without the prior written consent of the Administrative Agent and the Global Requisite Majority.

Section 6.37. [Reserved].

Section 6.38. True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Issuer to the Indenture Trustee, the Noteholders, the Administrative Agent, each Currency Hedge Counterparty and each Interest Rate Hedge Counterparty in connection with the negotiation, preparation or delivery of this Indenture and the other Relevant Documents or included herein or therein or delivered pursuant hereto or thereto (when taken together as a whole), do not contain any untrue statement of material fact or (with respect to any offering document for any of the Notes) omit to state any material fact necessary to make the statements herein or therein not misleading. All written information furnished after the date hereof by or on behalf of the Issuer to such parties in connection with this Indenture and the other Relevant Documents and the transactions contemplated hereby and thereby will be true, correct and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. To the extent that any information, reports, financial statements, exhibits and schedules that are furnished by or on behalf of the Issuer contain any untrue statement of material fact or (with respect to any offering document for any of the Notes) omit to state any material fact necessary to make the statements herein or therein not misleading, the Issuer shall correct, or cause to be corrected, such statement or omission. On the Closing Date and the related Series Issuance Date, there is no fact known to a responsible officer of the Issuer that, after due inquiry, should reasonably be expected to have a material adverse effect that has not been disclosed in the offering document for the related Notes, in the Relevant Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to such parties for use in connection with the transactions contemplated hereby or thereby.

Section 6.39. Security Interest Representations. (a) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee (for the benefit of the Noteholders each Currency Hedge Counterparty, each

Interest Rate Hedge Counterparty and the Administrative Agent), which security interest is prior to all other Liens (other than Permitted Liens on beneficially owned items of Collateral), and is enforceable as such as against creditors of and purchasers from the Issuer.

(b) The Issuer owns and has good and marketable title to the Collateral, free and clear of any Lien (other than Permitted Liens on beneficially owned items of Collateral), claim or encumbrance of any Person.

(c) An original executed copy of each Relevant Document and all originals of the related chattel paper or instruments that constitute or evidence the Collateral (or, if the original chattel paper or instrument constituting such item of Collateral does not exist, then a certified true copy) have been delivered to the Indenture Trustee (or with respect to each Contract File, the Custodian as permitted bailee of the Indenture Trustee).

(d) The Issuer has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee (for the benefit of the Noteholders, each Currency Hedge Counterparty, each Interest Rate Hedge Counterparty and the Administrative Agent) in this Indenture and any related Supplement.

(e) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture and any related Supplement, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of Collateral covering the Collateral other than any financing statement (i) relating to the security interest granted to the Indenture Trustee in this Indenture or any related Supplement and which names the Indenture Trustee as secured party or assignee of the secured party, or (ii) that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(f) None of the Relevant Documents and the Contracts, Contract Files and Related Assets allocated to a Certificate pledged hereunder have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than (i) the Indenture Trustee, (ii) the following legend “

THIS LEASE IS SUBJECT TO ONE OR MORE OWNERSHIP INTERESTS AND SECURITY INTERESTS IN FAVOR OF SECURED PARTIES TO THE EXTENT THIS LEASE RELATES TO AND COVERS EQUIPMENT AND INVENTORY WHICH IS ALSO SUBJECT TO ONE OR MORE SECURITY INTERESTS IN FAVOR OF SUCH SECURED PARTIES

” and (iii) a legend indicating that one or more other financial institutions have a security interest in such contract; provided, however, in the case of clause (iii) that the Issuer shall have provided to Indenture Trustee and the Administrative Agent UCC terminations, payoff letters or such other evidence of release or inapplicability that shall be reasonably satisfactory to the Administrative Agent. With respect to all Contracts and Related Assets constituting chattel paper and allocated to a Certificate pledged hereunder, the Issuer has, or has caused to be taken, such steps as are necessary to protect the Issuer’s or the Trust’s interest in any related Equipment securing such chattel paper.

(g) The Issuer has received all necessary consents and approvals required by the terms of the Collateral to the transfer to the Indenture Trustee of its interest and rights in such Collateral under this Indenture.

(h) The Securities Accounts are not in the name of any Person other than the Indenture Trustee. The Issuer has not consented to the securities intermediary of any Securities Account complying with entitlement orders of any Person other than the Indenture Trustee.

Section 6.40. Enforcement of Trust Documents and Transfer Agreements. If the Issuer fails to enforce any of its rights, powers or remedies under the Trust Documents with respect to any of the Collateral or any Transfer Agreement, the Indenture Trustee shall enforce, or cause the enforcement of, such rights, powers and remedies; and the Indenture Trustee’s costs and expenses incurred in connection therewith shall be payable by the Issuer or the Servicer, as applicable. The Issuer and the Servicer each irrevocably authorizes the Indenture Trustee at any time and from time to time (acting at the written direction of the Global Requisite Majority), and appoints the Indenture Trustee as its attorney-in-fact, to act on behalf of and the Servicer, to do such further acts and things and to execute and deliver such additional assignments, agreements, powers and instruments as are reasonably required to carry into effect the purposes of this Indenture and the other Relevant Documents or to better assure and confirm unto the Indenture Trustee (and the beneficiaries of the Indenture Trustee’s security interest) their rights, powers and remedies hereunder, under the Collateral. This appointment is coupled with an interest and is irrevocable.

Section 6.41. Pension and Welfare Plans. The execution and delivery of this Supplement and the other Relevant Documents and the consummation of the transactions contemplated hereby and thereby will neither result in, constitute or otherwise give rise to a “prohibited transaction” as described in Section 406 of ERISA or Section 4975 of the Code, with respect to a Contributor Plan. For the purpose of this Section 6.19, the term “Contributor Plan” shall mean an “employee benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are, have been or are required to be made, by Interpool or the Issuer or by any trade or business, whether or not incorporated, which, together with Interpool or the Issuer, is under common control, as described in Section 414(b) or (c) of the Code or Section 4001 of ERISA. Neither the Issuer nor any ERISA Affiliate maintains or has any obligation with respect to, or has at any time maintained or had any obligation with respect to a defined benefit plan as defined in Section 3(35) of ERISA or a money purchase pension plan subject to Section 412 of the Code or a multiemployer pension plan as defined in Section 3(37) of ERISA.

Section 6.42. Substantive Consolidation and True Sale. To the extent applicable, the Issuer agrees to comply with each assumption relevant to it which is contained in the substantive consolidation and true sale opinion given by Skadden, Arps, Slate, Meagher & Flom LLP on the Closing Date.

Section 6.43. Minimum Net Worth. The Issuer agrees to maintain a positive minimum net worth (measured as of the end of each fiscal quarter and on the basis of the financial statements delivered pursuant to the terms and conditions hereof) and any higher net worth required pursuant to any Supplement.

Section 6.44. No Material Litigation. There are no proceedings or investigations to which the Issuer is a party pending, or, to its best knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (a) asserting the invalidity of any of the Relevant Documents, (b) seeking to prevent the consummation of any of the transactions contemplated by the Relevant Documents, (c) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the performance by it of its obligations under, or the validity or enforceability of, the Relevant Documents or (d) which would reasonably be expected to have a material adverse effect on its ability to perform its obligations under the Relevant Documents.

ARTICLE VII

DISCHARGE OF INDENTURE

Section 7.01. Full Discharge. (a) After payment in full of (i) the principal of, and premium, if any, and interest on, all Notes issued under this Indenture or any Supplement hereto and all other amounts owing to Noteholders or to any person under this Indenture or any Supplement thereto, (ii) the fees and charges of the Indenture Trustee, (iii) all Secured Obligations of the Issuer under this Indenture and the other Relevant Documents (including, without limitation, termination of each Interest Rate Hedge Agreement and each Qualified Currency Hedge and payment of all amounts, including termination and breakage amounts, payable in connection with such termination), this Indenture shall be discharged and the security interest of the Indenture Trustee in the Collateral shall be terminated.

(b) In connection with the discharge of this Indenture and the release of the Collateral, the Indenture Trustee shall, within two Business Days after request therefor by the Issuer, remit to the Issuer the then remaining items of the Collateral and execute and deliver to the Issuer or authorize the filing by the Issuer of any Financing Statements prepared by the Issuer evidencing such discharge and release.

Section 7.02. Prepayment of Notes; Partial Release of Collateral. (a) The Issuer may, from time to time and upon no fewer than two Business Days’ notice to the Servicer, the Indenture Trustee, each Noteholder and each Interest Rate Hedge Counterparty (and, in the event that the entire Aggregate Note Principal Balance is to be prepaid, each Currency Hedge Counterparty), make an optional prepayment of principal of the Notes of any Series at the times, in the amounts and subject to the conditions set forth in the related Supplement and subject to the priority of payments set forth in Section 3.02(b). The Issuer shall promptly confirm any telephonic notice of prepayment in writing. Any optional prepayment of principal made by the Issuer pursuant to this Section 7.02 shall also include accrued interest to the date of the prepayment on the amount being prepaid. So long as no Amortization Event is continuing, any such optional prepayment of the Notes shall be allocated to such Series as the Issuer may elect, subject to Section 3.02, and shall be accomplished by a deposit of funds directly into the related

Series Account(s). If an Amortization Event has occurred and is then continuing, optional prepayments will be allocated among each Series then outstanding based on the outstanding principal balances of each such Series in existence on the date on which such Amortization Event first occurred and shall be accomplished by a deposit of funds directly into the respective Series Accounts. Any notice of prepayment furnished pursuant to this Section 7.02(a) shall specify the amount of such prepayment and the date on which such prepayment is proposed to be made. Any notice given pursuant to this Section 7.02(a) shall be irrevocable and upon the furnishing of such notice, such prepayment shall be due and payable on the date so specified.

(b) Upon payment in full of the Outstanding Obligations, the Indenture Trustee shall, in accordance with the provisions of Section 7.01 hereof, release its security interest in the Collateral.

(c) Any prepayment of the Notes pursuant to this Section 7.02 shall include the amount (if any) necessary to reduce the notional amount of all Interest Rate Hedge Agreements in accordance with the terms of such Interest Rate Hedge Agreements and subject to the priority of payments set forth in Section 3.02(b). It shall be a condition precedent to any such prepayment that (i) any such prepayment of the principal balance of the Notes shall also include accrued interest to the date of prepayment on the principal balance being prepaid, any Breakage Costs, early termination or notional reduction payments and all other amounts due and payable to the Noteholders, the Interest Rate Hedge Counterparties and each Currency Hedge Counterparty, (ii) notice of any such prepayment shall be given by the Issuer to the Indenture Trustee, the Administrative Agent, each Currency Hedge Counterparty, each Interest Rate Hedge Counterparty and each Noteholder at least two Business Days prior to such prepayment, (iii) when the Notes are paid in full, each Qualified Currency Hedge be terminated or, with the consent of the Administrative Agent and the Qualified Currency Hedge Counterparty, assigned and all amounts, including any termination, notional reduction, breakage or other fees or costs (however described) assessed by any Currency Hedge Counterparty, that are payable in connection with such prepayment be paid in full concurrent with the prepayment of the Notes and (iv) when the Notes are paid in full, each Interest Rate Hedge Agreement be terminated or assigned (with the consent of the Administrative Agent and the Interest Rate Hedge Counterparty) and all amounts, including any termination, notional reduction, breakage or other fees or costs (however described) assessed by any Interest Rate Hedge Counterparty, that are payable in connection with such prepayment be paid in full concurrent with the prepayment of the Notes. It is a condition precedent to any voluntary prepayments (i) that when the Notes are to be prepaid in part, the Interest Rate Hedge Agreements be assigned or terminated in part (with the consent of the Administrative Agent and Interest Rate Hedge Counterparty) concurrently with such prepayment of the Notes such that after giving effect to such partial termination or assignment, the aggregate notional balance thereunder shall be equal to at least 75% (but not more than 100%) of the Outstanding principal balance of the Floating Rate Notes hereunder and the Issuer shall be in compliance with Section 6.35 of this Indenture, and (ii) in the event of any voluntary prepayment that all amounts, including termination, notional reduction and breakage amounts, payable in connection with such termination or notional reduction, be paid in full. Any prepayment of the Notes shall include the amount necessary to reduce the notional amount of all Interest Rate Hedge Agreements in accordance with the terms of the related Interest Rate Hedge Agreements subject to the priority of payments set forth in Section 3.02(b). The Issuer may not make such prepayment from funds swept into the Collection Account from the Master Lockbox Account, except to the extent that funds in any such account would otherwise be payable to the Issuer in accordance with the terms of this Indenture.

(d) At any time that (i) the Borrowing Base exceeds the Outstanding Obligations, and (ii) so long as no Amortization Event, Event of Default, or Servicer Default has occurred and is continuing, the Issuer may request that the Indenture Trustee consent to the reallocation from a SUBI to the UTI or to another SUBI of (1) specific items of Equipment (collectively, the “Released Equipment”) and (2) the Related Assets (collectively, the “Released Assets”) by delivering to the Indenture Trustee, the Administrative Agent and each Noteholder a notice substantially in the form and substance of Exhibit D attached hereto (a “Notice of Release”) of its desire that such a reallocation occur. Such Notice of Release shall be delivered at least ten days but not more than 30 days before any day on which Issuer may desire that such reallocation occur. Any reallocation, and the resulting release of the Indenture Trustee’s security interest in any Released Equipment and related Released Assets pursuant to this Section 7.02(d), shall be subject to the following conditions precedent:

(i) before and after giving effect to such reallocation, there shall not exist any Amortization Event, Servicer Default or Event of Default;

(ii) before and after giving effect to such reallocation, the aggregate Outstanding Obligations of all Series then Outstanding shall not exceed the Borrowing Base;

(iii) the Issuer shall not have used any selection procedures that identified the Released Assets to be released as being more or less desirable or valuable than other comparable equipment and contracts owned or beneficially owned by the Trust or the Issuer (except that the Issuer may select to release such items of Equipment and the related Contracts that are in excess of the Concentration Limits and User Concentration Limits); and

(iv) on or prior to the date of such reallocation, the Issuer shall have delivered a Notice of Release to the Indenture Trustee, the Administrative Agent and each Noteholder, certifying that the foregoing conditions described in clause (i)-(iii) above shall have been satisfied in connection therewith, together with a pro forma Borrowing Base Certificate demonstrating compliance of the condition described in clause (ii) above.

(e) Upon the satisfaction of the foregoing conditions in accordance with Section 7.02(d) and execution by the Indenture Trustee and the Administrative Agent of the related Notice of Releases, such SUBI Assets shall be reallocated in accordance with the terms of the Trust Agreement, and, upon such reallocation, such SUBI Assets shall no longer be subject to the lien of the Indenture, nor shall they be for any purpose under the Relevant Documents constitute Collateral securing the Notes. Upon the request of the Issuer, its successors or assigns, and at the cost and expense of the Issuer, the Indenture Trustee shall deliver and, if necessary, execute such UCC-3 financing statements and releases as are necessary or reasonably requested by the Issuer to terminate and remove of record any documents constituting public notice of the security interest in such Released Equipment and related Released Assets granted hereunder being released.

Section 7.03. Unclaimed Funds. In the event that any amount due to any Noteholder remains unclaimed, the Issuer shall, at its own expense, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed. Any such unclaimed amounts shall be held by the Indenture Trustee in trust until the latest of (i) two years after the date of the publication described in the second preceding sentence, (ii) the date all other registered Noteholders of such Series shall have received full payment of all principal of and premium, if any, and interest and other sums payable to them on such Notes or the Indenture Trustee shall hold (and shall have notified the registered Noteholders that it holds) in trust for that purpose an amount sufficient to make full payment thereof when due and (iii) the date the Issuer shall have fully performed and observed all its covenants and obligations contained in this Indenture and the related Supplement with respect to such Series of Notes. Thereafter any such unclaimed amounts shall be paid to the Issuer by the Indenture Trustee on written demand; and thereupon the Indenture Trustee shall be released from all further liability with respect to such monies, and thereafter the registered Noteholders in respect of which such monies were so paid to the Issuer shall have no rights in respect thereof except to obtain payment of such monies from the Issuer.

Section 7.04. Payments, Computations, Etc. (a) Unless otherwise expressly provided herein or a Supplement to this Indenture, all amounts to be paid or deposited by the Issuer, the Trust or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States in immediately available funds to the Collection Account. The Issuer shall, to the extent permitted by law, pay to the Noteholders interest on all amounts not paid or deposited when due hereunder at the Overdue Rate. Except as set forth in the related Supplement, all computations of interest and other fees hereunder shall be made on the basis, for actual days elapsed, of a year of 360 days.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Interest or any fee payable hereunder, as the case may be; provided, however, that if such next succeeding Business Day shall occur after the last day of the calendar month preceding the related Payment Date, then any such payment shall be made on the next preceding Business Day.

ARTICLE VIII

DEFAULT PROVISIONS AND REMEDIES

Section 8.01. Event of Default. “Event of Default,” wherever used herein with respect to any Series of Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

(i) default by the Issuer (A) in making any payment of Note Interest and Fees, if any, then due and payable on any Series of Notes when such payment becomes due and payable and the continuation of such failure for more than two Business Days or (B) to pay on a Legal Maturity Date, the then unpaid principal balance of all of the related Series of Notes;

(ii) default in the payment of other amounts not dealt with in clause (i) above owing to the Noteholders of any Series, and the continuation of such default for more than five Business Days after the same shall have become due and payable in accordance with the terms of such Notes, this Indenture and the related Supplement;

(iii) default in the performance, or breach of any covenant contained in any Relevant Document by the Issuer, the Trust or any Seller (other than a covenant or an agreement a breach of which or default in the performance of which breach is elsewhere specifically dealt with in this Section 8.01) or if any representation or warranty of the Issuer, the Trust or any Seller (other than a breach of the Transferred Assets Representations and Warranties unless the Seller has not cured such breach in accordance with the related Transfer Agreement) made in connection with any Relevant Document or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith with respect to or affecting the Notes shall prove to be inaccurate in any material respect as of the time when the same shall have been made, and, in any case, if such breach or default or inaccuracy is capable of cure, continuance of such default or breach or inaccuracy for a period of 30 days after the earlier to occur of (i) actual knowledge of such default, breach or inaccuracy by the Issuer, the Trust or any Seller, as the case may be or (ii) the date on which there has been given, by registered or certified mail, to the Issuer, the Trust or any Seller, as the case may be, by the Administrative Agent, the Indenture Trustee of any Noteholder a written notice specifying such default or breach inaccuracy and requiring it to be remedied; provided, however, that no notice whatsoever shall be required with respect to any default in the due observance of performance of any negative covenant set forth in Sections 6.06, 6.07, 6.08, 6.09, 6.10, 6.11, 6.12, 6.14, 6.18, 6.24 or 6.36 hereof;

(iv) the entry of a decree or order for relief by a court having jurisdiction in respect of the Issuer, the Trust, the Servicer or any Seller in any involuntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) for the Issuer, the Trust, the Servicer or any Seller, as the case may be, or for any substantial part of any of their respective properties, or ordering the winding up or liquidation of any of their respective affairs and, in the case of the Servicer or any Seller, the continuance of any such decree or order for a period exceeding 60 days;

(v) the commencement by the Issuer, the Trust, the Servicer or any Seller of a voluntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or the consent by the Issuer, the Trust, the Servicer or any Seller to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Issuer, the Trust, the Servicer or any Seller or any substantial part of their respective properties, or the making by the Issuer, the Trust, the Servicer or any Seller of any general assignment for the benefit of creditors, or the failure by the Issuer, the Trust, the Servicer or any Seller generally to pay its debts as they become due, or the taking of corporate action against the Issuer, the Trust, the Servicer or any Seller in furtherance of any such action;

(vi) [Reserved;]

(vii) the Issuer fails to maintain good and transferable ownership in each Certificate pledged under this Indenture;

(viii) the Indenture Trustee does not have a first priority perfected security interest in the Collateral, free and clear of all liens other than Permitted Liens;

(ix) the Issuer fails to replace a Currency Hedge Counterparty within 90 days of the occurrence of a Currency Hedge Counterparty Required Rating Downgrade Event with respect to such Currency Hedge Counterparty, or within 60 days of a Currency Hedge Counterparty’s failure to post collateral after the occurrence of a Currency Hedge Counterparty Minimum Rating Downgrade Event, provided, that such Event of Default may be automatically cured upon the replacement of such Currency Hedge Counterparty with an Eligible Currency Rate Hedge Counterparty;

(x) the Issuer fails to replace an Interest Rate Hedge Counterparty within 90 days of the occurrence of an Interest Rate Hedge Counterparty Required Rating Downgrade Event with respect to such Interest Rate Hedge Counterparty, or within 60 days of an Interest Rate Hedge Counterparty’s failure to post collateral after the occurrence of an Interest Rate Hedge Counterparty Minimum Rating Downgrade Event, provided, that such Amortization Event may be automatically cured upon the replacement of such Interest Rate Hedge Counterparty with an Eligible Interest Rate Hedge Counterparty;

(xi) a Servicer Default shall have occurred, the Noteholders shall elect to terminate the Servicer and a replacement Servicer shall not have assumed the obligations of the Servicer within 60 days;

(xii) this Indenture or any other Relevant Document ceases to be in full force and effect except to the extent that they are terminated in accordance with their terms;

(xiii) the occurrence of a reportable event (within the meaning of Section 4043 of ERISA) with respect to any Plan, or the occurrence of any event or condition with respect to a Plan which reasonably could be expected to result in imposition of a Lien on the Collateral or any SUBI Assets;

(xiv) the Issuer becomes subject to regulation by the Securities and Exchange Commission as an “investment company” within the meaning of the Investment Company Act of 1940; or

(xv) the occurrence of any Event of Default as specified in the related Supplement for any Series.

The occurrence of an Event of Default with respect to one Series of Notes, except to the extent waived by the requisite Persons under the related Supplement within such time as allowed by the Supplement, shall constitute an Event of Default with respect to all other Series of Notes then Outstanding unless the related Supplement with respect to each such Series of Notes shall specifically provide to the contrary.

Section 8.02. Acceleration of Expected Maturity; Rescission and Annulment. (a) Upon the occurrence of any of the conditions or events set forth in clauses (iv) or (v) of Section 8.01, the entire principal balance of all Notes of all Series then Outstanding, together with all accrued and unpaid interest (including any Default Interest), and all other amounts then due and payable to the Noteholders, shall become immediately due and payable without any further action by any Person. If an Event of Default (other than as set forth in clauses (iv) or (v) of Section 8.01) occurs and is continuing, then and in every such case the Indenture Trustee, may, and if acting at the written direction of the Global Requisite Majority, shall declare the entire principal of and accrued interest on all Notes of all Series then Outstanding to be due and payable immediately, by a notice in writing to the Issuer and to the Indenture Trustee given by the Global Requisite Majority, and upon any such declaration such principal and accrued interest shall become immediately due and payable, and the Indenture Trustee shall provide written notice of such declaration to the Administrative Agent, each Noteholder, each Currency Hedge Counterparty and each Interest Rate Hedge Counterparty.

(b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided, the Global Requisite Majority, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A) all of the installments of interest, Default Interest, fees, premium (if any) on and, if the Legal Maturity Date has occurred, principal of all the Notes then Outstanding which were overdue prior to the date of such acceleration;

(B) to the extent that payment of such interest is lawful, interest upon any overdue installments of interest at the Overdue Rate for such Notes set forth in the related Supplement;

(C) all sums paid or advanced by the Indenture Trustee or the Servicer and the reasonable compensation, out-of-pocket expenses, disbursements and advances of the Indenture Trustee, and its agents and counsel incurred in connection with the enforcement of this Indenture;

(D) all amounts due to the Administrative Agent;

(E) all scheduled payments, early termination amounts, taxes, indemnities, default interest and other amounts due under any Qualified Currency Hedge and any Interest Rate Hedge Agreement, together with interest accrued thereon, in accordance with the terms thereof; and

(F) all other fees and amounts due and payable under the Relevant Documents and payable pursuant to Section 3.02 hereof other than return of any Available Funds to the Issuer; and

(ii) all Events of Default, other than the nonpayment of the principal of or interest and fees on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 8.13 hereof.

No such rescission shall affect any subsequent default or impair any right consequent thereon, nor shall any such rescission affect any Qualified Currency Hedge or Interest Rate Hedge Agreement terminated in accordance with the terms thereof.

Section 8.03. Collection of Indebtedness. The Issuer covenants that, if an Event of Default occurs and is continuing and a declaration of acceleration has been made under Section 8.02 and not rescinded, the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Persons set forth in Section 3.02 hereof, the amounts and in the priorities set forth in Section 3.02 hereof.

Section 8.04. Remedies. If an Event of Default shall occur and be continuing, the Indenture Trustee, by such officer or agent as it may appoint, shall, subject to this Article VIII hereof, if instructed by the Global Requisite Majority:

(i) institute any Proceedings, in its own name and as trustee of an express trust, for the collection of all amounts then due and payable on the Notes of all Series or under this Indenture or the related Supplement with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral and any other assets of the Issuer any monies adjudged due;

(ii) subject to the User Rights, take possession of and sell (including any sale made in accordance with Section 8.17 hereof), hold or lease the Collateral or any portion thereof or rights or interest therein, at one or more public or private transactions conducted in any manner permitted by law;

(iii) institute any Proceedings from time to time for the complete or partial foreclosure of the Lien created by this Indenture with respect to the Collateral;

(iv) during the continuance of a Contract Default, cause the Trust to exercise any of the rights of the lessor under such Contract; provided, however, that the Indenture Trustee shall not be obligated to exercise such rights unless the Indenture Trustee is indemnified for its actions in accordance with the provisions of Section 9.02(iii);

(v) exercise any remedies of a secured party under the Uniform Commercial Code or any applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders hereunder;

(vi) institute such other appropriate Proceedings to protect and enforce any other rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy;

(vii) appoint a receiver or a trustee over the Issuer or its assets; or

(viii) foreclose on any SUBI Certificate subjected to the Lien of this Indenture.

Section 8.05. Indenture Trustee May Enforce Claims Without Possession of Notes. (a) In all Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all of the Noteholders, each Currency Hedge Counterparty, each Interest Rate Hedge Counterparty and each other beneficiary of this Indenture, and it shall not be necessary to make any Noteholder, Currency Hedge Counterparty, Interest Rate Hedge Counterparty, or other beneficiary of this Indenture a party to any such Proceedings.

(b) All rights of action and claims under this Indenture, the related Supplement or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery whether by judgment, settlement or otherwise shall, after provision for the payment of the reasonable compensation, expenses, and disbursements incurred and advances made, by the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes, each Interest Rate Hedge Counterparty, each Currency Hedge Counterparty and each other secured party hereunder, subject to the priority of payments set forth in Section 3.02.

Section 8.06. Allocation of Money Collected. If the Notes of all Series have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded or annulled, any money collected by the Indenture Trustee pursuant to this Article or otherwise and any other monies that may be held or thereafter received by the Indenture Trustee as security for such Notes shall be applied, to the extent permitted by law, at the date or dates fixed by the Indenture Trustee to the Persons, in the amounts and in the priorities set forth in Section 3.02 hereof.

Section 8.07. Limitation on Suits. Except to the extent provided in Section 8.08 hereof, the Holder of any Note shall have no right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii) the Global Requisite Majority shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii) such Holder or Holders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request (the unsecured indemnity of a Rated Institutional Noteholder being deemed satisfactory for such purpose);

(iv) the Indenture Trustee has, for 30 days after its receipt of such notice and request, failed to institute any such Proceeding; and

(v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 30 day period by the Global Requisite Majority;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or to seek to obtain priority or preference over any other Holders (except to the extent provided in the related Supplement) or to enforce any right under this Indenture, except in the manner herein provided and for the benefit of all Noteholders.

Section 8.08. Unconditional Right of Holders to Receive Principal and Interest and to Institute Proceedings. Notwithstanding any other provision of this Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of all amounts due and payable in respect of its Note, including, but not limited to, the principal of and interest and fees on such Note as such principal fees and interest becomes due and payable and to institute any Proceeding for the enforcement of such payment, and such rights shall not be impaired without the consent of such Holder.

Section 8.09. Restoration of Rights and Remedies. If either an Event of Default or an Amortization Event has occurred and is continuing, and the Indenture Trustee, the Administrative Agent, any Currency Hedge Counterparty, any Interest Rate Hedge Counterparty or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture or the related Supplement and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee, the Administrative Agent, any Currency Hedge Counterparty, any Interest Rate Hedge Counterparty or to such Holder, then and in every such case, subject to any determination in such Proceeding, the Issuer, the Indenture

Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee, the Administrative Agent, such Currency Hedge Counterparty, such Interest Rate Hedge Counterparty and the Holders shall continue as though no such Proceeding had been instituted.

Section 8.10. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Administrative Agent, any Currency Hedge Counterparty, any Interest Rate Hedge Counterparty or to the Holders pursuant to this Indenture or any Supplement is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 8.11. Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee, the Administrative Agent, any Currency Hedge Counterparty, any Interest Rate Hedge Counterparty or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture or by law to the Indenture Trustee, the Administrative Agent, any Currency Hedge Counterparty, any Interest Rate Hedge Counterparty or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Administrative Agent, each Currency Hedge Counterparty, each Interest Rate Hedge Counterparty or by the Holders, as the case may be.

Section 8.12. Control by Global Requisite Majority. Upon the occurrence of an Event of Default, the Global Requisite Majority shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee; provided that (i) such direction shall not be in conflict with any rule of law or with this Indenture, including, without limitation, Section 8.04 hereof; (ii) such Global Requisite Majority has offered to the Indenture Trustee reasonable indemnity against costs, expenses and liabilities which it might incur in connection therewith as provided in Section 9.02(iii) hereof; (iii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction, provided, however, that, subject to Section 9.01 hereof, the Indenture Trustee need not take any action which it determines might involve it in personal liability; and, (iv) if the conditions to retention of the Collateral set forth in Section 8.16 hereof have been satisfied, then any direction to the Indenture Trustee by the Holders of the Notes to undertake a sale of the Collateral shall be of no force and effect.

Section 8.13. Waiver of Past Defaults. (a) The Global Requisite Majority, on behalf the Holders of all the Notes of all Series and each other secured party hereunder, may waive any past Event of Default hereunder and its consequences, except any Event of Default that occurs with respect to any of:

(i) the payment of the principal of, or interest on, any Note of any Series, or

(ii) a covenant or provision hereof which cannot be modified or amended without the consent of all the Noteholders of all Series pursuant to Section 10.02 of this Indenture.

(b) Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; provided, however that no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon, nor shall it affect any Interest Rate Hedge Agreement which has been terminated in accordance with its terms.

Section 8.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Aggregate Note Principal Balance, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note on or after the Legal Maturity Date of such Note.

Section 8.15. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 8.16. Optional Preservation of Collateral. If all Series of Notes have been declared to be due and payable under Section 8.02 hereof following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee shall, at the written direction of the Global Requisite Majority, take possession of the Collateral and shall, provided that such Collateral continues to provide sufficient funds for the payment of principal of and interest on all Series of Notes then Outstanding and for the payment of all payments under each Qualified Currency Hedge and each Interest Rate Hedge Agreement as they would have become due if there had not been such a declaration, hold and maintain the Collateral for the benefit of the Noteholders each Currency Hedge Counterparty, each Interest Rate Hedge Counterparty and the Administrative Agent and apply all distributions received on the Collateral, subject to the provisions of Section 3.02 of this Indenture, to the payment of principal of and interest on all Series of Notes then Outstanding and to the payment of all payments under each Qualified Currency Hedge and each Interest Rate Hedge Counterparty and all other amounts payable hereunder as if there had not been such a declaration. The Indenture Trustee shall promptly notify each Noteholder, each Currency Hedge Counterparty, each Interest Rate Hedge Counterparty and the Administrative Agent of the direction by the Global Requisite Majority to retain the Collateral pursuant to this Section 8.16.

Section 8.17. Sale of Collateral. (a) The power to effect any sale (a “Sale”) of any portion of the Collateral pursuant to Section 8.04 hereof shall not be exhausted by any one or more Sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts payable on the Notes of all Series, under each Supplement and under this Indenture shall have been paid and all Secured Obligations under each Supplement and this Indenture have been satisfied. The Indenture Trustee, at the direction of the Global Requisite Majority, may from time to time postpone any Sale by public announcement made at the time and place of such Sale.

(b) Upon any Sale, whether made under the power of sale hereby given or under judgment, order or decree in any Proceeding for the foreclosure or involving the enforcement of this Indenture: (i) the Indenture Trustee, at the written direction of the Global Requisite Majority, may bid for and purchase the property being sold, and upon compliance with the terms of such Sale may hold, retain and possess and dispose of such property in accordance with the terms of this Indenture; and (ii) the receipt of the Indenture Trustee or of any officer thereof making such Sale shall be a sufficient discharge to the purchaser or purchasers at such Sale for its or their purchase money, and such purchaser or purchasers, and its or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Indenture Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misappropriation or non-application thereof.

(c) The Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a Sale thereof. In addition, the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a Sale thereof and to take all actions necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(d) The Indenture Trustee shall be entitled to consult with legal counsel and financial advisers (selected by the Indenture Trustee with due care) in connection with the sale of the Collateral and shall be protected in any reasonable action or forbearance taken in good faith and in reliance on the advice of such counsel or advisors. For the avoidance of doubt, no sale of the Collateral may be effected except in accordance with the terms of this Indenture.

Section 8.18. Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture or any Supplement shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture or any Supplement. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Administrative Agent or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

ARTICLE IX

CONCERNING THE INDENTURE TRUSTEE

Section 9.01. Duties of Indenture Trustee. The Indenture Trustee, prior to the occurrence of an Event of Default or after the curing of any Event of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the related Supplement. If an Event of Default with respect to any Series has occurred and is continuing, the Indenture Trustee, at the written direction of the Global Requisite Majority, shall exercise such of the rights and powers vested in it by this Indenture and the related Supplement, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provisions of this Indenture and any applicable Supplement, shall determine whether they are substantially in the form required by this Indenture and any applicable Supplement; provided, however, that the Indenture Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished pursuant to this Indenture and any applicable Supplement.

No provision of this Indenture or any Supplement shall be construed to relieve the Indenture Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct; provided, however, that:

(i) Prior to the occurrence of an Event of Default and after the curing of any Event of Default which may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture and any Supplements issued pursuant to the terms hereof. The Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and any Supplements issued pursuant to the terms hereof and no implied covenants or obligations shall be read into this Indenture and any Supplements issued pursuant to the terms hereof against the Indenture Trustee and, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, statements, reports, documents, orders, opinions or other instruments furnished to the Indenture Trustee and conforming to the requirements of this Indenture and any Supplements issued pursuant to the terms hereof;

(ii) The Indenture Trustee shall not be liable for an error of judgment made in good faith by a Corporate Trust Officer or Corporate Trust Officers of the Indenture

Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) The Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Global Requisite Majority relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

No provisions of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (the unsecured indemnity, in form and substance satisfactory to the Indenture Trustee, of a Rated Institutional Noteholder with a net worth of at least $100,000,000 being deemed satisfactory for such purpose).

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 9.01.

Section 9.02. Certain Matters Affecting the Indenture Trustee. Except as otherwise provided in Section 9.01 hereof:

(i) The Indenture Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any Opinion of Counsel, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Indenture Trustee may consult with counsel and any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel;

(iii) The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation or proceeding hereunder or in relation hereto at the request, order or direction of the Global Requisite Majority, pursuant to the provisions of this Indenture, unless the Global Requisite Majority shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein (including the fees and expenses of its counsel) or thereby (the unsecured indemnity, in form and substance satisfactory to the Indenture Trustee, of a Rated Institutional Noteholder with a net worth of at least $100,000,000 being deemed satisfactory for such purpose);

(iv) The Indenture Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(v) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Global Requisite Majority; provided, however, that the Indenture Trustee may require reasonable indemnity against any cost, expense or liability likely to be incurred in making such investigation as a condition to so proceeding (the unsecured indemnity, in form and substance satisfactory to the Indenture Trustee, of a Rated Institutional Noteholder with a net worth of at least $100,000,000 being deemed satisfactory for such purpose). The reasonable expense of any such examination shall be paid, pro rata, by the Noteholders of the applicable Series requesting such examination or, if paid by the Indenture Trustee, shall be reimbursed by such Noteholders upon demand; and

(vi) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys; provided that the Indenture Trustee shall be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it without the prior written consent of the Global Requisite Majority (such consent not to be unreasonably withheld).

The provisions of this Section 9.02 shall be applicable to the Indenture Trustee in its capacity as Indenture Trustee under this Indenture.

Section 9.03. Indenture Trustee Not Liable. (a) The recitals contained herein (other than the representations and warranties contained in Section 9.11 hereof), in any Supplement and in the Notes (other than the certificate of authentication on the Notes) shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture, any Supplement, the Notes, the Collateral or of any related document. The Indenture Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds thereof, or for the use or application of any funds paid to the Issuer or the Servicer in respect of the Collateral.

(b) Except as expressly provided herein or in any Supplement, the Indenture Trustee shall have no responsibility or liability for or with respect to the existence or validity of any item of Collateral, the perfection of any security interest (whether as of the date hereof or at any future time), the maintenance of or the taking of any action to maintain such perfection, the validity of the assignment of any portion of the Collateral to the Indenture Trustee or of any intervening assignment, the performance or enforcement of any Collateral, the compliance by Interpool, TLI or the Servicer with any covenant or the breach by Interpool, TLI or the Servicer of any warranty or representation made hereunder or in any Relevant Document or the accuracy of such warranty or representation, any investment of monies in the Collection Account or any Series Account or any Securities Account established hereunder or any loss resulting therefrom (provided that such investments are made in accordance with the provisions of Article 3 hereof), the acts or omissions of any Seller, the Servicer or any User or any action of the Servicer taken in the name of the Indenture Trustee.

(c) Except as expressly provided herein or in any Supplement, the Indenture Trustee shall not have any obligation or liability under any Contract by reason of or arising out of this Indenture or the granting of a security interest in such Contract hereunder or the receipt by the Indenture Trustee of any payment relating to any Contract pursuant hereto, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any of the obligations of the Issuer, the Servicer, TLI, Interpool or any other Seller under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it, or the sufficiency of any performance by any party, under any Contract.

Section 9.04. Indenture Trustee May Own Notes. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights it would have if it were not Indenture Trustee; provided that such transaction shall not result in the disqualification of the Indenture Trustee for purposes of Rule 3a-7 under the Investment Company Act of 1940.

Section 9.05. Indenture Trustee Fees and Expenses. The fees and expenses of the Indenture Trustee shall be paid by Interpool as Servicer pursuant to the terms of the Indenture Trustee Fee Letter, to Interpool, Inc. from the Indenture Trustee. Interpool as Servicer shall indemnify the Indenture Trustee (which for purposes of this Section 9.05 shall include its officers, directors, employees and agents) for, and hold it harmless against, any loss, liability or expense (including reasonable fees and expenses of its counsel) incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, the actions of the Custodian on behalf of the Indenture Trustee and the Relevant Documents, including the costs and expenses of defending itself both individually and in its representative capacity against any claim or liability in connection with the exercise or performance of any of its power or duties hereunder.

When the Indenture Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 8.01(iv) or Section 8.01(v), the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

Upon appointment of a successor Indenture Trustee pursuant to Section 9.08 hereof, and the satisfaction of the conditions and obligations thereunder (except for the Issuer’s notice requirement), any outstanding fees, expenses and indemnities due and payable to the predecessor Indenture Trustee shall be paid to it.

The obligations of Interpool as Servicer under this Section 9.05 shall survive the resignation and removal of the Indenture Trustee and satisfaction and discharge of this Indenture.

IN NO EVENT SHALL THE INDENTURE TRUSTEE BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF THE INDENTURE TRUSTEE HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.

Section 9.06. Eligibility Requirements for Indenture Trustee. The Indenture Trustee hereunder shall at all times be (i) a national banking association or a corporation acceptable to the Global Requisite Majority, or (ii) a Person who is not a Competitor of Interpool, in each case organized and doing business under the laws of the United States of America or any State, and authorized under such laws to exercise corporate trust powers acceptable to the Global Requisite Majority. In addition, the Indenture Trustee or its parent corporation shall at all times (i) have a combined capital and surplus of at least $250,000,000.00, (ii) be subject to supervision or examination by Federal or state authority and (iii) have a long-term senior unsecured debt rating of “A2” or better by Moody’s Investors Service, Inc. and a short-term senior unsecured debt rating of “P-1” or better by Moody’s Investors Service, Inc. and have a long-term senior unsecured debt rating of “A” or better by S&P and a short-term senior unsecured debt rating of “A-1” or better by S&P. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this Section 9.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Indenture Trustee hereunder shall at all times qualify for purposes of Rule 3a-7 under the Investment Company Act of 1940. If at any time the Indenture Trustee shall cease to qualify for purposes of Rule 3a-7 under the Investment Company Act of 1940, then the Issuer, with the prior written consent of the Global Requisite Majority, shall remove the Indenture Trustee and appoint a successor Indenture Trustee in accordance with the terms and conditions of this Indenture. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 9.07 hereof.

Section 9.07. Resignation and Removal of Indenture Trustee. The Indenture Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Issuer, the Servicer, the Administrative Agent and the Noteholders. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee (which shall be reasonably acceptable to the Global Requisite Majority) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Indenture Trustee, the Administrative Agent, each Currency Hedge Counterparty and each Interest Rate Hedge Counterparty and one copy to the successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the Global Requisite Majority may appoint a successor trustee or, if it does not do so within thirty (30) days thereafter, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, which successor trustee shall meet the eligibility standards set forth in Section 9.06 hereof.

If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 hereof and shall fail to resign after written request therefor by the Issuer, the Servicer or the Global Requisite Majority, or if at any time the Indenture Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Issuer may, and at the direction of the Global Requisite Majority shall, remove the Indenture Trustee and appoint a successor Indenture Trustee reasonably acceptable to the Global Requisite Majority by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor Indenture Trustee. The Indenture Trustee may be removed at any time, with or without cause, at the direction of the Global Requisite Majority.

Any resignation or removal of the Indenture Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.08 hereof.

The Indenture Trustee agrees to instruct any co-trustee to the extent necessary to fulfill the Indenture Trustee’s obligations hereunder.

Section 9.08. Successor Indenture Trustee. Any successor Indenture Trustee appointed as provided in Section 9.07 hereof shall execute, acknowledge and deliver to the Issuer and to its predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Indenture Trustee herein. The predecessor Indenture Trustee shall deliver to the successor Indenture Trustee all documents relating to the Collateral, if any, delivered to it, together with any amount remaining in the Collection Account and each Series Account. In addition, the predecessor Indenture Trustee and, upon request of the successor Indenture Trustee, the Issuer shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Indenture Trustee all such rights, powers, duties and obligations.

No successor Indenture Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Indenture Trustee shall be eligible under the provisions of Section 9.06 hereof and shall be reasonably acceptable to the Global Requisite Majority.

Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section, the Issuer shall mail notice of the succession of such Indenture Trustee hereunder to the Depository, all Noteholders each Currency Hedge Counterparty, each Interest Rate Hedge Counterparty and the Administrative Agent, in each case at their respective addresses set forth in Section 14.07 hereof. If the Issuer does not mail such notice within 10 days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 9.09. Merger or Consolidation of Indenture Trustee. Any Person into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any

Person resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any Person succeeding to the business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such Person shall be eligible under the provisions of Section 9.06 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.10. Separate Indenture Trustees, Co-Indenture Trustees and Custodians. The Indenture Trustee and the Global Requisite Majority shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Indenture Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any of the Collateral, when such separate trustee or co-trustee is necessary or advisable under any applicable laws or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any applicable jurisdiction. The separate trustees, co-trustees, or custodians so appointed shall be trustees, co-trustees, or custodians for the benefit of all Noteholders, each Currency Hedge Counterparty, each Interest Rate Hedge Counterparty and the Administrative Agent, and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Indenture Trustee. The Issuer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Indenture Trustee;

(ii) all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee or custodian;

(iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder unless appointed by them; and

(iv) the Indenture Trustee or the Global Requisite Majority may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian so appointed by it or them if such resignation or removal does not violate the other terms of this Indenture.

Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. A copy of every such instrument shall be furnished to the Indenture Trustee each Currency Hedge Counterparty, each Interest Rate Hedge Counterparty and the Administrative Agent.

Any separate trustee, co-trustee, or custodian may, at any time, constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee, co-trustee, or custodian shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian.

No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 hereof and no notice to Noteholders of the appointment thereof shall be required under Section 9.08 hereof.

The Indenture Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Indenture Trustee’s obligations hereunder.

Section 9.11. Representations and Warranties. The Indenture Trustee hereby represents and warrants that:

(a) Organization and Good Standing. The Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has the power to own its assets and to transact the business in which it is presently engaged;

(b) Authorization. The Indenture Trustee has the power, authority and legal right to execute, deliver and perform this Indenture and each Supplement and to authenticate the Notes, and the execution, delivery and performance of this Indenture and each Supplement and the authentication of the Notes has been duly authorized by the Indenture Trustee by all necessary corporate action;

(c) Binding Obligations. This Indenture and each Supplement, assuming due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligations of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors’ rights generally and the rights of trust companies in particular and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity;

(d) No Violation. The performance by the Indenture Trustee of its obligations under this Indenture and each Supplement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or bylaws of the Indenture Trustee;

(e) No Proceedings. To the best of its knowledge, there are no proceedings or investigations to which the Indenture Trustee is a party pending, or, to the knowledge of the Indenture Trustee, threatened, before any court, regulatory body, administrative agency or other tribunal or Governmental Authority (A) asserting the invalidity of this Indenture, any Supplement, the Notes or any other Relevant Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Indenture or any Supplement or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture, the Notes or any other Relevant Documents; and

(f) Approvals. Neither the execution or delivery by the Indenture Trustee of this Indenture or any Supplement nor the consummation of the transactions by the Indenture Trustee contemplated hereby or any Supplement requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any Governmental Authority under any existing federal or State of New York law governing the banking or trust powers of the Indenture Trustee.

Section 9.12. Indenture Trustee Offices. The Indenture Trustee shall maintain in the State of New York an office or offices or agency or agencies where Notes may be surrendered for registration of transfer or exchange, which office shall initially be located at 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust Services - Interpool and shall promptly notify the Issuer, the Servicer and the Noteholders of any change of such location.

Section 9.13. Notice of Event of Default, Amortization Event or Servicer Default and/or Waivers. If the Indenture Trustee shall have actual knowledge of a Servicer Default, an Event of Default or Amortization Event, the incipient occurrence of any such event with respect to any Series and/or any waiver thereof, the Indenture Trustee shall give prompt written notice thereof to the Administrative Agent, any Currency Hedge Counterparty, any Interest Rate Hedge Counterparty, and the Noteholders of such Series. For all purposes of this Indenture, in the absence of actual knowledge by a Corporate Trust Officer of the Indenture Trustee, the Indenture Trustee shall not be deemed to have actual knowledge of any default or event and/or waiver thereof unless notified in writing thereof by the Issuer, the Administrative Agent, any Currency Hedge Counterparty, any Interest Rate Hedge Counterparty, the Servicer, or any Noteholder, and such notice references the applicable Series of Notes generally, the Issuer, this Indenture and/or the applicable Supplement (to the extent applicable) the applicable default or event and/or waiver thereof.

ARTICLE X

SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures Not Creating a New Series Without Consent of Holders. (a) Without the consent of any Noteholders, any Currency Hedge Counterparty or any Interest Rate Hedge Counterparty, the Issuer, the Servicer, the Administrative Agent and the Indenture Trustee (acting at the direction of the Global Requisite Majority) may enter into one or more Supplements in a form satisfactory to the Indenture Trustee (provided that the Issuer, the Servicer, the Administrative Agent and the Indenture Trustee, at any time and from time to time, may, with the consent of each such Person, if the proposed Supplement adversely affects such Person’s rights, duties or immunities, enter into one or more Supplements in a form satisfactory to the Indenture Trustee), for any of the following purposes:

(i) to add to the covenants of the Issuer in this Indenture for the benefit of the Holders of all Series then Outstanding, to add to the covenants of the Issuer in a Supplement for the benefit of the Holders of the related Series or to surrender any right or power herein conferred upon the Issuer in this Indenture or any Supplement;

(ii) [Reserved];

(iii) to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject additional property to the Lien of this Indenture;

(iv) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of issue, authentication and delivery of the Notes, as herein set forth, or additional conditions, limitations and restrictions thereafter to be observed by the Issuer;

(v) to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee;

(vi) to evidence the succession of the Indenture Trustee pursuant to Article IX; or

(vii) to add any additional Events of Default or Amortization Events.

(b) Promptly after the execution by the Issuer, the Servicer and the Indenture Trustee of any Supplement pursuant to this Section, the Issuer shall mail to the Indenture Trustee, the Administrative Agent, the Holders of all Notes then Outstanding, each Currency Hedge

Counterparty and each Interest Rate Hedge Counterparty, a notice setting forth in general terms the substance of such Supplement, together with a copy of the text of such Supplement. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.

Section 10.02. Supplemental Indentures Not Creating a New Series with Consent of Holders. (a) With the prior written consent of the Global Requisite Majority and with the consent of each Currency Hedge Counterparty, each Interest Rate Hedge Counterparty, Interpool, each affected Control Party and the Administrative Agent (if the proposed Supplement adversely affects such Person’s rights, duties or immunities), the Issuer, the Servicer, the Administrative Agent and the Indenture Trustee may enter into a Supplement hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of any such Person under this Indenture; provided, however, that no such Supplement shall, without the consent of each such Person affected thereby:

(i) reduce the principal amount of any Note or the rate of interest thereon, change the priority of any payments required pursuant to this Indenture or any Supplement, or the date on which, or the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Legal Maturity Date thereof;

(ii) reduce the percentage of the Outstanding Notes required for (a) the consent of any Supplement to this Indenture, (b) the consent required for any waiver of compliance with certain provisions of this Indenture or waiver of any Event of Default or Amortization Event hereunder and their consequences as provided for in this Indenture or (c) the consent required to waive any payment default on the Notes;

(iii) modify any of the provisions of this Section 10.02 except to (A) increase any percentage provided herein or (B) list additional provisions of this Indenture that cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(iv) modify or alter the definition of the terms “Outstanding,” “Control Party,” “Global Requisite Majority” or “Borrowing Base”;

(v) impair, adversely affect or release all or any substantial part of the Collateral except as otherwise permitted herein;

(vi) permit the creation of any Lien with respect to any part of the Collateral or terminate the Lien of this Indenture on all or any substantial part of the Collateral at any time subject hereto until such property is substituted or removed from the Lien of this Indenture in accordance with the terms of this Indenture or deprive any beneficiary of the security in favor of the Indenture Trustee of the security afforded by the Lien of this Indenture;

(vii) modify any of the provisions of this Indenture in such a manner as to affect the amount of any payments of interest or principal due on any Note on any Payment Date; or

(viii) modify or alter any of Sections 3.02, 6.14, 6.21, 7.02, 8.06, 8.08, 8.13, 10.01 or 10.02 of this Indenture.

(b) Promptly after the execution by the Issuer, the Servicer and the Indenture Trustee of any Supplement pursuant to this Section, the Issuer shall mail to the Holders of the Notes, each Currency Hedge Counterparty, each Interest Rate Hedge Counterparty, each other Person directly affected by such Supplement and the Administrative Agent, a notice setting forth in general terms the substance of such Supplement, together with a copy of the text of such Supplement. Any failure by the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.

Section 10.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, a Supplement permitted by this Article or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplement is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such Supplement which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 10.04. Effect of Supplemental Indentures. Upon the execution of any Supplement in accordance with this Article, this Indenture shall be modified in accordance therewith, and such Supplement shall form a part of this Indenture for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 10.05. Reference in Notes to Supplemental Indentures. Any Notes authenticated and delivered after the execution of any Supplement pursuant to this Article may, and shall, if required by the Issuer, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such Supplement. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee (acting at the written direction of all affected Noteholders), may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Section 10.06. Issuance of Series of Notes. (a) The Issuer may from time to time direct the Indenture Trustee to execute and authenticate one or more Series of Notes; provided, however, that, unless otherwise provided in the Supplement relating to any then outstanding Series of Notes, the written consent of each of the Holders of such Notes shall be required as a condition to such execution and authentication, which consent may be granted or withheld at the sole discretion of each such Holder and may be subject to such conditions or terms as each such Holder, in its sole discretion, may require.

(b) On or before the Series Issuance Date relating to any Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such Series. Unless otherwise provided in the Supplement relating to any then outstanding Series of Notes, the terms of such Supplement shall be subject to the written approval of each of the Holders of Notes then outstanding.

ARTICLE XI

HOLDERS LISTS

Section 11.01. The Issuer to Furnish Indenture Trustee Names and Addresses of Holders. Unless otherwise provided in the related Supplement, if the Indenture Trustee is not then maintaining the Note Register pursuant to Section 2.05 of this Indenture, the Issuer will furnish or cause to be furnished to the Indenture Trustee (i) not more than 10 days after each Determination Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses and tax identification numbers of the Holders of Notes as of such Determination Date, and (ii) at such other times as the Indenture Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

Section 11.02. Preservation of Information; Communications to Holders. The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 11.01 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 11.01 upon receipt of a new list so furnished.

ARTICLE XII

AMORTIZATION EVENTS

Section 12.01. Amortization Event. “Amortization Event” means the occurrence of any Amortization Event as specified in the related Supplement for any Series (whatever the reason for such Amortization Event and whether it shall be voluntary or involuntary or be affected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority).

Once an Amortization Event has occurred, such Amortization Event shall continue at all times thereafter unless such Amortization Event is waived or cured in accordance with the provisions of the related Supplement.

Section 12.02. Waiver of Amortization Events. Upon the waiver or cure of an Amortization Event in accordance with the related Supplement, such Amortization Event shall cease to exist and shall be deemed to have been cured and not to have occurred or to not be continuing for every purpose of this Indenture; provided, however, that no such waiver or cure shall extend to any subsequent or other Amortization Event or impair any right consequent thereon.

Section 12.03. Notice of Amortization Event. Upon the occurrence of an Amortization Event or a condition or event, which with the passage of time, the giving of notice, or both, would constitute an Amortization Event, the Issuer shall provide written notice of such condition or event to the Indenture Trustee, the Administrative Agent and the Noteholders.

ARTICLE XIII

THE ADMINISTRATIVE AGENT

Section 13.01. Authorization and Action. Each Noteholder (by accepting a Note hereunder) hereby designates and appoints Citigroup Global Markets Realty Corp. as the Administrative Agent hereunder, and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Indenture and the other Relevant Documents together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Noteholder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Indenture or otherwise exist for the Administrative Agent. In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent for the Noteholders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Issuer, the Trust, any Seller or the Servicer or any of their respective successors or assigns. The Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Indenture, any other Relevant Document or applicable law. The appointment and authority of the Administrative Agent hereunder shall terminate at the indefeasible payment in full of all amounts due under the Notes and any Administrative Agent Fee Letter. Upon receipt from the Issuer or the Servicer, the Administrative Agent shall promptly (but in no event later than the time required under each Supplement) forward copies of any and all notices and other documents to the appropriate parties.

Section 13.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Indenture and the other Related Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care.

Section 13.03. Exculpatory Provisions. The Administrative Agent and any of its directors, officers, agents or employees, shall not be (i) liable for any action lawfully taken or omitted to be taken by it under or in connection with this Indenture or any other Relevant Document (except for its own gross negligence or willful misconduct or the breach of its obligations expressly set forth in this Indenture or any other Relevant Document or the breach of its obligations expressly set forth herein or (ii) responsible in any manner to any of the Noteholders for any recitals, statements, representations or warranties made by the Issuer, ICF (individually or as Initial Beneficiary, on behalf of the Trust), any Seller or the Servicer contained in this Indenture, any other Relevant Documents or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Indenture or any other Relevant Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, any other Relevant Document or any other document furnished in connection herewith, or for any failure of the Issuer, the Trust, any Seller or the Servicer to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in the Relevant Documents. The Administrative Agent shall not be under any obligation to any Noteholder to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Indenture or any other Relevant Document, or to inspect the properties, books or records of the Issuer, the Trust, any Seller or the Servicer. The Administrative Agent shall not be deemed to have knowledge of any Amortization Event, Servicer Default, Event of Default, Potential Amortization Event, Potential Servicer Default or Default unless the Administrative Agent has received notice thereof from the Issuer, the Indenture Trustee or a Noteholder.

Section 13.04. Reliance. The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer, Seller or Servicer), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Indenture or any other Relevant Document furnished in connection herewith unless it shall first receive such advice or concurrence of the Global Requisite Majority, as it deems appropriate or it shall first be indemnified to its satisfaction by the Noteholders, provided, that unless and until the Administrative Agent shall have received such advice, the Administrative Agent may take or refrain from taking any action, as the Administrative Agent shall deem advisable and in the best interests of the Noteholders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Global Requisite Majority, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Noteholders.

Section 13.05. Non-Reliance on Administrative Agents and Other Noteholders. Each Noteholder (by accepting a Note hereunder) expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates, has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including, without limitation, any review of the affairs of the Issuer, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Noteholder (by accepting a Note hereunder) represents and warrants to the Administrative Agent that it has made and will make, independently and without reliance upon the Administrative Agent or any other Noteholder and based on such documents and information as it has deemed appropriate, its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Servicer, the Issuer and the Collateral and made its own decision to enter into this Indenture and the other Relevant Documents.

Section 13.06. Reimbursement and Indemnification. The Noteholders (by accepting a Note hereunder) agree to reimburse and indemnify Administrative Agent, and each of its officers, directors, employees, representatives and agents ratably according to their pro rata shares, to the extent not paid or reimbursed by the Issuer or the Servicer (i) for any amounts for which the Administrative Agent, acting in its capacity as Administrative Agent, is entitled to reimbursement by the Issuer, the Seller or the Servicer hereunder and (ii) for any other expenses incurred by the Administrative Agent, in connection with the administration and enforcement of this Indenture or any other Relevant Document.

Section 13.07. Administrative Agent in Its Individual Capacity. The Administrative Agent and each of its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Servicer, the Issuer or any Affiliate of the Issuer or the Servicer as though the Administrative Agent was not the Administrative Agent hereunder. With respect to the acquisition of the Note(s) pursuant to this Indenture, the Administrative Agent and each of its Affiliates shall have the same rights and powers under this Indenture and any other Relevant Document as any Noteholder and may exercise the same as though it were not the Administrative Agent and the term “Noteholder” and “Noteholders” shall include the Administrative Agent in its individual capacity, if the Administrative Agent becomes Noteholder (as applicable) hereunder.

Section 13.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving not less than 60 days’ prior written notice thereof to the Issuer, the Servicer and the Indenture Trustee and may be removed at any time with or without cause by the Global Requisite Majority. Upon any such resignation or removal, the Global Requisite Majority shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Global Requisite Majority, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the Global Requisite Majority’s removal of the retiring Administrative Agent, then the retiring Administrative Agent may petition a court of competent jurisdiction to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Indenture and the other Relevant Documents. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Indenture. After the retiring Administrative Agent’s resignation hereunder as Administrative Agent (in accordance with the terms of this Indenture), the provisions of this Indenture shall inure to its benefit and be binding upon it as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Indenture.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

Section 14.01. Compliance Certificates. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture or any Supplement, the Issuer shall furnish to the Indenture Trustee a certificate signed by an Authorized Officer of the Issuer stating that all conditions precedent, if any, provided for in this Indenture and any relevant Supplement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate need be furnished.

(b) Every certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each individual signing such certificate has read such covenant or condition and the definitions relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 14.02. Form of Documents Delivered to Indenture Trustee. (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.

(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 14.03. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or any Supplement to be given or taken by Holders may be (i) embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, (ii) evidenced by the written consent or direction of the Global Requisite Majority or the Holders of such other specified percentage of the principal amount of the Notes, as the case may be, or (iii) evidenced by a combination of such instrument or instruments; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments and record are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 14.04. Inspection and Audit Inspections. (a) Upon reasonable notice to the Issuer specifying the particulars of each request and subject to appropriate and reasonable confidentiality covenants, the Issuer shall permit the representatives of the Administrative Agent and the Initial Noteholders, and their duly authorized representatives, attorneys and accountants, to audit and examine all of the information systems, books, records, reports and other papers of the Servicer, the Issuer and the Trust with respect to the Collateral and the SUBI Assets subject to the Lien of the Indenture, to make copies and extracts therefrom, and to discuss the affairs, finances and accounts with the officers, employees and Independent Accountants of the Servicer, the Issuer and the Trust for the purpose of reviewing or evaluating the Servicer’s, the Issuer’s, and/or the Trust’s performance of its duties and obligations hereunder and under the other Relevant Documents. The number of audits and examinations conducted pursuant to the provisions of this Section 14.04(a) shall, subject to the provisions of Section 14.04(b), be reasonable and customary. Subject to the provisions of Section 14.04(b), all reasonable out-of-pocket expenses incidental to the first annual exercise by any such person or its duly authorized representatives, attorneys and accountants of the inspection right hereunder shall be borne by the Servicer, without right of reimbursement from any such person for such expenses; provided, however, to the extent that any such person serves in multiple capacities under the Relevant Documents, such person shall be entitled to reimbursement of such reasonable out of pocket expenses only once per annum; provided further that such persons agree to use reasonable efforts to share information among one another and to coordinate such inspections to minimize the number of total audits per annum and the expenses incurred by the Issuer in connection therewith. No such Person shall be liable to any other Person for failure to so share information to otherwise cooperate with any other Person concerning such audit.

(b) If at any time an Amortization Event, Event of Default or Servicer Default shall have occurred and is continuing, or, with respect to a breach of any financial covenant that is an Amortization Event, a Servicer Default or Event of Default, such Amortization Event, Servicer Default or Event of Default is incipient, then (i) such persons and their duly authorized representatives, attorneys and accountants may exercise the rights granted to them in Section 14.04(a) at any time upon reasonable notice to the Issuer, (ii) the Administrative Agent may appoint an Independent Accountant other than that Person previously acting as accountant for any of the Servicer, the Trust or the Issuer for the purpose of conducting any review contemplated by this Section 14.04 and (iii) all examinations and audits conducted pursuant to this Section 14.04 shall be at the Servicer’s expense.

(c) The Issuer also agrees (i) to make available on a reasonable basis to the Administrative Agent and any Initial Noteholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Issuer and (ii) to allow the Administrative Agent and the Initial Noteholders to inspect the Servicer’s facilities during normal business hours.

(d) At all times during the term hereof, the Issuer shall either (i) keep available in physical form at its principal executive office for inspection by the Administrative Agent, the Initial Noteholders and/or their duly authorized representatives, attorneys or accountants the Master List, together with a reconciliation of such Master List, indicating the cumulative addition and removal of Contracts and Equipment, or (ii) maintain electronic facilities which allow such list and reconciliation to be generated.

(e) The Issuer will maintain, or cause the Servicer to maintain, accounts and records as to the Collateral pledged hereunder that are accurate and sufficiently detailed as to permit (i) the reader thereof to know as of the most recent Determination Date the status of such Collateral, including, without limitation, Collections received and any other payments owing (and the nature of each) and (ii) reconciliation between Collections and payments with respect to the Collateral and the amounts from time to time deposited in the Collection Account in respect of such SUBI Assets and other Collateral.

(f) The Issuer will maintain, or will cause to be maintained, computerized accounts and records so that, from and after the date hereof the Trust’s accounts and records indicate clearly that the Collateral is owned by the Trust and that the Transferred Assets and any other SUBI Assets are owned by the Trust and that the Collateral is pledged to the Indenture Trustee. The Issuer will not permit the Trust to delete from or modify the Trust’s ownership of a Contract or an item of Equipment on its accounts and records until, and only until, the Contract and/or any item of Equipment has been paid in full or purchased or substituted or assigned to the Servicer or a subservicer or any other Person in accordance with the Relevant Documents.

Section 14.05. Limitation of Rights. Except as expressly set forth in this Indenture, this Indenture shall be binding upon the Issuer, the Indenture Trustee, each Currency Hedge Counterparty, each Interest Rate Hedge Counterparty, the Administrative Agent, the Noteholders and the Servicer, and their respective successors and permitted assigns and shall not inure to the benefit of any Person other than the parties hereto, the Noteholders, the Administrative Agent, each Currency Hedge Counterparty and each Interest Rate Hedge Counterparty as provided herein.

Section 14.06. Severability. (a) If any one or more of the provisions of this Indenture shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture.

(b) The invalidity of any one or more phrases, sentences, clauses or Sections of this Indenture contained, shall not affect the remaining portions of this Indenture, or any part thereof.

Section 14.07. Notices. All demands, notices and communications hereunder shall be in writing, and shall be deemed to have been duly given (a) in the case of the Indenture Trustee, at the following address: U.S. Bank National Association, 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604, Attention: Corporate Trust Services - Interpool, telephone: (312) 325-8902, facsimile: (312) 325-8905, (b) in the case of the Servicer, at the following address: Interpool, Inc., 211 College Road East, Princeton, New Jersey 08540, Attention: Chief Financial Officer, telephone: (609) 452-8900, facsimile: (609) 452-8211, (c) in the case of the Issuer, at the following address: 211 College Road East, Princeton, NJ 08540, with a copy to Interpool, Inc., 211 College Road East, Suite A2, Princeton, New Jersey 08540, Attention: Executive Vice President, telephone: (609) 452-8900, facsimile: (609) 452-8211, (e) in the case of any Noteholder, at its address as shown in the registration books maintained by the Indenture Trustee, (f) in the case of the Trust, at the following address: c/o U.S. Bank Trust National Association, 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604, (g) in the case of the Interest Rate Hedge Counterparty or the Currency Hedge Counterparty, at its address set forth in the related Interest Rate Hedge Agreement or Currency Hedge Agreement, respectively, (h) in the case of the Administrative Agent, 388 Greenwich Street, 19th Floor, New York, New York 10013, Attention: Asset Backed Finance, facsimile: (212) 816-0216, (i) to any other party to the Relevant Documents, at its address set forth in the related Relevant Document, and (i) at other such address as shall be designated by such party in a written notice to the other parties. Any notice required or permitted to be given to a Noteholder, Interest Rate Hedge Counterparty or any party hereto shall be given by certified first class mail, postage prepaid (return receipt requested), or by hand, or by guaranteed overnight courier, or by facsimile, with subsequent telephone confirmation of receipt thereof. Notice shall be effective upon receipt.

Section 14.08. No Waiver: Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Issuer, the Indenture Trustee, the Administrative Agent, each

Currency Hedge Counterparty, each Interest Rate Hedge Counterparty or any Noteholder, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

Section 14.09. Captions. The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture.

Section 14.10. Governing Law. THIS INDENTURE AND ANY AMENDMENT HEREOF OR SUPPLEMENT HERETO SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. IF ANY PROVISION OF THIS INDENTURE IS DEEMED INVALID, IT SHALL NOT AFFECT THE BALANCE OF THIS INDENTURE. THIS INDENTURE HAS BEEN DELIVERED IN THE STATE OF NEW YORK.

Section 14.11. No Petition. The Indenture Trustee, the Administrative Agent, each Currency Hedge Counterparty and each Interest Rate Hedge Counterparty, each on its own behalf, hereby covenants and agrees, and each Noteholder by its acquisition of its Note shall be deemed to covenant and agree, that it will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to this Indenture and the other Relevant Documents, institute against, or join or cooperate and encourage any other Person in instituting against, the Issuer or the Trust, any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any applicable bankruptcy, insolvency or similar law. The Indenture Trustee, the Administrative Agent, each Currency Hedge Counterparty and each Interest Rate Hedge Counterparty, each on its own behalf, hereby covenants and agrees, and each Noteholder by its acquisition of its Note shall be deemed to covenant and agree, that it will not, institute against, or join or cooperate and encourage any other Person in instituting against, any Bankruptcy Remote Noteholder prior to the date that is one year and one day since the last day on which any indebtedness of such Bankruptcy Remote Noteholder shall have been outstanding , any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any applicable bankruptcy, insolvency or similar law. The provisions of this Section 14.11 shall survive the termination of this Indenture.

Section 14.12. Recourse Against Certain Parties. (a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Issuer, the Servicer, the Administrative Agent or each Noteholder as contained in the Relevant Documents or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such party or any incorporator, affiliate, stockholder, officer, employee or director of such party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood by the Issuer, the Indenture Trustee, the Administrative Agent each Noteholder, each Currency Hedge Counterparty and each Interest Rate Hedge Counterparty, that the agreements of such party contained in the Relevant Documents and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party.

(b) The provisions of this Section 14.12 shall survive the termination of this Indenture.

Section 14.13. General Interpretive Principles. For purposes of this Indenture except as otherwise expressly provided or unless the context otherwise requires:

(a) the defined terms in this Indenture shall include the plural as well as the singular and the use of any gender herein shall be deemed to include any other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

(c) references herein to “Articles,” “Sections,” “Subsections,” “paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Indenture;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

(e) the words “herein,” “hereof’, “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular provision; and

(f) the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 14.14. Service of Process and Jurisdiction. Each party to this Indenture hereby (i) irrevocably submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the right of any party to remove to the United States District Court for the Southern District of New York) and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Indenture, any other Relevant Document or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby brought by any transaction party or their respective successors or assigns, (ii) irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court, and (iii) irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Indenture, the other Relevant Documents or the subject matter hereof or thereof may not be enforced in or by such court. Except as otherwise provided by applicable law, a final judgment obtained in respect of any action, suit or proceeding referred to in this paragraph shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner as provided by applicable law, a certified or true copy of which final judgment shall be conclusive evidence of the fact and of the amount of any indebtedness or liability therein described. Each of the parties hereto hereby consents to service of process by registered mail or nationally recognized courier service in the United States at the address to which notices to it are to be given, and to receive service of process at any such address in any action, suit or proceeding with respect to any matter as to which it submits to jurisdiction as set forth above, it being agreed that service in such manner shall constitute valid service upon such party or its successors or assigns only in connection with any such action or proceeding.

Each of the parties hereto agrees that its submission to jurisdiction and consent to service of process by mail, as the case may be, set forth above is made for the express benefit of each other transaction party; provided, however, that nothing in this paragraph shall affect the right of any of such parties or their respective successors or assigns to serve legal process in any other manner permitted by law or affect the right of any of such parties or their respective successors or assigns to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

Section 14.15. Counterparts. This Indenture may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 14.16. Waiver of Jury Trial.

EACH OF THE PARTIES HERETO, AND EACH LEGAL AND BENEFICIAL OWNER OF A NOTE, HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS INDENTURE OR ANY OTHER OPERATIVE DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF

Section 14.17. Waiver of Immunity. To the extent that any party hereto or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal actions, suits or proceedings, from set-off or counterclaim, from the jurisdiction or judgment of any competent court, from service of process, from execution of a judgment, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, such party, for itself and its successors and assigns and its property, does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture, the other Relevant Documents or the subject matter hereof or thereof, subject, in each case, to the provisions of the Relevant Documents and mandatory requirements of applicable law.

Section 14.18. Statutory References. References in this Indenture and each other Relevant Document to any section of the Uniform Commercial Code or the UCC shall mean, on or after the effective date of adoption of any revision to the Uniform Commercial Code or the UCC in the applicable jurisdiction, such revised or successor section thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuer, the Servicer, the Administrative Agent and the Indenture Trustee have caused this Indenture to be duly executed and delivered by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

INTERPOOL CHASSIS FUNDING II, LLC

By:	Interpool, Inc.,
Its Member

By	/s/ William A. Geoghan
Name: William A. Geoghan Title: Senior Vice President

INTERPOOL, INC., as Servicer and as initial Custodian
By	/s/ William A. Geoghan
Name: William A. Geoghan Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity (except as expressly set forth herein), but solely as Indenture Trustee
By	/s/ Patricia M. Child
Name: Patricia M. Child Title: Vice President

CITIGROUP GLOBAL MARKETS REALTY CORP., as Administrative Agent
By	/s/ John Pawlowski
Name: John Pawlowski Title: Authorized Signer

APPENDIX A

GLOSSARY OF PRINCIPAL DEFINED TERMS

“1933 Act”: The Securities Act of 1933, as amended from time to time.

“Accountants’ Report”: Means the report described in Section 5.02 of the Servicing Agreement.

“Accumulated Depreciation”: As of any date of determination, the aggregate Monthly Equipment Depreciation for each item of Equipment allocated to a Certificate pledged under the Indenture. With respect to an item of Equipment allocated to any such Certificate, the Accumulated Depreciation shall accumulate from the date of the Appraisal used to determine the then-effective Appraisal Value thereof.

“Acquisition Schedule”: Shall have the meaning set forth in the related SUBI Supplement.

“Additional Amount”: This term shall have the meaning set forth in Section 2.4 of the Note Purchase Agreement.

“Additional Assets”: Means any Transferred Assets (other than Replacement Assets) transferred to the Trust on any Transfer Date after the Closing Date, including, but not limited to, each Additional Contract, Additional Equipment and the Related Assets thereto.

“Additional Asset Transfer Form”: Means an agreement for transfer of Additional Assets in the form of Exhibit F to each Transfer Agreement.

“Additional Contracts”: Means each separate lease agreement and each lease schedule, subschedule, summary, schedule or supplement, amendment and other modification thereto (including any master lease insofar as the same relates to any such schedule or supplement), but excluding Replacement Contracts, conveyed subsequent to the Closing Date by a Seller to the Issuer or the Trust and allocated to a Certificate pledged under the Indenture.

“Additional Equipment”: Means equipment that is transferred to the Trust on any Transfer Date other than the Closing Date pursuant to a Transfer Agreement and allocated to a Certificate pledged under the Indenture.

“Additional Insureds”: Has the meaning set forth in Section 6.08 of the Servicing Agreement.

“Adjusted Appraised Value”: With respect to any Eligible Equipment shall mean the Appraised Value of such item of Eligible Equipment minus the aggregate Accumulated

Depreciation calculated with respect to such item of Eligible Equipment as of the end of the immediately preceding Collection Period.

“Adjusted Equipment Value”: As of any date of determination, with respect to any item of Eligible Equipment, an amount equal to (x) (i) in the case of an item of Eligible Equipment which is not subject to a Finance Lease as of such date, the lesser of (a) the Net Book Value of such item of Eligible Equipment and (b) the Adjusted Appraised Value of such item of Eligible Equipment, and (ii) in the case of an item of Eligible Equipment which is subject to a Finance Lease as of such date, the Discounted Contract Balance of any Contract related to such item of Eligible Equipment minus (y) any Offset Amount with respect to such item of Eligible Equipment.

“Administrative Agent”: Citigroup Global Markets Realty Corp. and its permitted successors and assigns.

“Administrative Agent Fee”: This term shall have the meaning set forth in the Administrative Agent Fee Letter.

“Administrative Agent Fee Letter” means the Administrative Agent Fee Letter dated as of July 19, 2007 between the Administrative Agent and the Issuer.

“Affected Trust Asset”: This term shall have the meaning set forth in Section 7.1(c) of the Trust Agreement.

“Affiliate”: With respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Note Principal Balance”: For any date of determination, the sum of the outstanding principal balance of all Notes then Outstanding.

“Amortization Event”: This term has the meaning set forth in Section 12.01 of the Indenture.

“Applicable Law”: With reference to any Person, all laws, ordinances, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any Governmental Authority applicable to such Person or its property or in respect of its operations.

“Appraisal”: Means an appraisal by an Eligible Appraiser, which shall relate to the physical condition of the Equipment, taking into account, but not limited to, such considerations as type of equipment, original year of manufacture and any refurbishment of such equipment;

provided that such Appraisal shall be approved by the Administrative Agent and each Initial Noteholder.

“Appraised Value”: Means an amount, determined by an Appraisal, equal to the value that would be obtained in an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing, adjusted to account for the maintenance status of each item of Equipment. With respect to Equipment owned by the Trust on the Closing Date, the Appraised Value shall be as set forth in the Master List after the date of such Appraisal.

“Authorized Officer”: With respect to any matter, any officer of or other Person who is authorized to act for an entity.

“Available Funds”: On any Determination Date, an amount in Dollars equal to the sum of (i) all Collections on deposit in the Collection Account as of the immediately preceding Cut-off Date, (ii) all outstanding Servicer Advances made with respect to Contract Payments due during the immediately preceding Collection Period, (iii) all income and proceeds from amounts earned on Security Deposits on deposit in the Security Deposit Account, (iv) the amount of each Security Deposit applied against any amount payable by a User under a Contract. Notwithstanding the foregoing, the amount of Available Funds shall not be reduced by the amount of any investment loss which has occurred in any Eligible Investment purchased with moneys on deposit in the Security Deposit Account or Collections either during such Collection Period or subsequent to such Collection Period and prior to such Determination Date and (v) any cash capital contribution made by the Member to the Issuer and deposited into the Collection Account.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978, as amended from time to time, and any successor statute thereto.

“Bankruptcy Remote Noteholder”: Means a Noteholder that is a bankruptcy remote special purpose vehicle (such as a commercial paper conduit).

“Base Rate”: Shall have the meaning set forth in the related Supplement to the Indenture.

“Bear Stearns” Means Bear, Stearns & Co. Inc.

“Borrowing Base”: With respect to a Series, has the meaning set forth in the applicable Supplement for that Series.

“Borrowing Base Certificate”: A certificate with appropriate insertions setting forth the components of the Borrowing Base as of the last day of the month for which such certificate is submitted, which certificate shall be substantially in the form of Exhibit A to the Indenture with any modifications reasonably requested thereto and shall be certified by a duly authorized officer of the Servicer.

“Borrowing Base Deficiency”: Means an amount equal to the difference, if positive, between (i) the Aggregate Note Principal Balance and (ii) the Borrowing Base.

“Breakage Costs”: Any amount or amounts as shall compensate a Noteholder for any loss, cost or expense incurred by such Noteholder in connection with funding obtained by it with respect to its investment in the Notes as a result of (i) the failure of a requested advance or investment in Notes to be made when requested, (ii) a prepayment by the Issuer of principal or interest pursuant to the terms of any of the Indenture, the Note Purchase Agreement or any liquidity purchase agreement, or (iii) a change in the interest rate used to compute interest on the Notes, other than any such change occurring at the end of a LIBOR Period.

“Business Day”: (i) Any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, or the city in which the Corporate Trust Office of the Indenture Trustee is located are authorized or are obligated by law, executive order or governmental decree to be closed and (ii) if the applicable Business Day relates to any computation or payment to be made with respect to the One-Month LIBOR Rate, any day on which dealings in dollar deposits are carried on in the London Interbank Market.

“Business Trust Statute”: This term shall have the meaning set forth in Section 1.1 of the Trust Agreement.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Trap Event”: Means the failure of the Interpool Fleet Utilization to be at least the Cash Trap Required Percentage as of the end of any calendar month, and shall continue until the date on which (i) the Interpool Fleet Utilization is at least the Cash Trap Required Percentage as of the end of the calendar month then most recently ended, (ii) no Event of Default shall have occurred and be continuing, and (iii) no Amortization Event shall have occurred and be continuing.

“Cash Trap Required Percentage”: Means (i) for any date prior to October 31, 2007, 72.5% and (ii) for any date on or after October 31, 2007, 75%.

“Casualty Loss”: With respect to any Equipment, any of the following: (i) to the Servicer’s knowledge, damage to such Equipment beyond repair, (ii) requisition of such Equipment by any Governmental Authority, (iii) to the Servicer’s knowledge, the total loss or destruction of such Equipment or (iv) it becomes not roadworthy and such condition is not remedied within 90 days.

“Casualty Payment”: Any payment under a Contract in connection with a Casualty Loss that terminates all or a portion of the User’s obligation to make subsequent Contract Payments pursuant to the terms thereof.

“Category Value”: Means the amount equal to the purchase price that would be paid by Interpool for a new item of similar Equipment.

“Certificate”: A SUBI Certificate or a UTI Certificate.

“Certificateholder”: At any time, any Person in whose name a Certificate is registered in the Certificate Register.

“Certificate of Title”: This term shall have the meaning set forth in Section 2.1 of the Trust Agreement.

“Certificate Register”: This term shall have the meaning set forth in Section 4.3(c) of the Trust Agreement.

“Certificate Registrar Office”: Shall have the meaning set forth in Section 4.3(c) of the Trust Agreement.

“Change of Control”: The occurrence of any of the following events subsequent to the Closing Date: (a) at any time prior to a Parent IPO, (x) Permitted Investors shall fail to own, directly or indirectly, beneficially and of record, 100% of the common Capital Stock of Parent (other than Management Equity), or (y) Parent shall fail to own, directly or indirectly, beneficially and of record, 100% of the common Capital Stock of Interpool or the Servicer (to the extent the Servicer is Interpool) (other than Management Equity); and (b) at any time after a Parent IPO, (x) Permitted Investors fail to own, directly or indirectly, beneficially and of record, more of the common Capital Stock of Parent than any other “person” or “group” (as such terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended), or (y) Parent shall fail to own, directly or indirectly, beneficially and of record, 100% of the common Capital Stock of Interpool or the Servicer (to the extent the Servicer is Interpool) (other than Management Equity).

“Charges”: All federal, state, county, city, municipal, local, foreign or other governmental taxes (including income or franchise taxes), levies, assessments, charges or claims, in each case then due and payable, upon or relating to (i) the Collateral, (ii) employees, payroll, income or gross receipts of the Issuer, the Trust, any Seller or Servicer, (iii) ownership or use of any of the properties or assets of the Issuer, the Trust, any Seller or Servicer or (iv) any other aspect of the business of the Issuer, the Trust, any Seller or Servicer.

“Chassis”: The supporting frame, axles, wheels and tires of a non-automotive vehicle designed to be hauled by road exclusive of any container or other housing attached thereon.

“Chassis Holding Transfer Agreement”: The Transfer Agreement dated as of July 19, 2007, by and between Chassis Holding I LLC and TLI, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Citigroup” means Citigroup Global Markets Realty Corp.

“Claims”: This term shall have the meaning set forth in Section 5.5 of the Trust Agreement.

“Closing Date”: July 19, 2007.

“Code”: The Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

“Collateral”: This term shall have the meaning set forth in the granting clause of the Indenture.

“Collection Account”: This term shall have the meaning set forth in Section 3.01 of the Indenture.

“Collection Period”: With respect to any Payment Date, the period from the first day of the calendar month immediately preceding the month in which such Payment Date occurs through the last day of such immediately preceding calendar month; provided that the initial Collection Period with respect to any Series shall be from the Closing Date (as defined in the related Supplement to the Indenture) through the last day of the calendar month immediately preceding the month in which such Payment Date occurs.

“Collections”: With respect to any Collection Period, the sum of (i) all amounts received and collected for such Collection Period by, or on behalf of the Issuer, the Servicer, the Sellers or the Trust attributable to the Equipment, any related Contracts and any other Related Assets allocated to a Certificate pledged under the Indenture including, without limitation, Contract Payments, Residual Proceeds, Servicer Advances, Casualty Payments, Liquidation Proceeds, Equipment Insurance Proceeds and Prepayment Amounts, but excluding any Excluded Amounts, (ii) all payments received by the Issuer on any Qualified Currency Hedges then maintained by the Issuer, (iii) all payments received by the Issuer on each Interest Rate Hedge Agreement then maintained by the Issuer and (iv) any amounts on deposit in the Collection Account as a result of a Cash Trap Event.

“Commercial General Liability Insurance Policy”: The commercial general liability insurance policy issued by various underwriters described thereon, a copy of which is attached as Exhibit B to each Transfer Agreement, or any other replacement policy thereto that is substantially similar to it.

“Competitor”: Any Person engaged and competing with the Issuer, any Seller, Interpool, TLI, TL Canada or the Servicer in the Equipment leasing business; provided, however, that in no event shall any insurance company, bank, bank holding company, savings institution or trust company, fraternal benefit society, pension, retirement or profit sharing trust or fund, or any collateralized bond obligation fund or similar fund (or any trustee of any such fund) or any holder of any obligations of any such fund (solely as a result of being such a holder) be deemed to be a Competitor.

“Concentration Limits”: Except with the written consent of the Global Requisite Majority, in each case as a percentage of the aggregate Adjusted Equipment Value for all items of Eligible Equipment (after giving effect to the aggregate Accumulated Depreciation, any Casualty Losses, any Major Repairs and any Replacement Equipment calculated with respect to such Eligible Equipment as of the end of the immediately preceding Collection Period), included in the Collateral, (A) no more than 5% of all Equipment are Refrigeration Generators, (B) no more than 10% of all Equipment are Domestic Containers, (C) no more than 10% of Equipment is located and/or titled in Canada, (D) no more than 1% of the Equipment at any one time is located and/or titled in Mexico, including for Incidental Use, (E) no more than 10% of such Equipment is subject to a Contract that provides for Contract Payments less frequently than monthly, (F) no more than 35% of such Equipment is included in a “chassis pool” or otherwise subject to a pooling agreement and (G) (i) prior to the Payment Date following the six month anniversary of the Closing Date, no more than 60% of the Equipment may be subject to Split Leases and (ii) on and after the Payment Date following the six month anniversary of the Closing Date, (I) if the aggregate outstanding amount of the Series 2007-1 Notes is greater than $80,000,000 on the applicable determination date, no more than 10% of the Equipment may be subject to Split Leases or (II) otherwise no more than 60% of the Equipment may be subject to Split Leases.

“Confidential Information”: In relation to any Person, any written information delivered or made available by, or on behalf of the Issuer, any Seller, Interpool, TLI, TL Canada or the Servicer to such Person in connection with or pursuant to any Relevant Document or the transactions contemplated thereby which is proprietary in nature and clearly marked or identified in writing as being confidential information, other than information (i) which was publicly known, or otherwise known by such Person at the time of disclosure (except pursuant to disclosure in connection with any of the foregoing agreements), (ii) which subsequently becomes publicly known through no act or omission by such Person or (iii) which otherwise becomes known to such Person other than through disclosure by the Issuer, any Seller, Interpool, TLI, TL Canada and, if the Servicer is an Affiliate of Interpool, TLI, TL Canada or the Servicer.

“Consolidated”: As applied to any term used in the Relevant Documents, the relevant figures for Interpool and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Consolidated Subsidiaries”: As of any date and any Person, any Subsidiaries or other entities that are consolidated with such Person in accordance with GAAP.

“Contract”: Any portion or all, to the extent related to Equipment owned by the Trust and allocated to a Certificate pledged under the Indenture, of an Original Contract, a Replacement Contract or an Additional Contract; provided however, that, from and after the date on which a Contract is repurchased from the Trust, by a Seller (or its Affiliate or designee) or is otherwise replaced by a Replacement Contract pursuant to a Transfer Agreement, such Contract shall no longer be deemed to be a Contract under the Relevant Documents.

“Contract Default”: An event of default by a User under a Contract.

“Contract File”: Means with respect to any Contract allocated to a Certificate pledged under the Indenture, the related Lease File (as defined in the related SUBI Supplement).

“Contract Payment”: With respect to any Contract and any Collection Period: (i) if such Contract is then the subject of a Qualified Currency Hedge, the amount of Dollars to be received by the Issuer in respect of such Contract in such Collection Period pursuant to such Qualified Currency Hedge and (ii) if such Contract is not then subject to a Qualified Currency Hedge, the minimum monthly or other periodic contractual payment to be made by the related User for the use of the related Equipment in accordance with the terms of such Contract.

“Control Party”: With respect to a Series of Notes means, unless otherwise provided in the Supplement to the Indenture related to such Series of Notes, Noteholders evidencing more than 50% of the then outstanding principal balance of such Series of Notes.

“Corporate Trust Office”: The office of the Indenture Trustee at which at any particular time the Indenture shall be administered, which office on the Closing Date is located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.

“Corporate Trust Officer”: Any Assistant Vice President, Vice President, President or Trust Officer of the Indenture Trustee, or other officer who customarily performs functions similar to those performed by the Persons who at the time shall be such officers to whom any corporate trust matter is referred because of their knowledge of and familiarity with the particular subject.

“Counterparty Collateral Account”: The account or accounts established pursuant to Section 6.35(d) of the Indenture.

“Credit Policy”: Interpool’s credit and collection policy as set forth in Exhibit G to the Interpool Transfer Agreement.

“Currency Hedge Counterparty”: In the singular, any one of, and in the plural, all of the Eligible Currency Hedge Counterparties, their successors and assigns which have entered into a Qualified Currency Hedge.

“Currency Hedge Payments”: Any termination payments and any interest accrued thereon then due and payable to a Currency Hedge Counterparty under a Qualified Currency Hedge other than by reason of an event of default or termination event (other than illegality (as defined in the related Qualified Currency Hedge)) where the Currency Hedge Counterparty is the sole Defaulting Party (as defined in the related Qualified Currency Hedge) or the sole Affected Party (as defined in the related Qualified Currency Hedge).

“Custodian”: With respect to any Contract, Contract File or related Equipment allocated to a Certificate pledged under the Indenture, the related Custodian (as such term is defined in the related UTI Supplement or SUBI Supplement, as the case may be) or any successor thereto pursuant to the applicable UTI Supplement or SUBI Supplement.

“Cut-off Date”: With respect to each Transfer Date or Payment Date, as the case may be, the last day of the calendar month immediately preceding such Transfer Date or Payment Date, as the case may be.

“Dealer”: This term shall have the meaning set forth in Section 2.1(a) of the Trust Agreement.

“Dealer Agreements”: With respect to any Equipment, the related Dealer Agreement (as such term is defined in Section 2.1(a) of the Trust Agreement).

“Default”: Means an event that with the passage of time or the giving of notice or both would constitute an Event of Default.

“Default Interest”: The incremental interest specified in the related Supplement to the Indenture payable by the Issuer resulting from (i) the failure of the Issuer to pay when due any principal of or interest on the related Series of Notes or (ii) the occurrence of an Event of Default; provided that increases in the interest rate specified in the related Supplement to the Indenture as a result of interest grace periods, incentive pricing, alternative funding sources and market disruption shall not be deemed Default Interest.

“Defaulted Contract”: A Contract as to which any of the following is true: (i) the Servicer has reasonably determined, in its sole discretion and in accordance with the Servicing Standard that the remaining Contract Payments with respect to such Contract are fully or partially uncollectible, or (ii) any Contract Payment (or portion thereof) payable under such Contract is more than 120 days outstanding from the invoice date.

“Definitive Note”: Any Note issued in definitive form pursuant to the terms and conditions of Section 2.02 of the Indenture.

“Delinquent Contract”: A Contract, other than a Defaulted Contract, transferred to the Trust for allocation to a Certificate pledged under the Indenture, where any Contract Payment (or portion thereof) payable under such Contract is more than 90 days outstanding from the invoice date.

“Determination Date”: The second Business Day immediately preceding a Payment Date.

“Deutsche Bank” means Deutsche Bank Trust Company Americas.

“Direct Operating Expense”: Means any direct out-of-pocket Operating Expense incurred by the Servicer on behalf of the Issuer in connection with the servicing of the Equipment allocated to a Certificate pledged under the Indenture and the related Collateral as such servicing responsibilities are set forth in the Servicing Agreement; provided that any costs or fees incurred in connection with a Major Repair of an item of Equipment shall not be deemed a Direct Operating Expense.

“Discount Rate”: Means the internal rate of return under a Contract.

“Discounted Contract Balance”: Means, with respect to any Contract, on any date of determination, an amount equal to the present value of all remaining amounts due under such Contract, assuming such amounts are paid when due, discounted monthly at the Discount Rate.

“Dollars” or “$”: The lawful currency of the United States of America.

“Domestic Container”: Domestic Steel Cargo Container.

“Due Date”: With respect to any Contract and any Collection Period, the day of the month (or other applicable period) in which a Contract Payment is due on such Contract, exclusive of any days of grace.

“Eligible Account”: A segregated account maintained with one of the following: (i) the Indenture Trustee, (ii) a depository institution or trust company, with a capital and surplus of not less than $250,000,000, whose long term unsecured debt obligations are rated at least “A” by S&P or “A2” by Moody’s and whose deposits are insured by the Federal Deposit Insurance Corporation or (iii) a federally or state chartered depository institution, with a capital and surplus of not less than $250,000,000, subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. § 9.10(b).

“Eligible Appraiser”: The following appraisers: (i) for so long as they are independent of any member of the Interpool Group and the Fortress Group: Marshall & Stevens Incorporated, Valuation Research Corporation and American Appraisal Associates and (ii) any other independent appraiser approved by the Global Requisite Majority.

“Eligible Contract”: Any Contract owned by the Trust and allocated to a Certificate pledged under the Indenture that, as of the relevant date of determination, meets all of the following conditions: (i) such Contract is not classified as a Defaulted Contract and (ii) such Contract satisfies all of the applicable Transferred Assets Representations and Warranties.

“Eligible Currency Hedge Counterparty”: Any bank or other financial institution (or any party providing credit support on such Person’s behalf) that (i)(a) has either (x) an unsecured, short-term debt obligation rating of at least “A-2” by S&P or (y) if such entity does not have a short-term rating from S&P, an unsecured, long-term senior debt obligation rating of at least “BBB+” by S&P, and (b) has either (x) an unsecured, short-term debt rating of at least “P-1” by Moody’s and an unsecured and unsubordinated debt rating of at least “A1” by Moody’s or (y) if such entity does not have a short-term rating from Moody’s an unsecured, long-term senior debt rating of at least “A1” by Moody’s; or (ii) is otherwise approved by the Administrative Agent thereafter.

“Eligible Equipment”: Any item of Equipment owned by the Trust and allocated to a Certificate issued to the Issuer (which Certificate is pledged under the Indenture and is subject to a first priority perfected security interest in favor of the related Indenture Trustee), that, in each case, as of each relevant date of determination, meets all of the following conditions: (A) such item of Equipment is not a Predecessor Asset (whether as a result of a sale or substitution) and (B) such item of Equipment satisfies all of the applicable Transferred Assets Representations and Warranties as of the related Transfer Date and any other relevant date of determination.

“Eligible Interest Rate Hedge Counterparty”: any bank or other financial institution (or any party providing credit support on such Person’s behalf) that (i)(a) has either (x) an unsecured, short-term debt obligation rating of at least “A-2” by S&P or (y) if such entity does not have a short-term rating from S&P, an unsecured, long-term senior debt obligation rating of at least “BBB+” by S&P, and (b) has either (x) an unsecured, short-term debt rating of at least “P-1” by Moody’s and an unsecured and unsubordinated debt rating of at least “A1” by Moody’s or (y) if such entity does not have a short-term rating from Moody’s an unsecured, long-term senior debt rating of at least “A1” by Moody’s; or (ii) is otherwise approved by the Administrative Agent thereafter.

“Eligible Investments”: Means any one or more of the following types of investments:

(i) marketable obligations of the United States, the full and timely payment of which are directly backed by the full faith and credit of the United States;

(ii) marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States;

(iii) bankers’ acceptances and certificates of deposit and other interest-bearing obligations denominated in dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term securities of which are rated at least “A-1” by S&P and “P-1” by Moody’s;

(iv) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (i), (ii) and (iii) above entered into with any bank of the type described in clause (iii) above;

(v) commercial paper rated at least “A-1” by S&P and “P-1” by Moody’s;

(vi) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided however, that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall be at least “A-1” by S&P and “P-1” by Moody’s; and

(vii) mutual funds commonly known as “Money Market Funds” of Investment Companies (as defined in the Investment Company Act of 1940) regulated under the Investment Company Act of 1940 as amended, which money market funds invest substantially all of their assets in securities of the types described in paragraphs (i)

through (vi) above, including mutual funds managed or advised by the Indenture Trustee or an Affiliate thereof.

Any such Eligible Investment may be purchased by or through the Indenture Trustee or any of its Affiliates. A Security Entitlement with respect to any of the foregoing held in a Securities Account shall constitute an Eligible Investment. Each such Eligible Investment shall mature no later than the Business Day immediately preceding the next Payment Date.

“Entitlement Order”: Has the meaning set forth in Section 8-102(a)(8) of the Uniform Commercial Code in the State of New York.

“Equipment”: Any Equipment (as such term is defined in Section 2.1(a) of the Trust Agreement) allocated to a Certificate pledged under the Indenture.

“Equipment Insurance Policy”: With respect to any item of Equipment, an insurance policy covering physical damage to the related Equipment or covering any liabilities arising from the related Equipment or use thereof.

“Equipment Insurance Proceeds”: Proceeds paid by any Equipment insurer pursuant to any Equipment Insurance Policy covering an item of Equipment or the related Contract, net of the reasonable costs of collecting such proceeds which are not otherwise reimbursed; provided, however, that with respect to Equipment Insurance Proceeds related to liability insurance, such amounts shall be treated as an Excluded Amount for purposes of the Relevant Documents to the extent such amounts are not payable to the Indenture Trustee or the Noteholders.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”: Any entity controlled by, controlling or under common control with a Person within the meaning of Section 4001(b)(1) of ERISA or Section 4001(a)(14) of ERISA or under Section 412(n)(6) of the Code.

“Event of Default”: Has the meaning set forth in Section 8.01 of the Indenture.

“Exchange Act”: The Securities Exchange Act of 1934, as amended from time to time.

“Excluded Amounts”: All of the following: (i) any payments received from a User in connection with any late charges, taxes, fees or other charges imposed by any Governmental Authority or (ii) any indemnity payments made by a User for the benefit of any Person other than the Indenture Trustee, the Administrative Agent or the Noteholders (including any pledgee thereof) pursuant to a liability Equipment Insurance Policy, as applicable.

“Federal Funds Rate”: As of any date of determination, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the federal funds rates and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Indenture Trustee (or, if such day is not a

Business Day, for the next preceding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Indenture Trustee, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (New York City time).

“Federal Reserve Bank”: One of the twelve regional banks operated by the Federal Reserve System established by the Federal Reserve Act of 1913 to regulate the U.S. monetary and banking system.

“Finance Lease”: Means any “direct financing lease” under GAAP.

“Financial Asset”: Has the meaning set forth in Section 8-102(a)(9) of the Uniform Commercial Code in the State of New York.

“Financing”: This term shall have the meaning set forth in Section 5.1(a) of the Trust Agreement.

“Financing Statement”: A document duly signed and in proper form under applicable law to perfect the security interest of the secured party named therein in the personal property described therein, which is filed with the appropriate and necessary filing officials in the appropriate jurisdiction.

“Floating Rate Notes”: Notes bearing interest at a floating rate or based on a floating rate index (including, without limitation, the Series 2007-1 Notes).

“Fortress”: Means Fortress Investment Group LLC.

“Fortress Group”: (a) The Issuer, any Seller and the Servicer (for so long as the Servicer is Interpool) and any entity that, directly or indirectly, owns any Capital Stock of or “controls” (within the meaning of the Exchange Act), the Issuer, any Seller or the Servicer (for so long as the Servicer is Interpool) and (b) any other Affiliate of Interpool; provided that no Affiliate that is an investment vehicle for which (x) Fortress or an Affiliate of Fortress (provided in either case such Person is registered as an investment adviser under the Investment Advisers Act of 1940, as amended) (a “Fortress Registered Investment Adviser”) or (y) a Fortress Investment Adviser Subsidiary is the investment adviser (any such investment vehicle, a “Fortress Investment Vehicle”) (so long as Fortress and its Affiliates do not own more than 10% of the Capital Stock of such Fortress Investment Vehicle) shall be considered part of the Fortress Group.

“Fortress Investment Adviser Subsidiary”: Any direct or indirect wholly-owned Subsidiary of a Fortress Registered Investment Adviser, provided that (x) the Fortress Investment Vehicle in respect of which such Subsidiary is an investment adviser is listed under Item 7B on the Form ADV for such registered investment adviser and (y) such Subsidiary is a “Related Person” (as defined in such Form ADV) of such registered investment adviser.

“Generally Accepted Accounting Principles” or “GAAP”: Those generally accepted accounting principles and practices, consistently applied, which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof.

“Global Requisite Majority”: As of any date of determination, the determination of whether a Global Requisite Majority exists with respect to a particular course of action shall be determined in accordance with Section 5.03 of the Indenture.

“Governmental Authority”: This term shall mean (i) any federal, state, county, municipal or foreign government, or political subdivision thereof, (ii) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (iii) any court or administrative tribunal or (iv) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

“Grant”: Grant, bargain, convey, assign, transfer, mortgage, pledge, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm, all for the purpose of creating a security interest therein and not to transfer title. Any Grant of collateral shall include all rights, powers, and options (but none of the obligations) of the related grantor with respect thereto, including, without limitation, the immediate and continuing right to claim for, collect, receive, and give receipts for any income and proceeds in respect of any of the related collateral and all other moneys payable in respect thereof, to give and receive notices and other communications, to make waivers, amendments or other agreements, to exercise all rights and options, to bring judicial proceedings in the name of the grantor or otherwise and generally to do and receive anything that the grantor is or may be entitled to do or receive.

“Holder”: Has the meaning set forth in “Noteholder”.

“Incidental Use”: Use of an item of Equipment that is dependent on or affiliated with such item of Equipment’s primary use, which shall include use of such item of Equipment in a jurisdiction other than the jurisdiction in which such Equipment is primarily or permanently used (e.g., transit or temporary storage).

“Indebtedness”: As applied to a Person, means:

(i) all items (except items of capital stock or of surplus) which in accordance with Generally Accepted Accounting Principles, consistently applied, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which Indebtedness is to be determined and which includes, without limitation, capital leases and indebtedness for borrowed money and all amounts owing or to become owing in connection therewith, including all recourse and all non-recourse debt;

(ii) to the extent not included in the foregoing, all indebtedness, obligations and liabilities secured by any mortgage, pledge, lien or other security interest to which any property or asset owned by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

(iii) to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed or is otherwise contingently liable upon.

“Indemnified Party”: Has the meaning set forth in Section 9.26 of the Servicing Agreement.

“Indenture”: The Indenture, dated as of July 19, 2007, among the Issuer, the Servicer, the Administrative Agent and the Indenture Trustee, as it may be supplemented, amended and otherwise modified from time to time in accordance with its terms.

“Indenture Trustee”: The Person performing the duties of the Indenture Trustee under the Indenture, initially U.S. Bank National Association.

“Indenture Trustee Fee Letter”: The Indenture Trustee Fee Letter dated June 27, 2007 by U.S. Bank National Association.

“Indenture Trustee Fees”: All fees and expenses of the Indenture Trustee as specified in the Indenture Trustee Fee Letter.

“Independent Accountant”: Any of Pricewaterhouse Coopers LLP, Deloitte Touche Tohmatsu, Ernst & Young and KPMG.

“Initial Beneficiary”: Interpool Chassis Funding, LLC, a Delaware limited liability company and its permitted successors.

“Initial Noteholders”: Means each of Citigroup Global Markets Realty Corp., Bear, Stearns & Co., Inc., and Deutsche Bank Trust Company Americas.

“Insolvency Law”: The Bankruptcy Code or similar Applicable Law.

“Intangibles”: Goodwill and other items shown as intangible on such Person’s balance sheet as determined in accordance with GAAP.

“Interest”: Shall have the meaning set forth in the related Supplement to the Indenture.

“Interest Accrual Period”: With respect to any Notes, Interest Accrual Period has the meaning set forth in the related Supplement to the Indenture.

“Interest Coverage Ratio”: The ratio of (i) all Contract Payments less Operating Expenses less Servicing Fees to (ii) the sum of all interest payments on all Series of Notes, plus

(minus) net payments on all Interest Rate Hedge Agreements, plus all fees paid to the Administrative Agent, plus all fees paid to the Indenture Trustee.

“Interest Rate Hedge Agreement”: An interest rate hedge agreement between the Issuer and an Eligible Interest Rate Hedge Counterparty named therein that is entered into pursuant to Section 6.35 of the Indenture, including any schedules and confirmations prepared and delivered in connection therewith.

“Interest Rate Hedge Counterparty”: In the singular, any one of, and in the plural, all of the Eligible Interest Rate Hedge Counterparties, their successors and assigns which have entered into an Interest Rate Hedge Agreement.

“Interest Rate Hedge Transaction”: Each interest rate hedge transaction that is entered into pursuant to Section 6.35 of the Indenture and is governed by an Interest Rate Hedge Agreement.

“Interpool”: Interpool, Inc., a Delaware corporation.

“Interpool Fleet Utilization”: Means as of any month-end, the percentage calculated on the next Determination Date by dividing (i) the aggregate number of items of Equipment transferred to the Trust (and allocated to a Certificate pledged under the Indenture) which are then subject to a Contract which is not a Defaulted Contract, by (ii) the aggregate number of items of Equipment transferred to the Trust (and allocated to a Certificate pledged under the Indenture) calculated on a weighted average rolling three-month basis; provided, however, that (x) for the first Determination Date after the Closing Date, the “Interpool Fleet Utilization” shall be calculated based on the immediately preceding calendar month and (y) for the second Determination Date after the Closing Date, the “Interpool Fleet Utilization” shall be calculated based on the average for the two immediately preceding calendar months.

“Interpool Group”: Means, as of any relevant date, the affiliated group within the meaning of Section 1504 of the Code of which Interpool, Inc., or any successor thereto, is the common parent, and shall mean any group eligible to file consolidated or combined returns for state, local or foreign tax purposes, regardless of the identity of the common parent.

“Interpool Transfer Agreement”: The Transfer Agreement, dated as of July 19, 2007, by and between Interpool, the Trust and the Issuer, as such agreement is amended, supplemented and otherwise modified from time to time, in accordance with the provisions thereof.

“Investment”: When used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of securities of any other Person or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest, or otherwise, in any other Person, including any partnership and joint venture interests of such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

“IRS”: The Internal Revenue Service or any successor agency charged with the enforcement of the Code.

“Issuer”: Interpool Chassis Funding II, LLC.

“Joined Party”: Has the meaning set forth in the Lockbox Intercreditor Agreement.

“Legal Maturity Date”: With respect to any Series of Notes, the date on which the unpaid principal balance of, and accrued interest on, the Notes of such Series of Notes will be due and payable. The Legal Maturity Date for a Series of Notes shall be the “Legal Maturity Date” for such Series, as set forth in the related Supplement to the Indenture.

“LIBOR Period”: Has the meaning set forth in the related Supplement to the Indenture.

“Lien”: Any security interest, lien, charge, pledge, equity or encumbrance of any kind.

“Liquidation Expenses”: With respect to any Defaulted Contract, expenses incurred by the Servicer on behalf of the Noteholders, including fees and expenses of counsel to the Servicer, in connection with the repossession, shipping, refurbishing and disposition of the Equipment and other out-of-pocket costs related to the liquidation of such Equipment and the related Defaulted Contract.

“Liquidation Proceeds”: With respect to any Defaulted Contract, any of the proceeds from the sale or other disposition of the Equipment, the proceeds of the related Equipment Insurance Policy and monies payable under the Physical Damage Equipment Insurance Policy and any other Recoveries with respect to such Defaulted Contract and the related Equipment, net of Liquidation Expenses and amounts so received that are required to be refunded to the User on such Contract.

“Lockbox Agreement”: The Lockbox Agreement, dated as of March 28, 2002, by and among Interpool, Interpool Chassis Funding, LLC, Wachovia Capital Markets, LLC, Bank of New York, National Association (as successor to JPMorgan Chase Bank), as the ICF Indenture Trustee (as defined therein), ILFT 2002-B, as a joined party, ILFT 2002-C, as a joined party, National City Bank, as a joined party, the Indenture Trustee, the Lockbox Trustee, the Lockbox Bank and the Lockbox Servicer, as such agreement may be amended, modified, supplemented or restated from time to time.

“Lockbox Bank”: U.S. Bank National Association and any successor thereto in accordance with the terms and conditions of the Lockbox Agreement and the Lockbox Intercreditor Agreement.

“Lockbox Intercreditor Agreement”: The Intercreditor and Lockbox Administration Agreement, dated as of March 28, 2002, by and among Interpool, Interpool Chassis Funding,

LLC, Wachovia Capital Markets, LLC, Bank of New York, National Association (as successor to JPMorgan Chase Bank), as the ICF Indenture Trustee (as defined therein), ILFT 2002-B, as a joined party, ILFT 2002-C, as a joined party, National City Bank, as a joined party, the Indenture Trustee, the Lockbox Trustee, the Lockbox Bank, the Lockbox Servicer and each other Joined Party made a party thereto from time to time in accordance with the terms and conditions thereof, as such agreement may be amended, modified, supplemented or restated from time to time.

“Lockbox Servicer”: U.S. Bank National Association and any successor thereto in accordance with the terms and conditions of the Lockbox Agreement and the Lockbox Intercreditor Agreement.

“Lockbox Trustee”: U.S. Bank National Association and any successor thereto in accordance with the terms and conditions of the Lockbox Agreement and the Lockbox Intercreditor Agreement.

“Major Repair”: Any major repair of an item of Equipment, such as remanufacturing or refurbishment of such item of Equipment, or that requires the expense of such major repair to be capitalized under GAAP, or the cost of which is equal to or greater than the Adjusted Equipment Value.

“Management Equity”: means, with respect to any Person, common equity of such Person (or warrants to acquire such common equity) issued to management of such Person.

“Master List”: With respect to a Contract, the related Master List (as such term is defined in the related SUBI Supplement).

“Master Lockbox Account”: Means the Lockbox Account as defined in the Lockbox Intercreditor Agreement.

“Material Adverse Effect”: This term shall have the meaning set forth in Section 2.01 of the Servicing Agreement.

“Member”: Means Interpool, as the member set forth in the Operating Agreement.

“Monthly Equipment Depreciation”: For any item of Equipment, an amount equal to a quotient, (i) the numerator of which is the difference between (A) the Appraised Value of such item of Equipment and (B) the Salvage Value of such item of Equipment and (ii) the denominator of which is the Useful Life less the age in months at the last Appraisal of such item of Equipment.

“Moody’s”: Moody’s Investors Service, Inc. and any successor thereto.

“Moody’s Framework”: The Framework for De-Linking Hedge Counterparty Risks from Global Structured Finance Cashflow Transactions — Moody’s Methodology, dated May 25, 2006, as amended, restated, supplemented or otherwise modified from time to time.

“Moody’s Minimum Hedge Ratings”: The minimum Moody’s rating criteria described in the Moody’s Framework which, if met, would permit an institution to provide a hedge to a cashflow transaction or assume an existing hedge requiring replacement, in each case without posting collateral.

“Net Book Value”: With respect to an item of Equipment, as of any date of determination, an amount equal to the net book value of such item of Equipment (as determined by the Issuer in accordance with GAAP).

“Non-Managing Member”: This term shall have the meaning set forth in the Operating Agreement.

“Nonrecoverable Advance”: Any Servicer Advance previously made in respect of a Delinquent Contract by the Servicer pursuant to the terms of the Servicing Agreement, which in the good faith and reasonable commercial judgment of the Servicer and pursuant to an officer’s certificate of the Servicer, will ultimately not be recoverable by the Servicer from payments made by the related User or other obligor. For the avoidance of doubt, any Servicer Advance made in respect of a Delinquent Contract that becomes a Defaulted Contract shall be deemed a Nonrecoverable Advance.

“Note Interest and Fees”: For each Series of Notes Outstanding on any Payment Date, all amounts to be paid from the related Series Account on such Payment Date which represent payments of (i) interest (but not including any Default Interest) on such Series of Notes, (ii) commitment fees, deal agent fees and other fees payable to the Holders of such Series of Notes and (iii) payments with respect to indemnification payments, increased costs, increased capital, taxes and expenses payable pursuant to a Supplement or a Note Purchase Agreement.

“Note Purchase Agreement”: Any underwriting agreement or other purchase agreement for the Notes of any Series of Notes as more particularly defined in the related Supplement to the Indenture.

“Note Register”: The register maintained by the Indenture Trustee pursuant to Section 2.05 of the Indenture.

“Note Registrar”: The Indenture Trustee pursuant to Section 2.05 of the Indenture and any successor thereto in accordance with the terms and conditions of the Indenture.

“Noteholder” or “Holder”: At any time, any Person in whose name a Note is registered in the Note Register.

“Notes”: Any one of the promissory notes or other securities executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form attached to the related Supplement.

“Notice of Registered Pledge”: Shall have the meaning set forth in Section 4.3 of the Trust Agreement.

“Officer’s Certificate”: A certificate signed by a duly Authorized Officer of the Person who is required to sign such certificate.

“Offset Amount”: With respect to any Contract (i) for which a User is exercising any right of abatement reduction, recoupment, setoff, defense or counterclaim or (ii) for which any Person (other than the Servicer) asserts any fee for managing or administering the Equipment related to such Contract, an amount equal to the lesser of (x) the aggregate amount of all such abatements, reductions, recoupments, setoffs, defenses, counterclaims and fees or (y) the Adjusted Equipment Value associated with such contract.

“One-Month LIBOR”: Has the meaning in the related Supplement to the Indenture.

“Operating Agreement”: Means the Limited Liability Company Agreement, dated July 19, 2007, by and between Interpool, Inc. and Jill A. Gordon (or such other Person as appointed in accordance with the terms and conditions thereof), as the independent manager.

“Operating Expenses”: Means all expenses and costs, calculated on a United States GAAP basis, incurred in connection with the ownership, use and/or operation of Equipment, including, but not limited to: (i) out-of-pocket agency costs and expenses (e.g., depot commissions for arranging leases, ongoing commission to terminal operators for usage of chassis pools, etc.) paid to Persons who are not Affiliates of the Servicer; (ii) depot fees, handling, and storage costs and expenses; (iii) maintenance and repairs; (iv) repositioning; (v) inspecting, marking and remarking such Equipment; (vi) costs of recovery of Equipment in a bankruptcy of the User in connection with enforcing rights under a lease; (vii) bad debts expense and auditing fees incurred in connection with enforcing rights under leases of Equipment; (viii) legal fees incurred in connection with enforcing rights under leases of such Equipment or repossessing such Equipment; and (ix) insurance taxes; provided that, Operating Expenses shall not include any expenses or costs incurred in connection with any Major Repair of any item of Equipment.

“Opinion of Counsel”: A written opinion of counsel, who, unless otherwise specified, may be internally employed counsel, in any case reasonably acceptable to the Person or Persons to whom such Opinion of Counsel is to be delivered. The counsel rendering such opinion may rely (i) as to factual matters, on a certificate of a Person whose duties relate to the matters being certified, and (ii) insofar as the opinion relates to local law matters, upon opinions of local counsel.

“Original Assets”: Has the meaning set forth in Section 2.01 of the related Transfer Agreement.

“Original Contract”: Each lease agreement, including, as applicable, related equipment schedules, and any schedules, subschedules, summary schedules, supplements and amendments thereto and to the lease agreement incorporated therein, pursuant to which the lessor thereunder leases specified Equipment to a User at a specified periodic rental, which agreement is identified in the Master List delivered to the Issuer pursuant to the Trust Agreement and subsequently delivered to the Indenture Trustee on the Closing Date.

“Original Equipment”: Any Equipment transferred to the Trust on or prior to the Closing Date.

“Original Trust Agreement”: Shall have the meaning set forth in the Preamble of the Trust Agreement.

“Outstanding”: When used with reference to the Notes and as of any particular date, any Note theretofore and thereupon being authenticated and delivered except:

(i) any Note canceled by the Indenture Trustee, respectively, or proven to the satisfaction of the Indenture Trustee to have been duly canceled by the Issuer at or before said date;

(ii) any Note, or portion thereof, called for payment or redemption for which monies equal to the principal amount or redemption price thereof, as the case may be, with interest to the date of maturity or redemption, shall have theretofore been deposited (whether upon or prior to maturity or the redemption date of such Note) with the Indenture Trustee;

(iii) any Note in lieu of or in substitution for which another Notes shall subsequently have been authenticated and delivered; and

(iv) any Note held by the Issuer, the Trust, any Seller or any Affiliate of any such Person.

“Outstanding Obligations”: With respect to the Issuer, as of any date of determination, an amount equal to the sum of (i) the then outstanding principal balance of, and accrued interest payable on, all Notes issued under the Indenture or any Supplement to the Indenture, (ii) all other amounts owing to Noteholders or to any other Person under the Indenture or any Supplement to the Indenture, any Note Purchase Agreement or any other Relevant Document, and (iii) amounts outstanding and owed by the Issuer under any Interest Rate Hedge Agreement or any Qualified Currency Hedge entered into pursuant to the Indenture.

“Overdue Rate”: With respect to the Notes, the rate of interest specified in the related Supplement to the Indenture applicable to a Note then earning Default Interest; provided that such amount shall not exceed the maximum rate permitted by Applicable Law.

“Parent”: Means Seacastle Operating Company Ltd., a company organized under the laws of Bermuda.

“Parent IPO”: Means the issuance by Parent or any direct or indirect parent of Parent of its Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering),

“Payment Date”: The twenty-seventh (27th) day of every calendar month or, if such twenty-seventh day is not a Business Day, the next immediately succeeding Business Day. The Initial Payment Date shall be September 27, 2007.

“Permitted Investors”: Means, collectively, one or more investment funds managed and/or controlled by Fortress or any of its Affiliates.

“Permitted Liens”: With respect to the Collateral, any of the following: (i) Liens for taxes, assessments, levies, fees and other governmental and similar charges not yet due and payable or being contested in good faith and for amounts not past due, (ii) mechanics’, warehousemens’, materialmens’, suppliers’, laborers’ or of like persons’ Liens for amounts not past due, (iii) Liens arising out of any judgment or award against the Issuer, the Trust or any User, lessee or sublessee of any Equipment, (iv) Liens pursuant to the Indenture on the Contracts, if any, (v) salvage rights of insurers and (vi) the interests of any User, lessee or sublessee under any Contract; provided, however, such Permitted Liens pursuant to (i), (ii) and (iii) are being contested in good faith in appropriate Proceedings and as to which adequate reserves in accordance with GAAP shall have been established, but only so long as enforcement of any such Lien has been stayed and so long as such Proceedings could not subject, the Titling Trustee, the Indenture Trustee, a Noteholder, any Currency Hedge Counterparty or any Interest Rate Hedge Counterparty to any civil or criminal penalty or liability or involve any material loss of value of, or risk of loss, sale or forfeiture of, any of the Collateral.

“Person”: An individual, limited partnership, a partnership, a corporation, a joint venture, an unincorporated association, a joint-stock company, limited liability company, a trust, or other entity or a government or any agency or political subdivision thereof.

“Physical Damage Equipment Insurance Policy”: The physical damage policy issued by various underwriters described thereon to Interpool, a copy of which is attached as Exhibit B to each Transfer Agreement, or any other replacement policy thereto that is substantially similar to it.

“Plan”: An employee benefit plan as defined in Section 3(3) of ERISA or a “plan” within the meaning of Section 4975(e)(1) of the Code.

“Pledgee Interest”: Shall have the meaning set forth in Section 4.3 of the Trust Agreement.

“PoolStat”: Interpool’s proprietary relational database system that handles all information concerning the life cycle of Equipment from purchase orders through a series of lease outs, turn-ins, repairs and upgrades to final disposition and which compiles data from each location and reports on levels of Equipment Contribution as compared to levels of Equipment usage by each shipper in the cooperative pool.

“Portfolio Management System”: Has the meaning set forth in Section 2.01(q) of the Servicing Agreement.

“Potential Amortization Event”: A condition or event which, after notice or lapse of time or both, will constitute an Amortization Event.

“Potential Servicer Default”: A condition or event which, after notice or lapse of time or both, will constitute a Servicer Default.

“Predecessor Asset”: As defined in Section 3.04(a) of the related Transfer Agreement.

“Prepayment”: With respect to a Collection Period and a Contract (except a Defaulted Contract), any payment received from or on behalf of a User in respect of any Contract Payment(s), in advance of their scheduled Due Date, including Prepayment Amounts, Casualty Payments, Equipment Insurance Proceeds or otherwise

“Prepayment Amount”: With respect to an item of Equipment, the Adjusted Equipment Value of such item of Equipment as of the related date of prepayment.

“Prime Rate”: The rate announced by Citicorp USA, Inc. from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged in connection with extensions of credit to debtors; provided, however, that a Holder of Notes may designate a different rate as the Prime Rate with respect to its Notes in its related Supplement to the Indenture.

“Principal Terms”: With respect to any Series of Notes, (i) the name or designation of such Series of Notes; (ii) the initial principal amount of the Notes to be issued for such Series of Notes (or method for calculating such amount); (iii) the interest rate to be paid with respect to such Series of Notes (or method for the determination thereof); (iv) the Payment Date and the date or dates from which interest shall accrue and principal shall be paid; (v) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (vi) the Legal Maturity Date for the Series of Notes; and (vii) any other similar material terms of such Series of Notes.

“Proceeding”: Any suit in equity, action at law, or other judicial or administrative proceeding.

“Prospective Owner”: Has the meaning set forth in Section 2.05(e) of the Indenture.

“Purchase Option Payment”: Means as specified in each Contract, any payment made by the User to purchase the Equipment covered thereby, including any funds received in respect of either (i) an end of term purchase option for a nominal amount, (ii) an end of term option to purchase the Equipment at a stated percentage of the original cost of the Equipment, (iii) an option to purchase the Equipment at the fair market value of the Equipment determined at the end of the Contract term or (iv) an end of term option to extend the term of the lease for another immediately successive period upon the expiration of which the lessee will own the equipment.

“Qualified Currency Hedge”: A currency hedge agreement between the Issuer and a Currency Hedge Counterparty named therein, including any schedules and confirmations prepared and delivered in connection therewith (i) pursuant to which (a) the Issuer will receive payments denominated in Dollars and the Issuer, will make payments in Canadian dollars, (b) recourse to the Issuer is limited to Available Funds for such purpose and (c) is a currency hedge that may cash settle and (ii) which satisfies the criteria set forth in Section 6.34 of the Indenture.

“Rated Institutional Noteholder”: An institutional Noteholder whose long term unsecured debt obligations are then rated “BBB-” or better by S&P and “Baa3” or better by Moody’s.

“Record Date”: With respect to any Payment Date relating to any Definitive Note, the last day of the immediately preceding Collection Period.

“Recoveries”: For any Collection Period occurring after the date on which any Contract becomes either a Delinquent Contract or a Defaulted Contract and with respect to such Delinquent Contract or Defaulted Contract, all payments (including past due Contract Payments) and proceeds that the Servicer actually receives from or on behalf of a User or with respect to the related Equipment during such Collection Period in respect of amounts then payable pursuant to such Delinquent Contract or Defaulted Contract, as reduced by any reasonable third-party out-of-pocket expenses incurred by the Servicer in enforcing such Delinquent Contract or Defaulted Contract or any related security arrangement or in the reconditioning and disposition of the related Equipment; provided, however, that payments and proceeds subsequently received by any Seller, the Issuer or the Servicer with respect to Defaulted Contracts for which Replacement Contracts have been provided by a Seller or the Servicer pursuant to the applicable Transfer Agreement shall be excluded from Recoveries.

“Refrigeration Generator”: A diesel engine/electrical generator combination that, depending on type, mounts on a refrigerated container or under a container Chassis.

“Registered Pledgee”: With respect to a certificate pledged under the Indenture, the Registered Pledgee (as such term is defined in Section 4.3 of the Trust Agreement).

“Registered Pledgee Interest”: With respect to a certificate pledged under the Indenture, the Registered Pledgee Interest (as such term is defined in Section 4.3 of the Trust Agreement).

“Registrar of Titles”: This term shall have the meaning set forth in Section 2.1(a) of the Trust Agreement.

“Related Assets”: Has the meaning set forth in Section 2.01 of the related Transfer Agreement.

“Relevant Documents”: The Indenture, each Supplement to the Indenture, each Note, each Transfer Agreement, each Note Purchase Agreement, the Servicing Agreement, the Lockbox Agreement, the Lockbox Intercreditor Agreement, the Trust Agreement, each SUBI Supplement, each SUBI Certificate, each Servicer Report, each Qualified Currency Hedge, each

Interest Rate Hedge Agreement and each other agreement, document or instrument executed in connection thereof or the transactions contemplated thereby.

“Replacement Asset”: Has the meaning set forth in Section 3.04 of the related Transfer Agreement.

“Replacement Asset Transfer Form”: The agreement in the form of Exhibit E to the applicable Transfer Agreement pursuant to which Replacement Assets are replaced in accordance with the terms and conditions of the applicable Transfer Agreement.

“Replacement Contract”: Each separate lease agreement and each lease schedule, subschedule, summary schedule or supplement, amendment and other modification (including any master lease insofar as the same reflects any schedule or supplement) that is an Eligible Contract replaced pursuant to Section 3.04 of the applicable Transfer Agreement and allocated to a Certificate pledged under the Indenture.

“Replacement Equipment”: Equipment transferred to the Trust pursuant to Section 3.04 of the related Transfer Agreement and allocated to a Certificate pledged under the Indenture.

“Required Modifications”: Has the meaning set forth in Section 3.01(c) of the Servicing Agreement.

“Residual Proceeds”: With respect to any item of Equipment, the net proceeds from the sale, destruction or other disposition of such item of Equipment, including, without limitation, any proceeds from a repurchase of Equipment or balloon payment for Equipment whether by the Seller, the Servicer, a User or any other Person pursuant to the terms and conditions of the Relevant Documents and the related Contract.

“Responsible Officer”: Means any officer in the corporate trust office of a Trustee with direct responsibility for the administration of the Agreement or any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of or her knowledge of or any familiarity with the particular subject.

“Rule 144A”: Rule 144A promulgated under the 1933 Act.

“S&P”: Standard & Poor’s Ratings Services, a division of the McGraw Hill Companies, Inc., and any successor thereto.

“S&P Framework”: The Revised Framework for Applying Counterparty and Supporting Party Criteria, dated May 8, 2007, as amended, restated, supplemented or otherwise modified from time to time.

“S&P Minimum Hedge Ratings”: The minimum S&P rating criteria described in the S&P Framework which, if met, would permit an institution to provide a hedge in a cashflow transaction without posting collateral.

“Sale”: Has the meaning set forth in Section 8.17 of the Indenture.

“Salvage Value”: For a type of Equipment, shall have the meaning set forth on the attached Exhibit A hereto.

“Scrap Value”: Means, in connection with the sale of an item of Equipment pursuant to Section 4.07 of the Indenture, the fair market value of such item of Equipment if sold at the end of its Useful Life.

“Secured Obligations”: This term is defined in the granting clause of the Indenture.

“Securities Accounts”: The Collection Account, the Security Deposit Account and any other account established pursuant to the terms of the Indenture, a SUBI Supplement or the Servicing Agreement or any securities account control agreement that is subject to the lien of the Indenture, each of which accounts shall constitute a “Securities Account” as defined under the Uniform Commercial Code in effect in the State of New York.

“Securities Act”: The Securities Act of 1933, as amended from time to time.

“Securities Intermediary”: (i) with respect to the Indenture, the Indenture Trustee, or (ii) in any case, any securities intermediary under any securities account control agreement entered into after the Closing Date.

“Security Deposit”: Any refundable deposit collected from, or on behalf of, a User as a security deposit.

“Security Deposit Account”: The account established pursuant to Section 3.07 of the Indenture.

“Security Entitlements”: This term shall have the meaning set forth in Article 8-102(17) of the Uniform Commercial Code in effect in the State of New York.

“Seller”: Any of Interpool, TLI or other Affiliate of Interpool that is the seller of Equipment and any related Contracts, as set forth in the pertinent Transfer Agreement.

“Seller Material Adverse Effect”: This term shall have the meaning set forth in Section 3.01(c) of the applicable Transfer Agreement.

“Series”: Any series of Notes established pursuant to a Supplement to the Indenture.

“Series Account”: Any deposit, trust, escrow or similar account maintained for the benefit of the Noteholders as specified in the related Supplement to the Indenture.

“Series Issuance Date”: With respect to any Series of Notes, the date on which the Notes of such Series of Notes are originally issued in accordance with Section 10.06 of the Indenture and the related Supplement to the Indenture.

“Serviced Assets”: Has the meaning set forth in Section 2.01(a) of the Servicing Agreement.

“Servicer”: The Person performing the duties of the Servicer under the Servicing Agreement; initially, Interpool.

“Servicer Advance”: Any advance of funds by the Servicer in accordance with Section 4.01 of the Servicing Agreement.

“Servicer Certificate”: A certificate signed by a Servicing Officer, substantially in the form of Exhibit A to the Servicing Agreement.

“Servicer Default”: The occurrence of any of the events or conditions set forth in Section 7.01 of the Servicing Agreement.

“Servicer Report”: Means the report described in Section 5.01 of the Servicing Agreement.

“Servicer Termination Notice”: Has the meaning set forth in Section 7.02 of the Servicing Agreement.

“Servicing Agreement”: The Servicing Agreement, dated as of July 19, 2007, among the Servicer, TLI, the Indenture Trustee, and the Issuer, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Servicing Fee”: As set forth in Section 3.04(b) of the Servicing Agreement.

“Servicing Fee Arrearage”: At the close of business on any Payment Date, an amount in Dollars equal to the excess, if any, of (i) the Servicing Fee for such Payment Date and any outstanding Servicing Fee Arrearage from the immediately preceding Payment Date over (ii) the amount actually distributed to the Servicer on such Payment Date, for application to such Servicing Fee and Servicing Fee Arrearage.

“Servicing Officer”: Any representative of the Servicer involved in, or responsible for, the administration and servicing of the Collateral whose name appears on a list of servicing officers furnished to the Issuer, the Indenture Trustee, and the Noteholders, as such list may from time to time be amended.

“Servicing Standard”: Has the meaning set forth in Section 3.01 of the Servicing Agreement.

“Settlor”: This term shall have the meaning set forth in the Preamble of the Trust Agreement.

“Special Purpose Entity”: Means a special purpose corporation, partnership, limited partnership, trust, business trust, limited liability company or other entity created for one or more Financings.

“Split Lease”: Means a lease agreement, (i) a portion of which relates to Equipment which is included in the Collateral and (ii) a portion of which relates to equipment which is not included in the Collateral; provided, however, that a master lease (as referred to in the definitions of Original Contract, Additional Contract and Replacement Contract) which consists of multiple contract or equipment schedules shall not constitute a “Split Lease” to the extent that each associated schedule relates to equipment which is entirely included in the Collateral or is entirely excluded from the Collateral.

“State”: Any state of the United States of America and, in addition, the District of Columbia and any territories of the United States (e.g., Puerto Rico, Guam, etc.).

“State of Qualification”: This term shall have the meaning set forth in Section 5.7 of the Trust Agreement.

“Statement of Cash Reconciliation”: The statement in the form of Exhibit C to the Servicing Agreement.

“Statistical Release”: Means the then most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination, then such other reasonably comparable index which shall be designated by the Administrative Agent.

“SUBI”: This term shall have the meaning set forth in Section 4.2(a) of the Trust Agreement.

“SUBI Account”: With respect to any SUBI Certificate pledged under the Indenture, the related SUBI Account (as such term is defined in Section 7.1(a) of the Trust Agreement) shall be the Master Lockbox Account.

“SUBI Assets”: With respect to any SUBI Certificate pledged under the Indenture, the related SUBI Assets (as such term is defined in Section 4.1(a) of the Trust Agreement).

“SUBI Certificate”: Any SUBI Certificate (as such term is defined in Section 4.2(b) of the Trust Agreement) that is subject to the lien of the Indenture.

“SUBI Holder”: With respect to any SUBI Certificate pledged under the Indenture, the related SUBI Holder (as such term is defined in Section 4.2(b) of the Trust Agreement).

“SUBI Portfolio”: With respect to any SUBI Certificate pledged under the Indenture, the related SUBI Portfolio (as such term is defined in Section 4.2(a) of the Trust Agreement).

“SUBI Supplement”: With respect to any SUBI Certificate pledged under the Indenture, the related SUBI Supplement (as such term is defined in Section 4.2(b) of the Trust Agreement).

“SUBI Trustee”: With respect to any SUBI Certificate pledged under the Indenture, the related SUBI Trustee (as such term is defined in Section 4.2(d) of the Trust Agreement).

“Subsidiary”: Of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

“Supplement”: Any supplement to the Indenture executed in accordance with the terms thereof.

“Tangible Net Worth”: As of any date of determination, an amount equal to (A) the amount of stockholders’ equity of Interpool and its Consolidated Subsidiaries appearing in the consolidated financial statements of Interpool and its Consolidated Subsidiaries as of the most recently ended fiscal quarter for which financial statements are available and prepared in accordance with GAAP, less (B) trademarks, goodwill, covenants not to compete and all other assets classified as intangible assets in accordance with GAAP, plus (or minus) (C) any adjustments to the accounts of Interpool, both positive and negative, that results from SFAS 133/138. In this regard, “SFAS 133/138” means, Statement of Financial Accounting Standards No. 133 — “Accounting for Derivative Instruments and Hedging Activities” and Statement of Financial Accounting Standards No. 138 — “Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment to FASB Statement No. 133” issued by the Financial Accounting Standard Board, as such pronouncement may be amended from time to time in accordance with its terms.

“Tape”: The electronic file setting forth the categories of information set forth in Exhibit F to the Servicing Agreement.

“Taxes”: Any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any government or other taxing authority.

“Titling Trustee”: U.S. Bank National Association (as successor in interest to Wachovia Trust Company, National Association (f/k/a First Union Trust Company, National Association)) and any successor thereto in accordance with the terms and conditions of the Trust Agreement.

“TL Canada”: Trac Lease Canada, a division of TLI.

“TLI”: Trac Lease, Inc., a Delaware corporation.

“TLI Transfer Agreement”: The Transfer Agreement, dated as of July 19, 2007, by and between TLI and the Trust, as such agreement is amended, supplemented and otherwise modified from time to time in accordance with the terms thereof.

“Total Interest”: The aggregate interest expense of the Issuer that is due and payable as of any date of determination prior to the application of any Available Funds.

“Trac Lease Transfer Agreement”: The Transfer Agreement, dated as of July 19, 2007, by and between TLI and Interpool, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Transfer Agreement”: Means, in the singular, any of, and in the plural, each of, the TLI Transfer Agreement, the Interpool Transfer Agreement, and any other transfer agreement between the Trust and any other Seller substantially in the form of the TLI Transfer Agreement or the Interpool Transfer Agreement.

“Transfer Date”: With respect to each item of Original Equipment and any related Original Contract, the Closing Date, and with respect to each item of Additional Equipment and any related Additional Contract or Replacement Equipment and any related Replacement Contract, the Payment Date on which an item of Additional Equipment or Replacement Equipment is transferred to the Trust.

“Transferred Assets”: Any Transferred Assets (as such term is defined in Section 2.01 of the applicable Transfer Agreement) allocated to a Certificate pledged under the Indenture.

“Transferred Assets Representations and Warranties”: The representations and warranties relating to the Transferred Assets set forth in Section 3.01(a) of the applicable Transfer Agreement.

“Trust”: This term shall have the meaning set forth in Section 1.1 of the Trust Agreement.

“Trust Agency Agreement”: This term shall have the meaning set forth in Section 5.3(e) of the Trust Agreement.

“Trust Agent”: This term shall have the meaning set forth in Section 5.3(e) of the Trust Agreement.

“Trust Agreement”: The Amended and Restated Trust Agreement, dated as of June 1, 2000 (as amended or restated as of March 1, 2002), among the Settlor, the Initial Beneficiary and U.S. Bank Trust National Association (as successor to Wachovia Trust Company, National Association (f/k/a First Union Trust Company, National Association)), as trustee and Delaware trustee, as amended, supplemented and otherwise modified from time to time in accordance with the terms thereof.

“Trust Assets”: Any Trust Assets (as such term is defined in Section 2.1(a) of the Trust Agreement) allocated to a Certificate under the Indenture.

“Trust Documents”: Means the Trust Agreement, the Certificate of Trust (as defined in Section 1.1 of the Trust Agreement), any UTI Supplement, any SUBI Supplement, any Dealer

Agreement, any Transfer Agreement, any Servicing Agreement, any Trust Agency Agreement and any and all documents or instruments entered into pursuant to any such document.

“Trustee Accounts”: This term shall have the meaning set forth in Section 7.1(a) of the Trust Agreement.

“2007-A SUBI Assets”: Has the meaning set forth in the 2007-A SUBI Supplement.

“2007-A SUBI Certificate”: Has the meaning set forth in the 2007-A SUBI Supplement.

“2007-A SUBI Portfolio”: Has the meaning set forth in the 2007-A SUBI Supplement.

“2007-A SUBI Supplement”: 2007-A SUBI Supplement, dated as of July 19, 2007, to the Trust Agreement, by and among the Custodian, the Issuer, Settlor, U.S. Bank Trust National Association (as successor in interest to Wachovia Trust Company, National Association, formerly known as First Union Trust Company, National Association), as UTI Trustee and Delaware trustee, and U.S. Bank Trust National Association, as SUBI Trustee.

“Undivided Trust Interest” or “UTI”: This term shall have the meaning set forth in Section 4.1(a) of the Trust Agreement.

“Undivided Trust Interest Certificate”: This term shall have the meaning set forth in Section 4.1(b) of the Trust Agreement.

“Uniform Commercial Code” or “UCC”: The Uniform Commercial Code as in effect on the date of determination in the applicable jurisdiction.

“United States” or “U.S.”: The United States of America.

“Useful Life”: For a type of Equipment, shall have the meaning set forth on the attached as Exhibit B hereto (to be in months).

“User”: Any obligor under any Contract, whose recourse obligations thereunder constitute the principal source of payments under any Contract.

“User Concentration Limits”: Except with the consent of the Global Requisite Majority (i) no more than 15% of the Adjusted Equipment Value of all items of Eligible Equipment (after giving effect to the aggregate Accumulated Depreciation, any Casualty Losses, any Major Repairs and any Replacement Equipment calculated with respect to such Eligible Equipment as of the end of the immediately preceding Collection Period) may be leased to any one lessee (unless (A) such lessee is rated at least BBB by S&P or Baa3 by Moody’s or Dynamar 3 by Dynamar BV, (B) such lessee is APL, in which case up to 20% of the Adjusted Equipment Value of all items of Eligible Equipment (after giving effect to the aggregate Accumulated Depreciation, any Casualty Losses, any Major Repairs and any Replacement Equipment calculated with respect to such Eligible Equipment as of the end of the immediately preceding Collection Period) may be leased to any such lessee or APL, as the case may be) and (ii) no more than 40% of the Adjusted Equipment Value of all items of Eligible Equipment (after giving effect to the aggregate Accumulated Depreciation, any Casualty Losses, any Major Repairs and any Replacement Equipment calculated with respect to such Eligible Equipment as of the end of the immediately preceding Collection Period) may be leased to any three lessees (unless any one of such three lessees is APL or rated at least BBB by S&P or Baa3 by Moody’s or Dynamar 3 by Dynamar BV, in which case up to 45% of the Adjusted Equipment Value of all items of Eligible Equipment (after giving effect to the aggregate Accumulated Depreciation, any Casualty Losses, any Major Repairs and any Replacement Equipment calculated with respect to such Eligible Equipment as of the end of the immediately preceding Collection Period) may be leased to any three lessees). For purposes of this definition, a User and all Affiliates of such User shall be considered one “User.”

“User Rights”: As long as no Contract Default shall have occurred and then be continuing, a User’s right to quiet and peaceful possession of the related Equipment and unrestricted use thereof for its intended purpose.

“UTI”: This term shall have the meaning set forth in Section 4.1(a) of the Trust Agreement.

“UTI Assets”: This term shall have the meaning set forth in Section 4.1(a) of the Trust Agreement.

“UTI Certificate”: This term shall have the meaning set forth in Section 4.1(b) of the Trust Agreement.

“UTI Holder”: This term shall have the meaning set forth in Section 4.1(b) of the Trust Agreement.

“UTI Pledge”: Means any pledge of, or the granting of a security interest in, the UTI Certificate, or a portion thereof, by the holder thereof.

“UTI Portfolio”: Means Equipment, Contracts and related Trust Assets not allocated to a SUBI Portfolio and remaining as part of the Undivided Trust Interest.

“UTI Supplement”: This term shall have the meaning set forth in Section 4.1(b) of the Trust Agreement.

“UTI Trustee”: This term shall have the meaning set forth in the Preamble of the Trust Agreement.